UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

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NOTICE OF 2024 ANNUAL GENERAL MEETING
OF SHAREHOLDERS
TO BE HELD ON JULY 25, 2024

Dear Shareholder:
The 2024 annual general meeting of shareholders (the “annual meeting”) of Jazz Pharmaceuticals plc, a public limited company formed under the laws of Ireland (the “company”), will be held on Thursday, July 25, 2024, at 9:45 a.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland, for the following purposes:
1.   To elect by separate resolutions each of the four nominees for director named in the accompanying proxy statement (the “proxy statement”) to hold office until the 2027 annual meeting of shareholders (Proposal 1).
2.   To ratify, on a non-binding advisory basis, the appointment of KPMG as our independent auditors for the fiscal year ending December 31, 2024 and to authorize, in a binding vote, our board of directors, acting through our audit committee, to determine the independent auditors’ remuneration (Proposal 2).
3.   To approve, on a non-binding advisory basis, the compensation of our named executive officers, or NEOs, as disclosed in the accompanying proxy statement (Proposal 3).
4.   To indicate, on a non-binding advisory basis, the preferred frequency of the advisory vote on the compensation of our named executive officers (Proposal 4).
5.   To grant our board of directors authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply (Proposal 5).
6.   To approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5 (Proposal 6).
To conduct any other business properly brought before the annual meeting.
Proposals 1, 2, 3, 4 and 6 are ordinary resolutions, requiring the affirmative vote of a majority of the votes cast (in person or by proxy) at the annual meeting. Proposal 5 is a special resolution, requiring the approval of not less than 75% of the votes cast (in person or by proxy) at the annual meeting.
In addition to the above proposals, the annual meeting will also receive and consider our Irish statutory financial statements for the fiscal year ended December 31, 2023 and the reports of the directors and auditors thereon. There is no requirement under Irish law that the Irish statutory financial statements be approved by the shareholders, and no such approval will be sought at the annual meeting. Under our Constitution (our “constitution”), and the Irish Companies Act 2014 (the “2014 Act”), Proposals 1 and 2 are deemed to be ordinary business, and Proposals 3, 4, 5 and 6 are deemed to be special business.
The record date for the annual meeting is May 29, 2024. Only shareholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and our proxy materials, which include this proxy statement, our annual letter to shareholders and our 2023 Annual Report on Form 10-K, are first being mailed to shareholders on or about June 14, 2024.
A shareholder entitled to attend and vote at the annual meeting is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the annual meeting, using the proxy card provided (or the form of proxy contained in section 184 of the 2014 Act) or using an electronic proxy card by telephone or via the internet in the manner described in this proxy statement. A proxy need not be a shareholder of record.

Whether or not you expect to attend the meeting, please vote as soon as possible. You may vote your shares:

Over the Telephone 1-800-690-6903
Via the Internet www.proxyvote.com
By Mail Complete, sign and return proxy card
In Person Attend Annual Meeting

If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by mailing your proxy card or voting instruction card in the envelope provided. Proxy cards must be received by July 24, 2024. Electronic proxy cards submitted via the internet or by telephone must be received by 11:59 p.m., U.S. Eastern Time, on July 24, 2024. It may not be possible to count proxy cards received after the relevant time towards voting. Proxy cards received will be forwarded to our registered office electronically before commencement of the annual meeting to comply with Irish law. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if the record holder of your ordinary shares is a broker, bank or other agent, and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
Important Notice Regarding the Availability of Proxy Materials for the annual meeting of shareholders to be held on July 25, 2024, at 9:45 a.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

The proxy statement, our letter to shareholders, our Irish statutory financial statements and our 2023 Annual Report on Form 10-K are available at https://materials.proxyvote.com/G50871.

By order of our board of directors,
/s/ Aislinn Doody
Aislinn Doody, Company Secretary
Dublin, Ireland
June 14, 2024

PROPOSAL 2 RATIFY, ON A NON-BINDING ADVISORY BASIS, THE APPOINTMENT OF KPMG AS THE INDEPENDENT AUDITORS FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2024 AND AUTHORIZE, IN A BINDING VOTE, OUR BOARD OF DIRECTORS, ACTING THROUGH OUR AUDIT COMMITTEE, TO DETERMINE KPMG’S REMUNERATION	92
Independent Registered Public Accounting Firm Fees and Services	92
Pre-Approval Policies and Procedures	93
Independence	93
Report of Audit Committee of our Board	94
PROPOSAL 3 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	95
PROPOSAL 4 NON-BINDING ADVISORY VOTE ON THE PREFERRED FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	97
PROPOSAL 5 BOARD AUTHORITY TO ALLOT AND ISSUE ORDINARY SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS	98
PROPOSAL 6 ADJOURNMENT PROPOSAL	100
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	101
OTHER MATTERS	107
Presentation of Irish Statutory Financial Statements	107
Delinquent Section 16(a) Reports	107
Registered and Principal Executive Offices	107
Shareholder Proposals and Director Nominations for the 2025 Annual Meeting	107
Householding of Proxy Materials	108
Annual Report on Form 10-K	108
Special Note Regarding Forward-Looking Statements	108
General	109

Index of Frequently Requested Information	Page
Anti-Hedging/Pledging Policy	32
Auditor Fees	92
Auditor Tenure	92
Board Diversity	4
Board Leadership	22
Board Meeting Attendance	25
Clawback Policy	33
Code of Conduct	32
Compensation Consultant Fees	84
Corporate Governance Guidelines	22
Corporate Sustainability and Social Impact Pillar Highlights	7
Director Biographies	16
Director Commitments	24
Director Independence	23
Director Qualifications	14
Corporate Sustainability and Social Impact	6
Item 402(v) Pay versus Performance	81
Majority Voting for Directors	14
Pay Ratio Disclosure	81
Peer Group Companies	45
Performance-Based Equity Awards	48
Procedures for Shareholder Proposals and Director Nominations for the 2025 Annual Meeting	107
Related Party Transactions	90
Risk Oversight	30
Severance Benefits	49
Share Ownership Guidelines for Directors	87
Share Ownership Guidelines for Executives	33
Shareholder and Other Stakeholder Engagement	4
Shareholder Communications with our Board	33

PROXY OVERVIEW
This overview highlights certain information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For more complete information regarding our business and 2023 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2023 that we filed with the Securities and Exchange Commission, or SEC, on February 28, 2024, which we refer to throughout this proxy statement as the 2023 Annual Report on Form 10-K.
In this proxy statement, unless otherwise indicated or the context otherwise requires, all references to “Jazz Pharmaceuticals,” “Jazz,” “our company,” “we,” “us” and “our” refer to Jazz Pharmaceuticals plc and its consolidated subsidiaries, except when the context makes clear that the time period being referenced is prior to January 18, 2012, in which case such terms are references to Jazz Pharmaceuticals, Inc. and its consolidated subsidiaries. On January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. and Azur Pharma Public Limited Company, or Azur Pharma, were combined in a merger transaction, or the Azur Merger, in connection with which Azur Pharma was renamed Jazz Pharmaceuticals plc, and we became the parent company of and successor to Jazz Pharmaceuticals, Inc., with Jazz Pharmaceuticals, Inc. becoming our wholly owned subsidiary.
Meeting and Voting Information

Time and Date: 9:45 a.m., local time on Thursday, July 25, 2024	Place: Our Corporate Headquarters Fifth Floor, Waterloo Exchange Waterloo Road Dublin 4, Ireland
Whether or not you expect to attend the meeting, please vote as soon as possible. Please see “Questions and Answers About These Proxy Materials and Voting—How do I vote?” beginning on page 102 below.
Business Overview
We are a global biopharmaceutical company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with serious diseases—often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines, including leading therapies for sleep disorders and epilepsy, and a growing portfolio of cancer treatments. Our patient-focused and science-driven approach powers pioneering research and development advancements across our robust pipeline of innovative therapeutics in oncology and neuroscience.
Our strategy for growth is rooted in executing commercial launches and ongoing commercialization initiatives; advancing robust research and development, or R&D, programs and delivering impactful clinical results; effectively deploying capital to strengthen the prospects of achieving our short- and long-term goals through strategic corporate development; and delivering strong financial performance. We focus on patient populations with high unmet needs. We identify and develop differentiated therapies for these patients that we expect will be long-lived assets and that we can support with an efficient commercialization model. In addition, we leverage our efficient, scalable operating model and integrated capabilities across our global infrastructure to effectively reach patients around the world.
In January 2022, we announced our Vision 2025, which aims to deliver sustainable growth and enhanced value, driving our continued transformation to an innovative, high-growth global pharmaceutical leader. The three core components of our Vision 2025 focus on commercial execution, pipeline productivity and operational excellence.
Our strategy to deliver sustainable growth and enhanced value is focused on:
•Strong commercial execution to drive diversified revenue growth and address unmet medical needs of our patients across our product portfolio, which focuses on neuroscience and oncology medicines;
•Expanding and advancing our pipeline to achieve a valuable portfolio of durable, highly differentiated products;
•Continuing to build a flexible, efficient and productive development engine for targeted therapeutic areas to identify and progress early-, mid- and late-stage assets;
•Identifying and acquiring novel product candidates and approved therapies to complement our existing pipeline and commercial portfolio;

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	1

•Investing in an efficient, scalable operating model and differentiated capabilities to enable growth; and
•Unlocking further value through indication expansion and entry into global markets.
A key aspect of our growth strategy is our continued investment in evolving and expanding our R&D capabilities and initiatives. If we are not successful in the clinical development of our product candidates, if we are unable to obtain regulatory approval for our product candidates in a timely manner, or at all, or if sales of an approved product do not reach the levels we expect, our anticipated revenue from our product candidates would be negatively affected, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.
Our lead marketed products, listed below, are approved in countries around the world to improve patient care.
Neuroscience
•Xywav® (calcium, magnesium, potassium, and sodium oxybates) oral solution, a product approved by the U.S. Food and Drug Administration, or FDA, in July 2020 and launched in the U.S. in November 2020 for the treatment of cataplexy or excessive daytime sleepiness, or EDS, in patients seven years of age and older with narcolepsy, and also approved by FDA in August 2021 for the treatment of idiopathic hypersomnia, or IH, in adults and launched in the U.S. in November 2021. Xywav contains 92% less sodium than Xyrem®. Xywav is also approved in Canada for the treatment of cataplexy in patients with narcolepsy;
•Xyrem (sodium oxybate) oral solution, a product approved by FDA and distributed in the U.S. for the treatment of cataplexy or EDS in patients seven years of age or older with narcolepsy; Jazz also markets Xyrem in Canada for the treatment of cataplexy in patients with narcolepsy. Xyrem is also approved and distributed in the European Union, or EU (EU market authorizations include Northern Ireland), Great Britain and other markets through a licensing agreement; and
•Epidiolex® (cannabidiol) oral solution, a product approved by FDA and launched in the U.S. in 2018 by GW Pharmaceuticals plc, or GW, and currently indicated for the treatment of seizures associated with Lennox-Gastaut syndrome, or LGS, Dravet syndrome, or DS, or tuberous sclerosis complex, or TSC, in patients one year of age or older; in the EU and Great Britain (where it is marketed as Epidyolex®) and other markets, it is approved for adjunctive treatment of seizures associated with LGS or DS, in conjunction with clobazam (EU and Great Britain only), in patients 2 years of age and older and for adjunctive treatment of seizures associated with TSC in patients 2 years of age and older.
Oncology
•Rylaze® (asparaginase erwinia chrysanthemi (recombinant)-rywn), a product approved by FDA in June 2021 and launched in the U.S. in July 2021 for use as a component of a multi-agent chemotherapeutic regimen for the treatment of acute lymphoblastic leukemia, or ALL, or lymphoblastic lymphoma, or LBL, in adults and pediatric patients aged one month or older who have developed hypersensitivity to E. coli-derived asparaginase. In September 2023, the European Commission granted marketing authorization for this therapy under the trade name Enrylaze; and
•Zepzelca® (lurbinectedin), a product approved by FDA in June 2020 under FDA’s accelerated approval pathway and launched in the U.S. in July 2020 for the treatment of adult patients with metastatic small cell lung cancer, or SCLC, with disease progression on or after platinum-based chemotherapy; in Canada, Zepzelca received conditional approval in September 2021 for the treatment of adults with Stage III or metastatic SCLC, who have progressed on or after platinum-containing therapy.
Information About Our Board of Directors
Director Nominees and Continuing Directors
Summary information about our director nominees and continuing directors, including their key skills and experiences that are relevant to serving on our board of directors, or our board, is provided in the charts below. See pages 14 to 25 for more information.
Our nominating and corporate governance committee, or nominating committee, examines the experience and expertise of our board, to ensure alignment between the abilities and contributions of our board and our long-term strategic priorities by primarily emphasizing expertise in global and U.S. commercialization, in scientific development, in financial management and in corporate development transactions among other skill sets. Our directors exhibit high commitment, integrity, collegiality, innovative thinking, sound business judgment and a knowledge of corporate governance requirements and practices.

2	2024 Proxy Statement | JAZZ PHARMACEUTICALS

Name	Age	Director Since	Principal Position	Independent	Other Current Public Boards

2024 Director Nominees

Laura J. Hamill	59	—	Director, BB Biotech AG and Y-mAbs Therapeutics, Inc.	Yes	2
Patrick Kennedy	55	2024	Chairperson and Governor, Bank of Ireland Group plc	Yes	1
Kenneth W. O’Keefe	57	2004 (1)	Founder, BPOC, LLC	Yes	0
Mark D. Smith, M.D.	72	2020	Clinical Professor, University of California, San Francisco and Director, Phreesia, Inc. and Teladoc Health, Inc.	Yes	2
Continuing Directors(2)

Bruce C. Cozadd	60	2003 (1)	Chairperson and Chief Executive Officer, Jazz Pharmaceuticals plc	No	1
Jennifer E. Cook	58	2020	Director, BridgeBio Pharma, Inc. and Denali Therapeutics Inc.	Yes	2
Patrick G. Enright	62	2009 (1)	Managing Director, Longitude Capital	Yes	1
Heather Ann McSharry	62	2013	Director, International Consolidated Airlines Group, S.A.	Yes	1
Seamus Mulligan	63	2012	Director, Jazz Pharmaceuticals plc	Yes	0
Anne O’Riordan	56	2019	Group Director of Digital, Jardine Matheson Limited	Yes	0
Norbert G. Riedel, Ph.D.	66	2013	Chairperson, Eton Pharmaceuticals, Inc. and Director, Cerevel Therapeutics Holdings, Inc.	Yes	2
Rick E Winningham	64	2010 (1)	Chairperson and Chief Executive Officer, Theravance Biopharma, Inc.	Yes	1
(1)    Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.
(2)    Continuing directors do not include Peter Gray and Catherine A. Sohn, Pharm.D., who are not standing for re-election at the annual meeting and each of their terms of office as a director will expire at the annual meeting.
Director Nominees and Continuing Directors:

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	3

The table below reflects our board as of June 1, 2024(1):

Board Diversity Matrix

Total Number of Directors	13
	Female	Male	Non-Binary	Did Not Disclose Gender

Part 1: Gender Identity

Directors	4	9	0	0
Part II: Demographic Background

African American or Black	0	1	0	0
White	4	8	0	0
LGBTQ+	1
(1) Includes Peter Gray and Catherine A. Sohn, Pharm.D., who are not standing for re-election at the annual meeting.
Shareholder and Other Stakeholder Engagement
We value engaging with and obtaining feedback from our shareholders and view our shareholder engagement efforts as essential to our success. We continuously engage with our shareholders in many forms and forums from industry conferences, non-deal roadshows, to direct one-on-one meetings. We seek to act in the long-term interests of its shareholders and recognize the value in building long lasting and trusting relationships with them. Through these relationships, we have obtained valuable insight on their thoughts regarding a variety of topics, including our business and growth strategy, corporate governance practices, executive compensation matters, and various other environmental, social and governance, or ESG, matters. Shareholder feedback is reported to our board and its committees throughout the year.
The following graphic describes our typical shareholder outreach and engagement cycle.

Annual General Meeting

Prior to Annual General Meeting
•Discuss business strategy and performance
•Seek feedback on any matters for shareholder consideration
•Publish Annual Report on Form 10-K and proxy statement, highlighting recent board and company activities

After Annual General Meeting
•Discuss vote outcomes from annual general meeting in light of existing governance and executive compensation practices, as well as any feedback received from shareholders during proxy season
•Review corporate governance trends, recent regulatory developments, and our own policies and procedures

Off-Season Engagement and Evaluation of Practices
•Solicit and consider shareholder feedback on our board governance and executive compensation practices to better understand investor viewpoints and inform discussions with our board
•Evaluate our board composition, governance or executive compensation practices in light of shareholder feedback and review of practices

4	2024 Proxy Statement | JAZZ PHARMACEUTICALS

In 2023 and early 2024, members of our management, and in many cases members of our board, actively engaged in a dialogue with a significant number of our large shareholders to gain a better understanding of their views regarding our executive compensation program, our environmental, social and governance, or ESG, strategy, and other corporate governance matters. Specifically, we reached out to approximately 20 of our largest shareholders, representing over 46% of our outstanding ordinary shares, and held informative discussions with shareholders who expressed interest in speaking with us, which comprised of seven of our largest shareholders representing over 27% of our outstanding ordinary shares. We will continue outreach and dialogue with our shareholders in 2024.
We have taken a number of significant and responsive actions over the past several years to incorporate feedback received from shareholders, as highlighted in the following table.

Topic	What We Heard	What We Did

ESG	Shareholders and stakeholders continued to highlight the importance of ESG.
In 2023:
•We established a fit-for-purpose governance structure to support the execution of our Corporate Sustainability and Social Impact, or CSSI, priorities and help us meet regulatory expectations. The new governance structure is aligned with our CSSI pillars, enabling efficient decision-making and fostering accountability by relevant business functions for the delivery of our pillar-specific roadmaps and activities.
•We continued to report our progress on key ESG topics through our CSSI report based on calendar 2022 data and activities.
•We launched ESG reporting compliance readiness workstreams due to expanding global regulations.

Board Skills	Shareholders wanted enhanced disclosure regarding the most significant skills and qualifications that each member of our board possesses.	We have enhanced our director skills disclosure by presenting our directors’ skills on an individual basis and by providing a description of each skill to help shareholders understand how each skill helps contribute to effective oversight.

Director Commitments	Shareholders expressed interest in our policies and practices regarding director commitments.	Our Corporate Governance Guidelines provide that directors may not serve on more than five public company boards (including our board) and if a director is also the chief executive officer of a public company, that director may not serve on more than three public company boards (including our board). Both the charter of our nominating committee and our Corporate Governance Guidelines ensures that when performing our annual review of each of our director’s time commitments and service on other companies’ boards, we also review their service on other companies’ board committees.

Board Refreshment	Shareholders continued to stress the importance of board refreshment and the role it plays in enhancing skills and capabilities and increasing board diversity.
Jazz recognizes the critical importance of balancing the appropriate representation of experience and skills on our board of directors to fit the current and future needs of our company. Our board understands that strategic board refreshment is essential to Jazz’s success and effective board oversight. With this purpose in mind, our nominating committee seeks out experienced candidates with a track record for commercial success and/or drug development, that exhibit strength of character, judgment and principles of diversity, including diversity of race, ethnicity, gender, age, geographic residency, cultural background and professional experiences.
We have an ongoing board evaluation process, with a mix of one-on-ones with the Lead Independent Director, surveys and external assessments. Board refreshment is a consistent theme of our board and committee evaluations.

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	5

Topic	What We Heard	What We Did

Compensation	While shareholders provided positive feedback regarding our pay-for-performance alignment, we heard a strong preference that our long-term incentive program include performance-based equity awards. Shareholders raised concerns that our burn rate is higher than some of our peers. Shareholders also expressed their desire for our annual performance bonus plan to have an explicit cap on payouts to avoid the potential of excessive payouts not tied to performance and to mitigate certain risks inherent in incentive plans.
In response to shareholder feedback:
•We incorporated performance-vesting restricted stock units, or PSUs, into our program in 2021 and we continue to grant PSUs representing 50% of each executive officer’s target annual equity compensation;
•Stock options have been eliminated from our long-term incentive program, and 100% of the awards granted thereunder have been in the form of PSUs and time-vesting restricted stock units, or RSUs, which reduce our burn rate and result in less dilution than stock options;
•We adopted and continue to maintain an explicit cap on payouts under annual performance bonus awards at 300% of an individual’s target award (other than for our Chief Executive Officer, or CEO, whose actual bonus is capped based on the applicable range of achievement of our corporate objectives);
•We selected performance goals for our executive compensation program that focus specifically on (i) growing and diversifying our commercial portfolio and (ii) enhancing the value of our pipeline to create a meaningful incentive and reward for successfully driving transformation and delivery of long-term sustainable value to shareholders and life-changing medicines to patients;
•We structured our PSUs so that payout is based on financial and operational goal performance, which is then adjusted, based on the rate of return of our stock price relative to peers, or a relative total shareholder return modifier, or TSR. Our compensation and management development committee, or compensation committee, believes that having a TSR modifier helps balance the importance of providing executives clearer line of sight to payout opportunities using financial and operational measures with the need to ensure that those payouts are aligned with shareholders’ experience during the performance period;
•We also have adopted an incentive compensation recoupment policy which is designed to mitigate risks generally associated with incentive compensation and requires us to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance of our company with any financial reporting requirement under the securities laws.

We also continue to evaluate feedback received from shareholders on other topics, including our classified board structure, setting climate change targets and reporting on workforce diversity.
Corporate Sustainability & Social Impact
Our Approach
Jazz is committed to creating a company where the culture reflects our purpose to serve patients, be a great place to work, and to live our shared values of integrity, collaboration, passion, innovation, and pursuit of excellence. Our values, underpinned by good corporate governance, social responsibility and environmental stewardship, anchor our corporate strategy and support our commitment to generate positive outcomes for patients, employees, shareholders, and other stakeholders.
The pillars of our CSSI strategy are Patients, People, Community and Planet. Jazz recognizes the critical importance of these CSSI pillars in achieving our near and long-term business objectives.

6	2024 Proxy Statement | JAZZ PHARMACEUTICALS

2023 was a critical year for our CSSI program. We progressed our CSSI strategy and continue to embed it into our corporate strategy to deliver on commitments to our employees, patients, customers and stakeholders.
Jazz has established a fit-for-purpose governance structure to support the execution of our CSSI priorities and help us meet regulatory expectations that are expanding and growing in complexity on a global basis. The new governance structure is aligned with our CSSI pillars, enabling efficient decision-making and fostering accountability by relevant business functions for the delivery of our pillar-specific roadmaps and activities.
Board Oversight and Management
The full board oversees the strategy for addressing ESG risks and opportunities significant to our business and stakeholders. Each committee of the Board oversees ESG matters across our business operations in the areas that align with their respective responsibilities. The nominating committee has been delegated oversight responsibilities for ESG/CSSI strategy and practices. The nominating committee periodically reviews and discusses with management ESG matters expected to have a significant impact on our performance, business activities or reputation. In addition, the compensation committee works with the full board to oversee human capital management matters, including Diversity, Equity, Inclusion and Belonging (DEIB), a core aspect of our ESG approach. The audit committee has primary responsibility for overseeing risks related to information security, including cybersecurity. See the section entitled “Corporate Governance and Board Matters” on page 22 for a further discussion of our Board and Board committees.
Our Chief Executive Officer and Chief Legal Officer have executive oversight for ESG strategic planning, risk management, and reporting. A cross-functional team of senior leaders and subject matter experts support ESG/CSSI efforts across the organization. Senior management regularly briefs the Board and its committees on ESG/CSSI progress.
ESG Reporting
Our 2022 Corporate Sustainability and Social Impact Report covers selected Jazz Pharmaceuticals plc ESG initiatives and metrics for the calendar year 2022. The report was prepared with reference to the Global Reporting Initiative (GRI) standards and aligns with the Sustainability Accounting Standards Board (SASB) Agricultural Products and Biotechnology & Pharmaceuticals reporting standards that apply to our business, to the extent indicated within.
We intend to continue to evolve and enhance our ESG reporting and disclosures to better meet the expectations of our stakeholders and to comply with applicable regulatory requirements including without limitation the EU Corporate Sustainability Reporting Directive (CSRD).
Corporate Sustainability and Social Impact Pillar Highlights(1)
Patients
We are innovating to develop life-changing medicines for patients who often have limited or no therapeutic options. We strive to help patients get access to the medications they need, and we advocate for policies that support the lives of patients.
•Our R&D team launched an initiative aimed to have the participants in Jazz’s clinical trials reflect the patient population affected by the disease and has set forth a strategic roadmap designed to promote representative trial diversity and inclusion.
•Reflective of our investment in our internal ability to drive better patient outcomes, our number of R&D employees has grown by more than 20% since 2021.
•Our U.S. based JazzCares™ patient assistance programs offer Jazz medicines to eligible patients who otherwise cannot afford the medications. These programs are designed to give patients the support and assistance they need throughout their treatment journey.
•The use of Early Access Programs in our Europe & International region is a way of providing access to some of Jazz’s products to eligible patients with high unmet medical need across geographies through both individual and multiple patient programs. A key driver is to aim to provide more rapid, fair and equitable access to our products for patients in medical need.

(1)Corporate Sustainability and Social Impact Pillar Highlights cover selected Jazz Pharmaceutical plc environmental, social, and governance initiatives and metrics from January 1, 2023 through December 31, 2023, unless the period is otherwise noted or the context otherwise requires.

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	7

People
We are committed to creating a company where the culture embodies our corporate purpose to innovate to transform the lives of patients and their families and reflects our key goals: (1) be a great place to work; and (2) live our core values of Integrity, Collaboration, Passion, Innovation and Pursuit of Excellence.
•Our 2023 Pulse surveys showed positive results with 85% of respondents saying they feel connected to our purpose to transform the lives of patients and their families, and 81% recommending Jazz as a good place to work.
•At the end of 2023, 32% of our employees were active in our employee resource teams.
•46% of our board and 55% of our executive committee is diverse in terms of gender, ethnicity and sexual orientation.(1)
•Women represent 54% of our global workforce and 47% at the leadership level (employees at executive director and above).
•In the U.S., people of color represent 35% of our workforce and 20% at the leadership level.
Community
We aim to be an engaged corporate citizen globally and in our communities. We work through direct philanthropy, employee volunteerism and with partners to execute key initiatives that reflect our social impact goals and values.
•Stand Up to Cancer (SU2C) and Jazz have an established research partnership to explore new opportunities, including a large focus on new treatment options for children living with rare and hard-to-treat solid tumors – building on our commitment to pediatric oncology. We are also working with SU2C to better understand the attitudes and perspectives of healthcare providers, patients and their families.
•Our partnership with Patient Resources and Go2 Foundation developed a Small Cell Lung Cancer guide resource in both English and Spanish. 6,500 guides were requested for distribution over 3 months by institutions and healthcare practitioners.
•Our donation to Midlands Science, Ireland, a not-for-profit company whose core objective is to create greater interest in STEM (Science, Technology, Engineering and Mathematics) education facilitated workshops to develop skills amongst students, teachers and members of the public at the regional level.
•Members of our legal department provided pro-bono legal services through a variety of programs, including participating in a “Research-A-Thon” with the Florida Rights Restoration Coalition, researching more than 200 criminal cases to support people in restoring their right to vote.
Planet
We seek to operate our business in an environmentally responsible way to comply with evolving regulatory standards for climate impact, to take steps to reduce our environmental impact and use sustainable practices where feasible.
•In 2023, we developed a governance, oversight and project management structure for our CSSI Planet pillar, which is intended to guide and support our environmental sustainability objectives.
•Our Athlone, Villa Guardia, and Kent Science Park manufacturing sites purchased and consumed 100% renewable electricity in 2023.
•From 2022 to 2023, energy use at the Athlone site was reduced approximately 20% resulting from energy conservation and efficiency initiatives, despite an increase in production volumes and capacity.
•Our Environmental Management System programs support Jazz in enhancing our environmental performance and achieving our environmental sustainability objectives through monitoring of our energy use, waste generation, water use, water discharges, and emissions.
To learn more about Jazz Corporate Sustainability and Social Impact, visit www.jazzpharmaceuticals.com. The reference to our website address here and elsewhere in this proxy statement does not constitute incorporation by reference of the information contained at or available through our website.

(1)Board of directors and executive committee diversity representation as of June 1, 2024.

8	2024 Proxy Statement | JAZZ PHARMACEUTICALS

Summary of Shareholder Voting Matters and Board Recommendations
For the reasons set forth below and in the rest of this proxy statement, our board recommends that you vote your shares “FOR” each of the nominees named below for director to hold office until the 2027 annual meeting of shareholders and “FOR” each of the other proposals.

Proposal 1 — Election of Directors

Our board recommends a vote “FOR” each of the named nominees.
Vote required to elect each nominee to hold office until the 2027 annual meeting of shareholders: Affirmative vote of a majority of the votes cast on his or her election.
For more information,
see Proposal 1 starting on page 14.

We are asking our shareholders to vote, by separate resolutions, on the election of each of Patrick Kennedy, Kenneth W. O’Keefe and Mark D. Smith, M.D., as well as nominee Laura J. Hamill to hold office until the 2027 annual meeting of shareholders. Detailed information about each nominee’s background and experience can be found beginning on page 14.
Each of the nominees for director was nominated for election by our board upon the recommendation of our nominating committee. Our board believes that each nominee has the specific experience, qualifications, attributes and skills to serve as a member of the board of directors and has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors. See “Corporate Governance and Board Matters—Director Commitments” beginning on page 24 for more information.

Proposal 2 — Ratify, on a Non-Binding Advisory Basis, the Appointment of KPMG as the Independent Auditors for the Financial Year Ending December 31, 2024 and Authorize, in a Binding Vote, our Board of Directors, Acting Through our Audit Committee, to Determine KPMG’s Remuneration

Our board recommends a vote “FOR” this proposal. Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal. For more information, see Proposal 2 starting on page 92.
Under Irish law, KPMG will be deemed to be reappointed as our independent auditors for the financial year ending December 31, 2024, without needing a shareholder vote at the annual meeting. However, our shareholders are being asked to ratify KPMG’s appointment on a non-binding advisory basis because we value our shareholders’ views on our independent auditors. Our board and our audit committee intend to consider the results of this vote in making determinations in the future regarding the appointment of our company’s independent auditors.
Our shareholders are also being asked to authorize our board, acting through our audit committee, to determine KPMG’s remuneration. This authorization is required by Irish law.
Less than 1% of the total fees that KPMG billed us for services last year were for services other than audit, audit-related and tax compliance services.

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	9

Proposal 3 — Non-Binding Advisory Vote on Executive Compensation

Our board recommends a vote “FOR” this proposal. Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal. For more information, see Proposal 3 starting on page 95.
We are asking our shareholders for advisory approval of our NEOs’ compensation. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. Our executive compensation program is aligned with our business strategy and priorities and encourages executive officers to work for meaningful shareholder returns consistent with our pay-for-performance philosophy. Our executive compensation program focuses on target total direct compensation, combining short-term and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct. Our annual performance bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders. Further, in 2021 we implemented a new performance-based equity program tied to the achievement of critical multi-year financial and other strategic objectives as well as relative total shareholder return goals, with performance-based restricted stock unit awards making up approximately 50% of each NEO’s target annual equity grant, and time-vested restricted stock unit awards making up the other approximately 50%. Our 2023 advisory say-on-pay proposal was approved by approximately 92% of total votes cast.

Proposal 4 — Non-Binding Advisory Vote on the Preferred Frequency of the Advisory Vote on Executive Compensation

Our board recommends that you vote for the frequency option of every “1 YEAR” for this proposal.
Vote required: The frequency option that receives the affirmative vote of a majority of the votes cast will be deemed to be the frequency preferred by our shareholders.
For more information,
see Proposal 4 starting on page 97.

We are asking our shareholders for an advisory indication as to whether they would prefer a say-on-pay vote every year, every two years or every three years, or abstain from providing any indication.
Our board believes that an annual say-on-pay vote has worked well for us and has determined that an annual say-on-pay vote will continue to permit our shareholders to provide direct input on our executive compensation program as disclosed in our proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and other corporate governance matters.

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Proposal 5 — Board Authority to Allot and Issue Ordinary Shares for Cash Without First Offering Shares to Existing Shareholders

Our board recommends a vote “FOR” this proposal. Vote required for approval: Affirmative vote of 75% of the votes cast on the proposal. For more information, see Proposal 5 starting on page 98.
We are asking our shareholders to renew the authority granted to our board at the 2023 annual meeting of shareholders, or 2023 AGM, to opt out of the pre-emption rights provision in the event of an issuance of shares for cash up to the amount of 20% of our issued ordinary share capital in the aggregate, for a period expiring on the date being 18 months from the passing of the resolution set forth in Proposal 5, unless otherwise varied, renewed or revoked.
In general, unless otherwise authorized by shareholders, before an Irish public limited company can issue shares for cash (including rights to subscribe for, convert into or otherwise acquire any shares) to any new shareholders, it must first offer the shares or rights to existing shareholders of the company pro-rata to their existing shareholdings. Under Irish law, the authority to opt-out of this pre-emption right, which we call the pre-emption opt-out authority, can be granted by shareholders for a maximum period of five years, at which point it lapses unless renewed by shareholders.
Granting our board the pre-emption opt-out authority on the terms set forth in Proposal 5 is vital to the way we intend to advance our business. In this regard, our strategy for growth is rooted in executing commercial launches and ongoing commercialization initiatives; advancing robust research and development programs and delivering impactful clinical results; effectively deploying capital to strengthen the prospects of achieving our short- and long-term goals through strategic corporate development; and delivering strong financial performance. In January 2022, we announced our Vision 2025, which aims to deliver sustainable growth and enhanced value, driving our continued transformation to an innovative, high-growth global pharmaceutical leader. The three core components of our Vision 2025 focus on commercial execution, pipeline productivity and operational excellence. In this regard, strategic capital allocation will continue to be an important driver of our growth, including investing in our current pipeline and facilitating our ability to continue corporate development.
Our strategy for growth depends in part on our ability to quickly take advantage of strategic opportunities, including potential acquisitions and other capital-intensive transactions that we believe would increase shareholder value. Many of these opportunities are highly competitive, with multiple parties often offering comparable or even the same economics. If Proposal 5 is not approved, in each case where we propose to issue shares for cash consideration after February 3, 2025 and/or beyond the limits of our current pre-emption opt-out authority, we would first have to offer those shares on the same or more favorable terms to our existing shareholders pro-rata following a specific Irish statutory procedure and timeline in the absence of a new shareholder approval to dis-apply the pre-emption rights provision to the issuance of those shares. This could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions (particularly since many of the companies with which we compete strategically are listed and incorporated in the U.S. and are not subject to similar pre-emption right restrictions), and might make it difficult for us to complete such transactions in a timely manner or at all, thus potentially limiting our ability to further our strategy for growth by deploying capital to meet strategic goals that are in the best interests of our shareholders. And importantly, we remain, like all U.S.-incorporated companies listed on The Nasdaq Stock Market LLC, or Nasdaq, subject to compliance with Nasdaq listing rules, including the Nasdaq shareholder approval requirements related to equity issuances.
We expect to next propose renewal of our board’s pre-emption opt-out authority at our 2025 annual general meeting of shareholders.

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	11

Proposal 6 — Adjournment Proposal

Our board recommends a vote “FOR” this proposal. Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal. For more information, see Proposal 6 starting on page 100.
We are asking our shareholders to vote on a proposal to approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5.
Under Irish law, Proposal 5 is a special resolution, which requires no less than 75% of the votes of shareholders cast (in person or by proxy) at a general meeting to be voted “FOR” the proposal in order to be passed. Given the high vote threshold associated with Proposal 5, we are seeking your authority to adjourn the meeting to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5.

12	2024 Proxy Statement | JAZZ PHARMACEUTICALS

PROXY STATEMENT
FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 25, 2024
GENERAL
Purpose of this Proxy Statement and Other General Information
Our board is soliciting proxies for use at our 2024 annual general meeting of shareholders, or the annual meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully. The Notice of Internet Availability of Proxy Materials and our proxy materials, which include this proxy statement, our annual letter to shareholders and our 2023 Annual Report on Form 10-K, are first being mailed to shareholders on or about June 14, 2024. Our proxy materials are also available online at https://materials.proxyvote.com/G50871. The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of 2024 Annual General Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.
This solicitation is made on behalf of our board and all solicitation expenses, including costs of preparing, assembling and mailing proxy materials and notices, will be borne by us. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $28,000 plus reimbursement of expenses.
Our board has set the close of business on May 29, 2024 as the record date for the annual meeting. Shareholders of record who owned our ordinary shares on that date are entitled to vote at and attend the annual meeting. Each ordinary share is entitled to one vote. There were 63,062,356 of our ordinary shares outstanding and entitled to vote on the record date.

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	13

PROPOSAL 1
ELECTION OF DIRECTORS
Our board is divided into three classes, designated Class I, Class II and Class III. The term of the Class I directors will expire on the date of the annual meeting; the term of the Class II directors will expire on the date of the 2025 annual meeting of shareholders; and the term of the Class III directors will expire on the date of the 2026 annual meeting of shareholders. At each annual meeting of shareholders, successors to the directors whose term expires at that annual meeting are put forward for election for a three-year term.
Our board currently has 13 members and there are no vacancies. There are currently five directors in Class I whose term of office expires at the annual meeting. Three of the current Class I directors, Patrick Kennedy, Kenneth W. O’Keefe and Mark D. Smith, M.D., in addition to Class I nominee Laura J. Hamill, are standing for election at the annual meeting. All four Class I director nominees were nominated for election by our board upon the recommendation of our nominating committee. Mr. O’Keefe and Dr. Smith were previously elected to our board by our shareholders. Mr. Kennedy, who was identified by a third-party search firm, joined our board in March 2024 after being considered and recommended by our nominating committee. Ms. Hamill, who was identified by a third-party search firm, is standing for election at the annual meeting after being considered and recommended by our nominating committee.
On February 23, 2024, Peter Gray, a current Class I director, notified us that he would not stand for re-election to our board upon the completion of his current term, which expires at the annual meeting. On May 31, 2024, Catherine A. Sohn, Pharm.D., a current Class I director, notified us that she would not stand for re-election to our board upon the completion of her current term, which expires at the annual meeting. As a result, our board will reduce to 12 members effective immediately prior to the annual meeting. Director departures bring into focus our continuing efforts with respect to our board refreshment strategy. For more information see Corporate Governance and Board Matters—Board Refreshment.
In order to be elected as a director at the annual meeting to hold office until the 2027 annual meeting of shareholders, each nominee must be appointed by an ordinary resolution, meaning each must individually receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented in person or by proxy at the annual meeting (including any adjournment thereof). Under our constitution, if, at any annual meeting of shareholders, the number of directors is reduced below the minimum prescribed by our board pursuant to our constitution due to the failure of any incumbent director nominee to receive the affirmative vote of a majority of the votes cast, then in those circumstances, the nominee or nominees (excluding Ms. Hamill, who is not an incumbent director) who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each such incumbent director would remain a director (subject to the provisions of the 2014 Act and our constitution) only until the conclusion of the next annual meeting of shareholders unless he or she is re-elected at such time.
If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxy holders will vote your proxy for the election of any substitute nominee as may be proposed by our nominating committee. Each nominee has consented to being named as a nominee in this proxy statement and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If elected at the annual meeting by the affirmative vote of a majority of the votes cast on his election, each nominee would serve as a director until the 2027 annual meeting of shareholders and until his successor has been elected and qualified, or, if sooner, until his death, resignation, retirement, disqualification or removal. It is our policy to invite directors and nominees for director to attend annual meetings of shareholders. All twelve of our then-serving directors attended our 2023 annual meeting of shareholders.
Vacancies on our board, including a vacancy that results from an increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the directors then in office, provided that a quorum is present at the relevant board meeting. A director elected by our board to fill a vacancy in a class will serve for the remainder of the full term of that class and until the director’s successor is elected and qualified, or, if sooner, until his or her death, resignation, retirement, disqualification or removal. Under our constitution, if the number of directors is increased, directors are apportioned among the classes to maintain the number of directors in each class as nearly equal as possible, or as the Chairperson of our board may otherwise direct.
We believe our director nominees bring a variety of expertise, qualifications and skills. The table below summarizes some of the expertise, qualifications and skills of each individual director and director nominee. Further information on each director and director nominee, including some of their specific experience, qualifications or skills, is set forth in their biographies below.

14	2024 Proxy Statement | JAZZ PHARMACEUTICALS

Jazz Pharmaceuticals Board Skills and Experience Matrix

Director	Public Company Board Experience	C-Suite / Management Experience	Industry Expertise	Financial Experience	Merger and Acquisition / Corporate Development	Commercial Experience	Scientific Research and Drug Development Experience	International Perspective	Public Policy and Regulation	Human Capital

Jennifer E. Cook	●	●	●	●		●	●	●		●
Bruce C. Cozadd	●	●	●	●	●	●		●	●	●
Patrick G. Enright	●	●	●	●	●	●	●	●	●	●
Peter Gray(1)	●	●	●	●	●		●	●		●
Laura J. Hamill	●	●	●			●		●		●
Patrick Kennedy	●	●	●	●	●	●		●	●	●
Heather Ann McSharry	●	●	●	●	●	●		●	●	●
Seamus Mulligan	●	●	●		●	●	●	●
Kenneth W. O’Keefe	●	●	●	●	●				●
Anne O’Riordan	●	●	●	●				●		●
Norbert G. Riedel, Ph.D.	●	●	●	●	●	●	●	●	●	●
Mark D. Smith, M.D.	●	●					●		●	●
Catherine A. Sohn, Pharm D.(2)	●	●	●	●	●	●	●	●	●	●
Rick E Winningham	●	●	●	●	●	●	●	●	●	●
Indicates experience/expertise in subject matter.
(1)    Mr. Gray is not standing for re-election at the annual meeting and his term of office as a director will expire at the annual meeting.
(2)     Dr. Sohn is not standing for re-election at the annual meeting and her term of office as a director will expire at the annual meeting.
Capabilities Description

Public Company Board Experience	Experience as a board member of a publicly-traded company
C-Suite/Management Experience	Experience as a C-suite officer or as a member of senior management of a large or growing business
Industry Expertise	Knowledge of the healthcare and biopharmaceutical industry, including, as applicable, science, manufacturing, regulatory compliance and payer dynamics
Financial Experience	Experience in positions requiring financial knowledge and analysis with expertise in the evaluation a large or growing company’s capital structure
Merger & Acquisition/ Corporate Development	Experience or expertise in structuring financing and executing strategic acquisitions, partnerships, and other corporate development activities
Commercial Experience	Experience or expertise in cultivating a large or growing business’s brand equity, the development and management of business relationships with customers and the process of reimbursement of pharma products
Scientific Research and Drug Development Experience	Relevant backgrounds in academia, clinical practice, science and technology and, in particular, the research and development of pharmaceutical products
International Perspective	Experience or expertise in the operation of complex multinational organizations
Public Policy and Regulation	Experience operating in a highly regulated industry, navigating governmental or public policy matters in related to medicines and healthcare products
Human Capital	Experience leading larger, diverse teams and human capital management initiatives generally, including leadership development, succession planning, executive recruitment, oversight of corporate culture, diversity and inclusion, and compensation

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	15

The following includes a brief biography of each nominee for director and each of our other directors whose terms of office will continue following the annual meeting, including their respective ages, as of June 1, 2024. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led our nominating committee and our board to determine that the applicable nominee or other current director should serve as a member of our board. We evaluate diversity considerations as well as the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-range plan, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions.
Director Nominees

Laura J. Hamill	Age: 59

DIRECTOR SINCE: —
INDEPENDENT
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Industry Expertise
Commercial Experience
International Perspective
Human Capital
OTHER CURRENT PUBLIC BOARDS:
BB Biotech AG
Y-mAbs Therapeutics, Inc.

SPECIFIC EXPERTISE:
Ms. Hamill brings over 35 years of commercial expertise in the biopharmaceutical industry, having held a variety of executive leadership positions in the United States and Internationally.

BACKGROUND:
Ms. Hamill currently serves on the board of directors of two publicly held companies. Y-mAbs Therapeutics, Inc., a commercial stage biopharmaceutical company, and BB Biotech, a Swiss- based investment fund. Ms. Hamill serves on the board of directors of Unchained Labs, a privately held life sciences tools company and is an advisor for LaunchTX, part of the healthcare investment group of Carlyle. Ms. Hamill previously served on the boards of directors of Acceleron Pharma Inc., AnaptysBio, Inc., Pardes Biosciences, Inc. and Scilex Holding Company. Ms. Hamill held the position of Executive Vice President, Worldwide Commercial Operations, for Gilead Sciences, Inc., a biopharmaceutical company, from 2018 to 2019. From 2002 to 2018, Ms. Hamill served in various executive management positions at Amgen Inc., a global biotechnology company, culminating in her role as Senior Vice President, U.S. Commercial Operations. She has extensive experience living and working overseas for Amgen with responsibilities for the overall product portfolio. She was Head of International Marketing and Business Operations, in Zug, Switzerland and also served as Senior Vice President of Amgen’s Intercontinental Region, consisting of 26 countries. She was Vice President and General Manager for the Inflammation Business Unit at Amgen and Immunex Corporation (acquired by Amgen) from 2000 to 2007. From 1995 to 2000, Ms. Hamill held senior management positions at Klemtner, a biopharmaceutical advertising agency and, from 1988 to 1995, started her career in pharmaceuticals with Hoffmann La-Roche Laboratories holding positions in product management, business analysis and field sales. Ms. Hamill holds a degree in Business Administration with an emphasis in Marketing from the University of Arizona.

Patrick Kennedy	Age: 55

DIRECTOR SINCE: 2024
INDEPENDENT
AUDIT COMMITTEE
(Member)
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Industry Expertise
Financial Experience
Merger and Acquisition/Corporate
Development
Commercial Experience
International Perspective
Public Policy and Regulation
Human Capital
OTHER CURRENT PUBLIC BOARDS:
Bank of Ireland
SPECIFIC EXPERTISE: Mr. Kennedy brings over 30 years of experience including extensive financial and operating expertise in managing dynamic, high growth-oriented companies.

BACKGROUND:
Patrick Kennedy has served as a member of our board since March 2024. Since 2010, Mr. Kennedy has served on the board of directors of the Bank of Ireland, and has served as its governor and chair since 2018. Mr. Kennedy was the Chief Executive Officer of Paddy Power plc (now a part of Flutter Entertainment plc), a leading Irish brand, for nine years ending in 2014. Additionally, Mr. Kennedy was previously Chief Financial Officer of Greencore Group plc, and held prior roles with KPMG Corporate Finance and McKinsey & Company. Mr. Kennedy served as a non-executive director of Elan Corporation plc, a biotechnology company, and of retailer ASOS plc. He is currently also the chair and non-executive director of CarTrawler, a B2B technology platform for car rental and mobility solutions. He holds a BComm Degree (Banking & Finance) and a Post Graduate Diploma in Accountancy from University College Dublin. Mr. Kennedy also holds a Post Graduate Diploma in Statistics from Trinity College Dublin and he is a Fellow of the Institute of Chartered Accountants in Ireland.

16	2024 Proxy Statement | JAZZ PHARMACEUTICALS

Kenneth W. O’Keefe	Age: 57

DIRECTOR SINCE: 2004*
INDEPENDENT
AUDIT COMMITTEE
(Member)
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Industry Expertise
Financial Experience
Merger and Acquisition/Corporate
Development
Public Policy and Regulation
OTHER CURRENT PUBLIC BOARDS:
None

SPECIFIC EXPERTISE:
As Founder and Advisor to BPOC, LLC, Mr. O’Keefe brings to our board significant expertise in accounting and financial matters and in analyzing and evaluating financial statements, as well as substantial experience managing private equity investments. As the former chairperson and current member of our audit committee, Mr. O’Keefe brings to our board detailed knowledge of our financial position and finance strategy.

BACKGROUND:
Kenneth W. O’Keefe has served as a member of our board since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2004 until the closing of the Azur Merger. He served as Managing Director from January 1996 to January 2010 and Chief Executive Officer from January 2010 to January 2018 of BPOC, LLC, a healthcare private equity firm he co-founded. Since January 2018 he has served as Founder of and Advisor to BPOC, LLC. He serves on the boards of several privately-held healthcare companies and serves or has served on the audit committee of several companies in the healthcare industry. He holds a B.A. from Northwestern University and an M.B.A. from the University of Chicago.

*    Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

Mark D. Smith, M.D.	Age: 72

DIRECTOR SINCE: 2020
INDEPENDENT
NOMINATING & CORPORATE GOVERNANCE COMMITTEE
(Member)
SCIENCE & MEDICINE COMMITTEE
(Member)
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Scientific Research and Drug Development Experience
Public Policy and Regulation
Human Capital
OTHER CURRENT PUBLIC BOARDS:
Phreesia, Inc.
Teladoc Health, Inc

SPECIFIC EXPERTISE:
Dr. Smith brings to our board an impressive background that marries the worlds of active medical practice and business development. A practicing physician and professor, Dr. Smith also has experience working for a variety of health focused companies both public and private. Dr. Smith has a deep understanding of the trends in public policy and future trends in healthcare delivery systems in the United States.

BACKGROUND:
Mark D. Smith, M.D. has served as a member of our board since December 2020. Dr. Smith is a practicing physician and professor of clinical medicine at the University of California at San Francisco, where he has served since 1994. He also serves as a non-executive director on the boards of directors of two other publicly-held companies, Teladoc Health, Inc., a telemedicine and virtual healthcare company, and Phreesia, Inc., a healthcare software company. Dr. Smith also serves on the board of directors of the Commonwealth Fund, a private health policy foundation. From 1996 to 2013, Dr. Smith was the founding President and Chief Executive Officer of the California HealthCare Foundation, an independent nonprofit philanthropy organization. From 1991 to 1996, he served as Executive Vice President at the Henry J. Kaiser Family Foundation. Dr. Smith holds a B.A. from Harvard College, an M.D. from the University of North Carolina at Chapel Hill and an M.B.A. from The Wharton School at the University of Pennsylvania.

Our board recommends a vote “FOR” each nominee named above.

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	17

Class II Directors Continuing in Office Until the 2025 Annual General Meeting

Jennifer E. Cook	Age: 58

DIRECTOR SINCE: 2020
INDEPENDENT
COMPENSATION COMMITTEE
(Chair)
SCIENCE & MEDICINE COMMITTEE
(Member)
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience Industry Expertise
Financial Experience
Commercial Experience
Scientific Research and Drug Development Experience
International Perspective
Human Capital
OTHER CURRENT PUBLIC BOARDS:
BridgeBio Pharma, Inc.
Denali Therapeutics, Inc.

SPECIFIC EXPERTISE:
Ms. Cook brings to our board over 30 years of biopharmaceutical experience with significant C-suite, global product development and commercialization expertise, with a focus on transformative growth.

BACKGROUND:
Jennifer E. Cook has served as a member of our board since December 2020 and was appointed chairperson of our compensation committee in April 2022. Ms. Cook serves as a non-executive director on the boards of directors of two other publicly-held companies, Denali Therapeutics Inc. and BridgeBio Pharma, Inc., both biotechnology companies. Ms. Cook founded Jennifer Cook Consulting, a consulting company, and has served as Principal since July 2019. From January 2018 to June 2019, Ms. Cook was the Chief Executive Officer at GRAIL, Inc., a privately-held early cancer detection diagnostic company. Prior to that, Ms. Cook worked at Roche Pharmaceuticals/Genentech, a global biotechnology company, for 25 years, where she held a number of senior management positions covering the full lifecycle of product development and commercialization. From 2010 to 2013, she oversaw Genentech’s U.S. Immunology and Ophthalmology Business Unit, and from 2013 to 2016, she led Roche’s European commercial business. She also served as Roche’s Global Head of Clinical Operations throughout 2017. In 2016, Ms. Cook was recognized as Woman of the Year by the Healthcare Businesswoman’s Association. Ms. Cook holds a B.A. in Human Biology and a M.S. in Biology from Stanford University and an M.B.A. from the Haas School of Business at University of California, Berkeley.

Patrick G. Enright	Age: 62

DIRECTOR SINCE: 2009*
INDEPENDENT
AUDIT COMMITTEE
(Member)
COMPENSATION COMMITTEE
(Member)
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Industry Expertise
Financial Experience
Merger and Acquisition/Corporate
Development
Commercial Experience
Scientific Research and Drug Development Experience
International Perspective
Public Policy and Regulation
Human Capital
OTHER CURRENT PUBLIC BOARDS:
Vera Therapeutics, Inc.

SPECIFIC EXPERTISE:
Based on his experience serving on the boards of several clinical-stage biotechnology companies and his investment experience in the life sciences industry, Mr. Enright brings to our board operating experience and financial expertise in the life sciences industry.

BACKGROUND:
Patrick G. Enright has served as a member of our board since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2009 until the closing of the Azur Merger. Mr. Enright co-founded Longitude Capital, a healthcare venture capital firm, where he has served as a Managing Director since 2006. Mr. Enright currently serves on the boards of directors of Vera Therapeutics, Inc. and numerous privately held healthcare companies. Previously from 2002 to 2007, Mr. Enright was a Managing Director of Pequot Ventures (now known as FirstMark Capital), a venture capital firm, where he co-led the life sciences investment practice. Mr. Enright also has significant life sciences operations experience including holding senior executive positions at Valentis, Boehringer Mannheim (acquired by Roche) and Sandoz (now known as Novartis). Mr. Enright previously served on the boards of directors of over twenty companies, including, Aptinyx, from 2016 to 2022, Aimmune Therapeutics, Inc. from 2013 until its acquisition by Nestlé in 2020 and Vaxcyte, Inc. from 2015 to 2020. Mr. Enright holds a B.S. in Biological Sciences from Stanford University and an M.B.A. from the Wharton School of the University of Pennsylvania.

*    Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

18	2024 Proxy Statement | JAZZ PHARMACEUTICALS

Seamus Mulligan	Age: 63

DIRECTOR SINCE: 2012
INDEPENDENT
SCIENCE & MEDICINE COMMITTEE
(Member)
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Industry Expertise
Merger and Acquisition/Corporate
Development
Commercial Experience
Scientific Research and Drug Development Experience
International Perspective
OTHER CURRENT PUBLIC BOARDS:
None

SPECIFIC EXPERTISE:
As a founder of Adapt Pharma and Azur Pharma, and a pharmaceutical industry executive, Mr. Mulligan brings to our board an expertise in business development and over 40 years of experience in the pharmaceutical industry.

BACKGROUND:
Seamus Mulligan has served as a member of our board since the closing of the Azur Merger in January 2012. Mr. Mulligan was a founder and principal investor of Azur Pharma and was Azur Pharma’s Chairperson and Chief Executive Officer as well as being a member of its board of directors from 2005 until January 2012. Mr. Mulligan also served as our Chief Business Officer, International Business Development from January 2012 until February 2013. Between 2014 and 2018, Mr. Mulligan served as Chairperson and Chief Executive Officer of Adapt Pharma Limited or Adapt Pharma, a specialty pharmaceutical company, which was acquired in October 2018 by Emergent BioSolutions Inc., a multinational specialty biopharmaceutical company. Mr. Mulligan acted as a Consultant to Emergent BioSolutions Inc. from October 2018 to March 2019, when he was appointed to its board of directors on which he served until his resignation from the board in May 2020. From 2006 to 2017, Mr. Mulligan served as Executive Chairperson of Circ Pharma Limited and its subsidiaries, a pharmaceutical development stage group. From 1984 until 2004, Mr. Mulligan held various positions with Elan Corporation, plc, a pharmaceutical company, most recently as Executive Vice President, Business and Corporate Development, and prior to that position, held the roles of President of Elan Pharmaceutical Technologies, the drug delivery division of Elan Corporation, plc, Executive Vice President, Pharmaceutical Operations, Vice President, U.S. Operations and Vice President, Product Development. Mr. Mulligan served as a member of the board of directors of the U.S. National Pharmaceutical Council until 2004. Mr. Mulligan holds a B.Sc. (Pharm) and M.Sc. from Trinity College Dublin.

Norbert G. Riedel, Ph.D.	Age: 66

DIRECTOR SINCE: 2013
INDEPENDENT
SCIENCE & MEDICINE COMMITTEE
(Chair)
COMPENSATION COMMITTEE
(Member)
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Industry Expertise
Financial Experience
Merger and Acquisition/Corporate
Development
Commercial Experience
Scientific Research and Drug Development Experience
International Perspective
Public Policy and Regulation
Human Capital
OTHER CURRENT PUBLIC BOARDS:
Cerevel Therapeutics Holdings, Inc.
Eton Pharmaceuticals, Inc.

SPECIFIC EXPERTISE:
Dr. Riedel brings over 20 years of experience in the biotechnology and pharmaceutical industries to our board with significant scientific, drug discovery and development, and commercial expertise. Dr. Riedel also leverages this pharmaceutical research experience in his position as Chair of the science and medicine committee, or SMC.

BACKGROUND:
Norbert G. Riedel, Ph.D. has served as a member of our board since May 2013 and was appointed chair of our SMC in April 2022. Dr. Riedel currently serves on the boards of directors of two other publicly-held companies, Eton Pharmaceuticals, Inc., a development stage pharmaceutical company, where he serves as Chairperson of the board, and Cerevel Therapeutics Holdings, Inc., a biopharmaceutical company, where he serves as Lead Independent Director. Dr. Riedel also currently serves on the board of directors of a non-profit organization, the Illinois Biotechnology Industry Organization, and is a member of the Austrian Academy of Sciences. Dr. Riedel is an Adjunct Professor at Boston University School of Medicine and an Adjunct Professor of Medicine at Northwestern University’s Feinberg School of Medicine. Dr. Riedel served as Executive Chairperson of Aptinyx Inc. from January 2022 to May 2023, as Chief Executive Officer from September 2015 to December 2021 and as President from September 2015 to December 2020. Aptinyx Inc. is a biopharmaceutical company spun out of its predecessor company, Naurex, Inc., where Dr. Riedel served as Chief Executive Officer and President from January 2014 to September 2015. From 2001 to 2013, he served as Corporate Vice President and Chief Scientific Officer of Baxter International Inc., a diversified healthcare company, where from 1998 to 2001, he also served as President and General Manager of the recombinant therapeutic proteins business unit and Vice President of Research and Development of the bioscience business unit. From 1996 to 1998, Dr. Riedel served as head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel, now Sanofi, a global pharmaceutical company. Dr. Riedel served on the board of directors of Ariad Pharmaceuticals, Inc., an oncology company, from May 2011 until the company was acquired in February 2017. Dr. Riedel holds a Diploma in biochemistry and a Ph.D. in biochemistry from the University of Frankfurt.

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	19

Class III Directors Continuing in Office Until the 2026 Annual General Meeting

Bruce C. Cozadd	Age: 60

DIRECTOR SINCE: 2013*
BOARD COMMITTEES
None
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Industry Expertise
Financial Experience
Merger and Acquisition/Corporate
Development
Commercial Experience
International Perspective
Public Policy and Regulation
Human Capital
OTHER CURRENT PUBLIC BOARDS:
ACELYRIN, INC.

SPECIFIC EXPERTISE:
Mr. Cozadd’s extensive leadership experience having served as co-founder and our CEO for over 10 years and having served previously as Chairperson and CEO of Jazz Pharmaceuticals, Inc, for 3 years, brings to our board a deep and comprehensive knowledge of our business, as well as shareholder-focused insight into effectively executing our strategy and business plans to maximize shareholder value.

BACKGROUND:
Bruce C. Cozadd has served as our Chairperson and CEO since the closing of the Azur Merger in January 2012, and from October 2019 through March 2020, he served as our interim principal financial officer. Mr. Cozadd co-founded Jazz Pharmaceuticals, Inc. and has served as Chairperson and CEO of Jazz Pharmaceuticals, Inc. since April 2009. From 2003 until 2009, he served as Jazz Pharmaceuticals, Inc.’s Executive Chairperson and as a member of its board of directors. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company acquired by Johnson & Johnson, including as Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing. Previously at ALZA Corporation, he held the roles of Chief Financial Officer and Vice President, Corporate Planning and Analysis. Since February 2022, Mr. Cozadd has served on the board of ACELYRIN, INC., a late-stage clinical biopharma company which became public in May 2023, and has served as Chairperson of ACELYRIN’s board since February 2023. Mr. Cozadd also serves on the board of Biotechnology Innovation Organization, a biotechnology trade association, where he serves on its Health Section Governing Board. He also serves on the boards of two non-profit organizations, The Nueva School and SFJAZZ. He holds a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

*    Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

Heather Ann McSharry	Age: 62

DIRECTOR SINCE: 2013
INDEPENDENT
NOMINATING & CORPORATE GOVERNANCE COMMITTEE
(Chair)
AUDIT COMMITTEE
(Member)
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Industry Expertise
Financial Experience
Merger and Acquisition/Corporate
Development
Commercial Experience
International Perspective
Public Policy and Regulation
Human Capital
OTHER CURRENT PUBLIC BOARDS:
International Airlines Group, S.A

SPECIFIC EXPERTISE:
Ms. McSharry brings to our board over 30 years of experience in multiple international industries, including healthcare, consumer goods and financial services, as well as expertise in crisis management, risk oversight and financial services relevant to our business.

BACKGROUND:
Heather Ann McSharry has served as a member of our board since May 2013 and was appointed as chair of our nominating committee in August 2017. Ms. McSharry has served as a non-executive director on the board of directors of International Consolidated Airlines Group, S.A since 2020 and as Senior Independent Director of International Consolidated Airlines Group, S.A. since June 2022. From 2006 to 2009, Ms. McSharry was Managing Director Ireland of Reckitt Benckiser, a multinational health, home and hygiene consumer products company. From 1989 to 2006, she held various positions at Boots Healthcare, a global consumer healthcare company, most recently as Managing Director of Boots Healthcare Ireland Limited. Ms. McSharry served on the boards of directors of the Bank of Ireland from 2007 to 2011, the Industrial Development Agency in Ireland from 2010 to 2014, Uniphar plc from 2019 to 2020, CRH plc from 2012 to 2021 and Greencore Group plc from 2013 to 2021. Ms. McSharry holds a BComm and a MBS degree from University College Dublin.

20	2024 Proxy Statement | JAZZ PHARMACEUTICALS

Anne O’Riordan	Age: 56

DIRECTOR SINCE: 2019
INDEPENDENT
AUDIT COMMITTEE
(Member)
NOMINATING & CORPORATE GOVERNANCE COMMITTEE
(Member)
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Industry Expertise
Financial Experience
International Perspective
Human Capital
OTHER CURRENT PUBLIC BOARDS:
None

SPECIFIC EXPERTISE:
Ms. O’Riordan brings to our board of directors 30 years of knowledge and leadership experience advising life sciences and healthcare companies across the globe, with a uniquely diverse perspective attributable to her geographic residency in Asia. Ms. O’Riordan is a leader in digital and innovation strategy. Ms. O’Riordan’s background in advising life sciences companies with respect to significant global markets provides an important contribution to our board’s mix of backgrounds, experiences and skills.

BACKGROUND:
Anne O’Riordan has served as a member of our board since February 2019. Since June 2019, Ms. O’Riordan has served as a Group Director of Digital at Jardine Matheson Limited, a multinational conglomerate, headquartered in Hong Kong, focused on multiple industry segments throughout North and South East Asia. Ms. O’Riordan is a member of the board of directors of Jardine Matheson Limited. From 1990 to March 2019, Ms. O’Riordan worked with Accenture (formerly Andersen Consulting), multinational professional services company, in their Life Sciences practice, where she held various leadership positions in North America (1992-1998), Europe (1998-2007) and Asia Pacific (2007-2014). From 2014 to 2019, she served as the Global Industry Senior Managing Director for Life Sciences responsible for the growth and management of the business across all geographies. In addition, Ms. O’Riordan currently serves on the board of governors of the American Chamber of Commerce in Hong Kong where she serves as the board liaison for the Healthcare Committee. She is on the advisory board of the J.E. Cairns Business School in the University of Galway, Ireland. She is also a long-standing member of the Women’s Foundation and the 30% Club. Ms. O’Riordan holds a B.Sc. in Biotechnology from Dublin City University as well as a postgraduate diploma in Financial Accounting and MIS from the University of Galway.

Rick E Winningham	Age: 64

DIRECTOR SINCE: 2010*
INDEPENDENT
NOMINATING & CORPORATE GOVERNANCE COMMITTEE
(Member)
SCIENCE & MEDICINE COMMITTEE
(Member)
KEY SKILLS:
Public Company Board Experience
C-Suite/Management Experience
Industry Expertise
Financial Experience
Merger and Acquisition/Corporate
Development
Commercial Experience
Scientific Research and Drug
Development Experience
International Perspective
Public Policy and Regulation
Human Capital
OTHER CURRENT PUBLIC BOARDS:
Theravance Biopharma, Inc.

SPECIFIC EXPERTISE:
Mr. Winningham’s experience in senior management positions in the pharmaceutical industry provides significant industry knowledge and operational and management expertise to our board of directors, along with a deep knowledge of global marketing, commercialization and market access.

BACKGROUND:
Rick E Winningham has served as a member of our board since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2010 until the closing of the Azur Merger. In May 2014, Mr. Winningham was appointed as Lead Independent Director of our board of directors. Mr. Winningham has served as Chairperson of the board of directors of Theravance Biopharma, Inc., a biopharmaceutical company, since July 2013. He has served as Chief Executive Officer of Theravance Biopharma, Inc. since its spin-off from Theravance, Inc. (now Innoviva, Inc.) in June 2014. From October 2001 to August 2014, Mr. Winningham served as Chief Executive Officer of Theravance, Inc., where he also served as Chairperson of the board of directors from April 2010 to October 2014. From 1997 to 2001, he served as President of Bristol-Myers Squibb Oncology/Immunology/Oncology Therapeutics Network and, from 2000 to 2001, as President of Global Marketing. Mr. Winningham is a member of Biotechnology Industry Organization’s board of directors and serves on the Health Section Governing Board Standing Committee on Reimbursement. He has served as a member of the board of directors of Rivus Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, since February 2024. He previously served as a member of the board of directors of Retrotope, Inc., a private biotechnology company focused on cell degeneration, from February 2021 to January 2022 and OncoMed Pharmaceuticals, Inc. from June 2015 until the company’s merger with Mereo BioPharma Group plc in April 2019. He also served as a member of the board of directors of the California Healthcare Institute, or CHI, from November 2011 to March 2015 and served as its Chairperson from January 2014 until CHI merged with Bay Area Bioscience Association to become the California Life Sciences Association, or CLSA, in March 2015. Mr. Winningham served on the board of directors of CLSA from March 2015 to July 2023, and served as its Chairperson from March 2015 until November 2015. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. from Southern Illinois University.

*    Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	21

CORPORATE GOVERNANCE AND BOARD MATTERS
Overview
We are committed to maintaining and enhancing exemplary corporate governance practices for the long-term benefit of our shareholders.
As a part of this commitment, our board has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of our company and to assist our board in the exercise of its responsibilities. This is further supported by our Code of Conduct and committee charters. Our Corporate Governance Guidelines cover, among other topics, board composition, director qualifications and board membership criteria, board share ownership guidelines, and director orientation and education.
Our corporate governance materials, including our Corporate Governance Guidelines and Code of Conduct, can be found on our website, www.jazzpharmaceuticals.com.
The highlights of our corporate governance practices include the following:
•12 out of 13 current directors and 10 out of 11 directors continuing in office after the annual meeting are independent. Ms. Hamill is also considered independent.
•Regular executive sessions of independent directors.
•Our audit, compensation, SMC, and nominating committees are comprised solely of independent directors.
•We have a diverse board in terms of tenure, residency, gender, race, ethnicity, sexual orientation, experience, and skills.
•We hold annual board self-evaluations and periodically use a third party to facilitate the evaluation.
•Risk oversight (as detailed below) is the responsibility of the full board with specific risks designated to certain committees.
•Our board and each committee may engage outside advisors independent of management.
•Our compensation committee engages an independent compensation consultant.
•We have mandated limits for directors on other public company board service.
•No shareholder rights plan, or poison pill, in place.
•Our Corporate Governance Guidelines require our nominating committee to consider (and ask any search firm it engages to provide) a set of candidates that includes both underrepresented people of color and different genders when undertaking a search for director candidates.
•We seek annual advisory approval of executive compensation from shareholders; the frequency of such votes is subject to a non-binding advisory vote at this annual meeting.
•Our shareholders may call extraordinary meetings (as detailed below).
•We run a targeted shareholder engagement program.
•We have a Lead Independent Director with clearly delineated duties.
•We have a majority voting standard for elections of directors for a three-year term.
•Share ownership guidelines for directors and executive officers.
•Anti-hedging/pledging policy.
Board Leadership Structure
Mr. Cozadd has served as our chairperson and CEO since the closing of the Azur Merger in January 2012.
Our board believes that combining the role of the chairperson and CEO is in the best interests of our company and its shareholders. Mr. Cozadd’s wealth of commercial and industry experience, together with his unique knowledge of our business, being a founder, means he is best positioned to drive strategic priorities and proactively address strategic risks with our board.

22	2024 Proxy Statement | JAZZ PHARMACEUTICALS

Together with our Lead Independent Director, this supports unified leadership for our management team and enhances communication between our management team and our board.
Lead Independent Director
Where the role of chairperson and CEO is held by the same person, our Corporate Governance Guidelines require the independent directors to elect a Lead Independent Director. Rick E Winningham currently serves as our Lead Independent Director. Mr. Winningham has significant public company board experience with strong industry and business acumen. Mr. Winningham plays a critical role in promoting good corporate governance, maintaining board independence, and safeguarding shareholder interests.
Specific roles and responsibilities of the Lead Independent Director, which are detailed in our Corporate Governance Guidelines, include:
•serving as the principal liaison between the independent directors and the chairperson;
•coordinating the activities of the independent directors, including developing agendas for and presiding at executive sessions of the independent directors;
•advising the chairperson on board and committee agendas, meeting schedules and information provided to other directors;
•discussing the results of the CEO’s performance evaluation with the chair of our compensation committee; and
•calling meetings of the independent directors of our board, where necessary.
In addition to fulfilling the responsibilities of his role as Lead Independent Director, Mr. Winningham attends meetings of committees where he is not a member to remain informed and communicates with the chairperson and CEO on matters involving us on a regular basis, regularly seeks input from other independent directors relating to significant developments affecting us between regular board meetings, attends certain meetings involving strategic portfolio and/or scientific reviews and makes himself available for direct communication with significant shareholders as necessary.
Classified Board Structure
Our board is divided into three classes, designated Class I, Class II and Class III. Our nominating committee has discussed the shareholder feedback received in relation to our classified board structure and continues to believe that this structure is appropriate for us and remains in the best interests of our shareholders. In particular, our nominating committee believes that the classified board structure:
•promotes stability and continuity, allowing our board and management to remain focused on our long-term strategy and value generation for our shareholders;
•preserves the skillset present on our board and allows for the development of its members’ institutional knowledge, which is particularly important in our industry, given the multi-year life cycles of our product development programs; and
•enhances director independence by decreasing pressures from special interest groups that might have short-term agendas contrary to the long-term interests of our shareholders.
While we recognized that some shareholders may see this structure as an entrenchment risk, we believe this risk is mitigated by the statutory right of shareholders of an Irish incorporated company to remove directors and replace any board vacancies created by such removal under Irish law.
Independence of our Board
As required under the Nasdaq listing standards, the majority of our board must qualify as “independent,” as affirmatively determined by our board.
At least annually, our nominating committee consults with counsel to ensure that our board’s determinations are consistent with the applicable Nasdaq and SEC rules and regulations regarding the definition of “independent”.
Following review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, our board affirmatively determined that all of our

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	23

current directors, other than Mr. Cozadd, are independent within the meaning of the applicable Nasdaq listing standards. Mr. Cozadd is not considered independent by virtue of his employment with us.
In addition, our board has determined that each member of our audit committee, compensation committee and nominating committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair their individual exercise of independent judgment regarding us.
Director Commitments
Our Corporate Governance Guidelines provide that directors may not serve on more than five public company boards (including our board), and if a director is also the chief executive officer of a public company, that director may not serve on more than three public company boards (including our board).
In addition, our Corporate Governance Guidelines require directors to seek prior approval from our chairperson, our Lead Independent Director and the chair of our nominating committee before accepting an invitation to serve on any additional boards of directors.
We monitor our directors’ time commitments throughout the year, and we have determined that, as of the date of this proxy statement, all our directors are currently in compliance with our Corporate Governance Guidelines.
In accordance with our nominating committee charter and the Corporate Governance Guidelines, when performing our annual review of each of our director’s time commitments and service on other companies’ boards, we also review their service on other companies’ board committees.
Board Evaluation
Our board is committed to conducting a rigorous annual self-evaluation and will periodically engage an independent third-party advisor experienced in corporate governance matters to facilitate, and bring an outside perspective to, our board’s annual self-assessment process. Our board engaged such an advisor in 2023. The scope and structure of the assessment was developed in conjunction with the chairperson, Lead Independent Director, chair of our nominating committee, Chief Legal Officer and Company Secretary. The advisor conducted one-on-one interviews with all board members to provide each director with the opportunity to openly discuss the performance and effectiveness of our board as a whole and its committees and facilitated the identification of areas for improvement.
Board Refreshment
We believe it is critical that our board has the right skills and experience, while acknowledging the value of fresh and diverse voices in the boardroom. Our nominating committee is responsible for identifying, reviewing and evaluating candidates for our board (including conducting appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates) and it prioritized the discussion and consideration of board refreshment at its meetings throughout 2023. Members of our nominating committee obtain recommendations for potential directors from their and other board members’ contacts. Our nominating committee also engages search firms to assist in identifying potential directors. In February 2024, our nominating committee recommended, and our board resolved, to appoint Patrick Kennedy. In June 2024, our nominating committee recommended Laura J. Hamill as a Class I director nominee.
Of the director nominees and the continuing directors, our board will have four female directors, four Irish directors (one of whom is a non-Irish resident), one director that identifies as LGBTQ+ and one person of color. In the case of incumbent directors whose terms of office are set to expire, our nominating committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, the importance of board refreshment, as well as the results of our board’s self-evaluation, to determine whether to recommend them to our board for nomination for a new term.
Our nominating committee will consider director candidates recommended by shareholders on a case-by-case basis, as appropriate. Shareholders wishing to recommend individuals for consideration by our nominating committee may do so by delivering a written recommendation to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland with the candidate’s name, biographical data and qualifications and a document indicating the candidate’s willingness to serve if elected. Our nominating committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not. To date, our nominating committee has not received any such nominations, nor has it rejected a director nominee from a shareholder or shareholders.

24	2024 Proxy Statement | JAZZ PHARMACEUTICALS

Committees of our Board
Our board has four standing committees: audit committee, compensation committee, nominating committee and SMC. In addition to our standing committees, we have a transaction committee, which meets on an ad hoc basis when necessary to approve specific transactions.
Board and Committee Information
During 2023, our board met eight times and acted by written consent once. Each of our directors attended 75% or more of the total meetings of our board and our committees on which they served. All directors attended our 2023 Annual General Meeting.
As required under applicable Nasdaq listing standards, in 2023, the independent directors generally met at each regular board meeting in scheduled executive sessions at which only independent directors were present.
Committee Membership
Our board, with recommendations from our nominating committee, reviews and resolves upon committee membership annually. The following table provides membership information for each committee as of June 1, 2024.

Name	Audit	Compensation	Nominating	SMC	Transaction

Jennifer E. Cook		C		●
Patrick G. Enright	●	●
Peter Gray(1)	C				●
Patrick Kennedy(2)	●
Heather Ann McSharry	●		C		●
Seamus Mulligan				●	C
Kenneth W. O’Keefe	●
Anne O’Riordan	●		●
Norbert G. Riedel, Ph.D.		●		C
Mark D. Smith, M.D.			●	●
Catherine A. Sohn, Pharm.D.(3)		●		●
Rick E Winningham			●	●
C = committee chair     ● = committee member
(1)    Mr. Gray is not standing for re-election at the annual meeting and his term of office as a director will expire at the annual meeting.
(2)    Mr. Kennedy was appointed to our board and joined our audit committee effective as of March 1, 2024.
(3)    Dr. Sohn is not standing for re-election at the annual meeting and her term of office as a director will expire at the annual meeting.
Audit Committee
The primary responsibilities of our audit committee include:
•evaluating the performance of and assessing the qualifications of our independent auditors;
•determining and approving the engagement and remuneration of our independent auditors;
•determining whether to retain or terminate our existing independent auditors or to appoint and engage new independent auditors;
•determining and approving the engagement of our independent auditors to perform any proposed permissible non-audit services;
•monitoring the rotation of partners of the independent auditors on our audit engagement team as required by applicable laws and rules;

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	25

•reviewing and advising on the selection and removal of our head of our internal audit function, the activities and organizational structure of our internal audit function and the results of internal audit activities;
•reviewing and approving our internal audit charter at least annually and our annual internal audit plan and budget;
•meeting to review our annual audited financial statements, our quarterly financial statements and our financial press releases with management and the independent auditors, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual and quarterly reports filed with the SEC;
•reviewing, overseeing and approving transactions between us and any related persons;
•conferring with management, our internal audit function and our independent auditors regarding the scope, adequacy and effectiveness of our internal control over financial reporting;
•reviewing with management, our internal audit function and our independent auditors, as appropriate, major financial risk exposures, including reviewing, evaluating and approving our hedging and other financial risk management policies, as well as the steps taken by management to monitor and control these exposures;
•establishing procedures, when and as required under applicable laws and rules, for the receipt, retention and treatment of any complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•reviewing with management our information security (including cybersecurity) risk exposures and the steps taken by management to monitor and mitigate these exposures.
Our board has determined that each of Mr. Gray, Mr. Enright, Mr. Kennedy, Ms. McSharry, Mr. O’Keefe and Ms. O’Riordan meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Nasdaq listing standards with respect to audit committee members.
Our board has also determined that each of Mr. Gray, Mr. Enright, Mr. Kennedy, Ms. McSharry and Mr. O’Keefe qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In making this determination, our board considered the overall knowledge, experience and familiarity of each with accounting matters, analyzing and evaluating financial statements, and, in the case of Mr. O’Keefe, managing private equity investments, and, in the case of Mr. Enright, managing venture capital investments.
During 2023, our audit committee met four times. Our audit committee also had a number of informal discussions and consultations with one another, with our Chief Financial Officer, our Chief Accounting Officer and our Head of Internal Audit and with Mr. Cozadd during 2023.
Our Audit Committee is governed by an annually reviewed, board approved Charter, which is available on our website, jazzpharmaceuticals.com.
Compensation and Management Development Committee
The primary responsibilities of our compensation committee include:
•reviewing, modifying (as needed) and approving overall compensation strategy and policies;
•recommending to our board for determination and approval the compensation and other terms of employment of our CEO and evaluating our CEO’s performance in light of relevant goals and objectives;
•reviewing and approving the goals and objectives of our other executive officers and determining and approving the compensation and other terms of employment of these executive officers, as appropriate;
•reviewing and recommending to our board the type and amount of compensation to be paid or awarded to the members of our board;
•having the full power and authority of our board regarding the adoption, amendment and termination of our compensation plans and programs and administering these plans and programs;

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•having direct responsibility for appointing, and providing compensation and oversight of the work of, any compensation consultants and other advisors retained by our compensation committee and considering the independence of each such advisor;
•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us;
•periodically reviewing with our CEO the plans for succession to the offices of our executive officers and making recommendations to our board with respect to the selection of appropriate individuals to succeed to these positions; and
•reviewing and discussing with management our disclosures contained under the caption “Compensation Discussion and Analysis” in our annual proxy statement.
Each member of our compensation committee meets the independence requirements of the Nasdaq listing standards with respect to compensation committee members. In determining whether Mr. Enright, Dr. Riedel, Dr. Sohn and Ms. Cook are independent within the meaning of the Nasdaq listing standards pertaining to compensation committee membership, our board determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of our compensation committee has a relationship that would impair that member’s ability to make independent judgments about compensation of our executive officers.
Our compensation committee met five times during 2023. Our compensation committee is governed by an annually reviewed, board approved charter, which is available on our website, www.jazzpharmaceuticals.com.
Compensation Committee Processes and Procedures
Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. The agenda for each compensation committee meeting is usually developed by members of our human resources department and our CEO with input from members of our legal department, and is reviewed and finalized with the chair of our compensation committee. Members of our human resources department also attend compensation committee meetings. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by our compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in our compensation committee meetings.
In making executive compensation determinations (other than for our CEO), our compensation committee considers recommendations from our CEO. In making his recommendations, our CEO receives input from our human resources department and from the individuals who manage or report directly to the other executive officers, and he reviews various third party compensation surveys and compensation data provided by the independent compensation consultant to our compensation committee, as described in the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis.” While our CEO discusses his recommendations for the other executive officers with our compensation committee, he does not participate in the deliberations and recommendations to our board concerning, or our board’s determination of, his own compensation. The charter of our compensation committee grants our compensation committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and consultants and other external resources that our compensation committee considers necessary or appropriate in the performance of its duties. In particular, our compensation committee has the authority, in its sole discretion, to retain or obtain, at our expense, compensation consultants to assist in its evaluation of executive compensation, and is directly responsible for the appointment, compensation and oversight of the work of its compensation consultants. Our compensation committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist our compensation committee in making annual compensation decisions. Since 2010, Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, has been engaged by our compensation committee each year to provide peer company and industry compensation data and provide our compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee director compensation.

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The charter of our compensation committee provides that our compensation committee may delegate any responsibility or authority of our compensation committee under its charter to the chair of the committee or to one or more committee members, including subcommittees, except to the extent inconsistent with any applicable laws and rules, including the Nasdaq listing standards. Our compensation committee does not, however, delegate any of its functions to others in determining or recommending executive or director compensation.
For additional information regarding our processes and procedures for the consideration and determination of executive compensation, including the role of Radford in determining and recommending executive compensation, see the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis.” With respect to director compensation matters, our compensation committee recommends to our board and our board determines and sets non-employee director compensation.
Our compensation arrangements for our non-employee directors are described under the section of this proxy statement entitled “Director Compensation.”
Nominating and Corporate Governance Committee
The primary responsibilities of our nominating committee include:
•overseeing all aspects of our corporate governance functions on behalf of our board;
•making recommendations to our board regarding corporate governance issues;
•identifying, reviewing and evaluating candidates to serve on our board, and reviewing and evaluating incumbent directors;
•reviewing, evaluating and considering the recommendation for nomination of incumbent members for reelection to our board and monitoring the size of our board;
•recommending director candidates to our board;
•overseeing on behalf of our board our compliance with applicable laws and regulations, other than the financial compliance issues overseen by our audit committee;
•overseeing on behalf of our board our risk management matters, other than with respect to risks that are financial or information security risks (as to which our audit committee has oversight responsibility on behalf of our board) or risks related to compensation policies (as to which our compensation committee has oversight responsibility on behalf of our board);
•evaluating director nominations and proposals by our shareholders and establishing policies, requirements, criteria and procedures in furtherance of the foregoing;
•assessing the effectiveness and performance of our board and its committees, and recommending and implementing our board’s self-evaluation process;
•overseeing our ESG strategy and practices and periodically reviewing and discussing with management our practices with respect to ESG matters that are expected to have a significant impact on our performance, business activities, or reputation; and
•reviewing, discussing and assessing the performance of our board, including committees of our board, seeking input from all board members, senior management and others.
Each member of our nominating committee meets the independence requirements of the Nasdaq listing standards.
Our nominating committee met five times during 2023.
Our nominating committee is governed by a regularly reviewed, board approved charter, which is available on our website, www.jazzpharmaceuticals.com.

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Science and Medicine Committee
Our SMC reviews research, development and technology, or R&D, initiatives. Specific responsibilities of our SMC include:
•review and advise management and our board regarding the strategy, direction, value and progress of our R&D program, pipeline and technology platforms;
•review and advise management and our board on pertinent scientific, technological and medical elements of our corporate development opportunities and transactions;
•review and advise management and our board on our R&D resource allocation strategy, including internal and external investments, investment allocation across R&D stages across franchises/therapeutic areas and technology platforms; and
•identify and discuss new and emerging trends in pharmaceutical and biotechnological science, technology and regulation.
During 2023, our SMC met four times. Our SMC is governed by a regularly reviewed, board approved charter, which is available on our website, www.jazzpharmaceuticals.com.

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Risk Oversight

We recognize that risks are an inherent part of conducting business in today’s environment.
Our board provides oversight of our risk management, including financial, operational, business, intellectual property, information technology (including cybersecurity), public policy, reputational risk, governance and compliance. At its regular meetings, our board is updated with respect to relevant risks by each committee chair, with an opportunity to raise questions and give feedback. Senior Management also regularly presents to our board on material risks and concerns and/or significant related updates to them.
Our Enterprise Risk Management, or ERM, is a comprehensive business strategy designed to identify, assess, prepare for and mitigate risks that may affect us. Governed by our nominating committee with oversight from our senior management, our ERM team facilitates this ERM program. This team is comprised of senior cross-functional management and subject matter experts who meet at least twice a year to review and consider high risks and changes to our risk profile. Subsequent reviews and reporting are then provided to our nominating committee and our senior management, as applicable. Our proactive and collaborative approach to ERM is designed to allow us to not only safeguard our business but to also contribute positives to our stakeholders, communities and environment in which we operate.

Audit Committee
Our audit committee is responsible for overseeing our financial reporting process on behalf of our board and reviewing with management and our auditors, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our Board addresses our cybersecurity risk management as part of its general oversight function. Our audit committee helps oversee our cybersecurity risk management processes, including oversight of risks from cybersecurity threats. The audit committee receives quarterly updates on information security developments, cybersecurity incidents and the steps taken by management to monitor and mitigate risk exposures in these areas.

Compensation & Management Development Committee
Our compensation committee approves compensation of executive officers and all material compensation plans and reviews our compensation practices to ensure that they do not encourage excessive risk taking and provide appropriate incentives for meeting both short-term and long-term objectives and increasing shareholder value over time. Our compensation committee also works with our board to oversee matters related to diversity, talent, and culture strategy including human capital programs and policies regarding management development, talent planning, diversity and inclusion initiatives, and employee engagement, as well as human capital management, which includes reviewing workforce trends, executive succession plans and talent risk and maintaining compensation objectives and corporate policies that appropriately incentivize creating and maintaining a positive workplace and corporate culture.

Nominating & Corporate Governance Committee
Our nominating committee oversees the company’s risk management other than those concerning our company’s major financial, business or cybersecurity risk exposures or risks related to our compensation programs and policies, on behalf of our board. Our nominating committee has oversight responsibility over our ESG program and strategy and compliance and ethics program. Our nominating committee has had oversight responsibility related to administration of and certifies to compliance with our company’s corporate integrity agreement, or CIA, including compliance with CIA requirements related to training and disclosures of instances of potential non-compliance with certain federal laws, regulations, or company policy and meets at least quarterly. Our period of compliance obligations under the CIA has expired; however, we remain obligated to submit a final report and remain to subject to the CIA until that report has been reviewed and it is confirmed that we have met our obligations under the CIA. Additionally, our nominating committee maintains oversight over our enterprise risk management program. Because enterprise risk management is holistic risk management, reported risks and their mitigation often include risks more fully governed by other committees, such as cybersecurity. Our nominating committee review program methodology and results to ensure management has properly identified and are monitoring enterprise risks.

Science & Medicine Committee
Our SMC is responsible for overseeing research, development and technology initiatives. Our SMC also discusses significant emerging trends, issues and risks in science and technology and considers the potential impact these may have on us.

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Ethical Business Practices
We are committed to conducting our business with integrity and the pursuit of excellence in all that we do. Our management team and our board are committed to honesty and we strive to comply with all laws, rules, regulations and corporate policies that apply to our business, and we expect the same commitment from our employees, consultants, business partners and service providers. In particular, we are committed to acting responsibly, safely and with transparency in our interactions with patients, doctors and other stakeholders in the healthcare system.
Compliance and Ethics Program – I-CARE
I-CARE is our philosophy that acknowledges it takes more than just striving to adhere to the law and company policy to create a healthy and ethical corporate culture. The following elements comprise I-CARE:
•Integrity: Our corporate value of integrity is the foundation of our approach.
•Compliance: The elements of an effective compliance program are managed in a way designed to deter, detect, and respond appropriately to potential wrongdoing.
•Accountability: Every employee is asked to play a role in ensuring our actions live up to our expectations, and every employee is encouraged to speak up if something looks wrong.
•Respect: Respect for our patients, company and each other keep us on the right path.
•Ethics: Being lawful is the minimum bar we must meet. Our commitment to patients and other stakeholders requires a higher ethical standard.
I-CARE strives to create a strong, effective compliance and ethics program by educating and advising our employees to empower smart risk decisions, advance our value of integrity, and promote operational efficiencies.
We have established various methods of confidential communication for our employees, vendors and others to report suspected violations of laws, rules, regulations or company policies. Where permitted by local laws, anonymous reporting is available.
Chief Compliance and Ethics Officer
The Chief Compliance and Ethics Officer is responsible for designing and implementing our compliance program, managing the I-CARE team and compliance program elements, and administering the obligations and reporting requirements of the CIA. The Chief Compliance and Ethics Officer reports to the CEO, and makes periodic reports to our board.
Corporate Compliance Committee
The corporate compliance committee is comprised of members of our management team and is responsible for overseeing the implementation and effectiveness of our compliance program to support the Chief Compliance and Ethics Officer. The corporate compliance committee’s responsibilities include:
•Adopting a system of standards of conduct, policies, procedures, trainings, communications, reporting mechanisms, monitoring, investigations and internal control system reasonably designed to prevent and detect violations of applicable laws, rules and regulations;
•Overseeing the enforcement of compliance policies program and procedures by directing that all received reports of potential compliance violations are investigated and resolved, and that appropriate incentives and disciplinary measures are utilized, including discipline of employees responsible for violations;
•Taking steps designed to ensure that the individuals responsible for our compliance program have adequate resources, authority and competencies to carry out their responsibilities;
•Periodically reviewing the effectiveness of the day-to-day compliance activities engaged in by Jazz; and
•Taking such other actions, or making such other recommendations, designed to promote a compliant and ethical organizational culture at Jazz.

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Board Oversight of Compliance
Our board oversees matters related to compliance requirements and our compliance program generally, including: the adequacy of resources dedicated to the compliance function; the identification and handling of instances of non-compliance; and the overall effectiveness of the design and implementation of the compliance program. Our nominating committee has responsibility for review and oversight of matters related to compliance with U.S. federal health care program requirements and the obligations of the CIA, including the performance of the Chief Compliance and Ethics Officer and corporate compliance committee. Our nominating committee meets at least quarterly with the Chief Compliance and Ethics Officer to review our compliance program and annually adopt a resolution summarizing its review and oversight of Jazz’s compliance with U.S. federal health care program requirements and the obligations of the CIA. In addition, our board meets regularly with the Chief Compliance and Ethics Officer.
Anti-Corruption Policy
Our global Anti-Corruption Policy applies to all of our employees, directors and officers, our subsidiaries and affiliates, and third party vendors and other agents acting on our behalf. We are committed to complying with applicable anti-corruption and anti-bribery laws, including the Foreign Corrupt Practices Act (FCPA) and the UK Bribery Act (UKBA). The Anti-Corruption Policy is available on our website at www.jazzpharmaceuticals.com under the section entitled “Ethical Standards” under “Our Purpose.”
Anti-Slavery and Human Trafficking Commitment
We are committed to operating our global business with integrity and upholding a high level of ethical conduct among our employees and business partners including assessing and addressing the risk of modern slavery and human trafficking within our business operations and supply chain. We have existing procedures designed to assess our suppliers that provide materials for use in our tangible goods for sale, and we have enhanced these procedures to include steps for reasonably evaluating whether these suppliers have policies and procedures in place that are designed to promote compliance with applicable laws related to eradication of human trafficking, slavery and illegal child labor.
Code of Conduct
Our Code of Conduct applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and those of our subsidiaries. The Code of Conduct is available on our website at www.jazzpharmaceuticals.com under the section entitled “Ethical Standards” under “Our Purpose.” We intend to satisfy the disclosure requirements under Item 5.05 of SEC Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website at the website address and location specified above.
Political Contributions Guidance
Our Political Contributions Guidance outlines a process intended to ensure political contributions (including political action committee contributions) are made with transparency, segregated from lobby activities and also designed to ensure that these activities are conducted in accordance with the applicable federal, state, and local campaign and lobbying laws.
Other Corporate Governance Matters
New Director Orientation
We have a robust onboarding program for new directors, wherein all key Jazz materials and policies are shared with them, including comprehensive information and materials on our corporate, operational, financial and business activities/performance. Individual meetings for new directors are set up with members of the Jazz executive team and key leaders across the organization.
Anti-Hedging/Pledging Policy
Our insider trading policy prohibits directors, executive officers and other employees from engaging in speculative trading activities, including hedging transactions or other inherently speculative transactions with respect to our securities. Our insider trading policy also prohibits directors, executive officers and other employees from pledging our securities as collateral for any loans.

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Clawback Policy
In November 2023, our compensation committee adopted an incentive compensation recoupment policy, or Clawback Policy, that complies with the new listing standards adopted by Nasdaq that implement the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and applies to our executive officers (as defined in applicable SEC rules). The Clawback Policy, which replaces and supersedes our prior clawback policy adopted in April 2021, requires us to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The Clawback Policy applies to incentive compensation that is received by a covered officer on or after October 2, 2023.
Share Ownership Guidelines for Directors and Executive Officers
We maintain and periodically review share ownership guidelines for our non-employee directors, CEO and certain other employees who serve on our executive committee. More information about our share ownership guidelines can be found under the sections of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis—Additional Compensation Information—Ownership Guidelines for Executive Officers” and “Director Compensation—Ownership Guidelines for Directors.”
Shareholder Ability to Call Extraordinary Meetings
Irish law provides that shareholders holding 10% or more of the total voting rights may at any time request that the directors call an extraordinary general meeting (i.e., special meeting). The shareholders who wish to request an extraordinary general meeting must deliver to our principal executive office a written notice, signed by the shareholders requesting the meeting and stating the purposes of the meeting. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting within a specified period, but any meeting so convened cannot be held after the expiration of three months from the date of delivery of the request.
Shareholder Communications with our Board
Our board believes that shareholders should have an opportunity to communicate with our board, and efforts have been made to ensure that the views of shareholders are heard by our board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe that our responsiveness to shareholder communications to our board has been excellent. Shareholders interested in communicating with our board or a particular director (including our Chairperson or our Lead Independent Director) may do so by sending written communication to: Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. Each communication should set forth the name and address of the shareholder as it appears on our records (and, if the shares are held by a nominee, the name and address of the beneficial owner of the shares), and the number of our ordinary shares that are owned of record by the record holder or beneficially by the beneficial owner, as applicable. Our Company Secretary will, in his or her discretion, screen out communications from shareholders that are not related to the duties and responsibilities of our board. The purpose of this screening is to allow our board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). If deemed an appropriate communication, our Company Secretary will forward the communication, depending on the subject matter, to the Chairperson, the Lead Independent Director or the chair of the appropriate committee of our board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our ordinary shares as of May 1, 2024 (except as noted) by: (i) each director and director nominee; (ii) each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our NEOs); (iii) all of our current executive officers, directors and director nominee as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our ordinary shares.

	Beneficial Ownership(2)
Name and Address of Beneficial Owner(1)	Number of Shares (#)	Percentage of Total (%)

5% Shareholders:
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	7,055,747	11.2%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	6,363,748	10.1%
Named Executive Officers, Directors and Director Nominee:
Bruce C. Cozadd(5)	899,956	1.4%
Renée Galá(6)	58,189	*
Patricia Carr(7)	23,313	*
Robert Iannone, M.D., M.S.C.E(8)	85,644	*
Neena M. Patil(9)	66,958	*
Daniel N. Swisher, Jr.(10)	93,669	*
Kim Sablich(11)	47,647	*
Jennifer E. Cook(12)	10,288	*
Patrick G. Enright(13)	33,176	*
Peter Gray(14)	41,843	*
Laura J. Hamill	1,500	*
Patrick Kennedy	—	*
Heather Ann McSharry(15)	42,553	*
Seamus Mulligan(16)	1,198,150	1.9%
Kenneth W. O’Keefe(17)	54,943	*
Anne O‘Riordan(18)	28,146	*
Norbert G. Riedel, Ph.D.(19)	39,480	*
Mark D. Smith, M.D.(20)	10,288	*
Catherine A. Sohn, Pharm.D.(21)	40,643	*
Rick E Winningham(22)	36,219	*
All current executive officers, directors and director nominee as a group (21 persons)(23)	2,696,442	4.2%
*    Less than 1%.

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(1)Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.
(2)This table is based upon information supplied by officers, directors and the director nominee as well as Schedules 13G or 13G/A filed with the SEC by beneficial owners of more than five percent of our ordinary shares. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as beneficially owned. Applicable percentages are based on 63,039,821 ordinary shares outstanding on May 1, 2024, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes ordinary shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of May 1, 2024. Shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of May 1, 2024 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)This information is based on a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc., or BlackRock. According to the Schedule 13G/A, as of December 31, 2023, BlackRock has sole power to vote or direct the vote of 6,320,817 ordinary shares and sole power to dispose or direct the disposition of 7,055,747 ordinary shares. The Schedule 13G/A also indicates that BlackRock is acting as a parent holding company for a number of entities that beneficially owned the ordinary shares being reported. The Schedule 13G/A provides information only as of December 31, 2023 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2023 and May 1, 2024.
(4)This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, or Vanguard. According to the Schedule 13G/A, as of December 29, 2023, Vanguard has shared power to vote or direct the vote of 54,434 ordinary shares, sole power to dispose or direct the disposition of 6,211,844 ordinary shares, and shared power to dispose or direct the disposition of 151,904 shares. The Schedule 13G/A provides information only as of December 29, 2023 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 29, 2023 and May 1, 2024.
(5)Includes 584,000 ordinary shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(6)Includes 41,500 ordinary shares Ms. Galá has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(7)Includes 23,313 ordinary shares Ms. Carr has the right to acquire pursuant to options exercisable and within 60 days of May 1, 2024.
(8)Includes 57,500 ordinary shares Dr. Iannone has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(9)Includes 51,000 ordinary shares Ms. Patil has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(10)Includes 68,206 ordinary shares Mr. Swisher has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024. Mr. Swisher was an NEO for fiscal year ended December 31, 2023. Mr. Swisher retired as Jazz’s President and COO effective October 1, 2023.
(11)Includes 39,511 ordinary shares Ms. Sablich has the right to acquire pursuant to options exercisable and 4,200 shares Ms. Sablich is expected to receive pursuant to RSUs scheduled to vest, in each case, within 60 days of May 1, 2024. Ms. Sablich was an NEO for fiscal year ended December 31, 2023. Ms. Sablich ceased serving in her role as Executive Vice President and General Manager, US., and as an executive officer of Jazz on December 31, 2023, which was her last day of service in such capacity.
(12)Includes 6,475 ordinary shares Ms. Cook has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(13)Includes 15,305 ordinary shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(14)Includes 28,850 ordinary shares Mr. Gray has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(15)Includes 28,850 ordinary shares Ms. McSharry has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(16)Includes 28,850 ordinary shares Mr. Mulligan has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(17)Includes 28,850 ordinary shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024. Includes 4,445 ordinary shares held by The Kenneth W. O’Keefe Trust U/A/D 2/12/1997, of which Mr. O’Keefe is the sole trustee and sole beneficiary.
(18)Includes 18,670 ordinary shares Ms. O’Riordan has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(19)Includes 28,850 ordinary shares Dr. Riedel has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(20)Includes 6,475 ordinary shares Dr. Smith has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(21)Includes 28,850 ordinary shares Dr. Sohn has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(22)Includes 28,850 ordinary shares Mr. Winningham has the right to acquire pursuant to options exercisable within 60 days of May 1, 2024.
(23)Includes 1,013,095 ordinary shares that our executive officers and non-employee directors have the right to acquire pursuant to options exercisable within 60 days of May 1, 2024. See footnotes (5) through (9) and (12) through (22) above. Because Mr. Swisher and Ms. Sablich are not currently serving as executive officers of Jazz Pharmaceuticals, the number of ordinary shares and percentage ownership indicated in the table above with respect to the beneficial ownership of all current executive officers, directors and director nominee as a group do not include any ordinary shares beneficially owned by Mr. Swisher and Ms. Sablich.

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EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of June 1, 2024.

Name	Age	Position

Bruce C. Cozadd	60	Chairperson and Chief Executive Officer
Renée Galá	52	President and Chief Operating Officer
Robert Iannone, M.D., M.S.C.E	57	Executive Vice President, Global Head of Research and Development
Philip L. Johnson	60	Executive Vice President and Chief Financial Officer
Neena M. Patil	49	Executive Vice President and Chief Legal Officer
Patricia Carr	53	Senior Vice President, Chief Accounting Officer
Liz Henderson	52	Senior Vice President, Technical Operations
Samantha Pearce	58	Senior Vice President, Europe and International
Bruce C. Cozadd. Biographical information regarding Mr. Cozadd is set forth above under “Proposal 1—Election of Directors— Class III Directors Continuing in Office Until the 2026 Annual Meeting.”
Renée Galá was appointed our President and Chief Operating Officer in October 2023. Ms. Galá joined Jazz as Executive Vice President and Chief Financial Officer in March 2020. From January to June 2019, Ms. Galá served as the Chief Financial Officer of GRAIL, Inc., a private healthcare company focused on the early detection of cancer. Prior to that, from December 2014 to January 2019, she served as Senior Vice President and Chief Financial Officer of Theravance Biopharma, Inc., a biopharmaceutical company, following its spin-out from Innoviva, Inc. Ms. Galá joined Innoviva in 2006 and held various roles in the finance organization before leading the company’s spin-out transaction. Prior to that, Ms. Galá served in various roles in global treasury, pharmaceutical sales and corporate strategy/business development at Eli Lilly and Company, a global pharmaceutical company, from 2001 to 2006. Before joining Eli Lilly, Ms. Galá spent seven years in the energy industry in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Galá serves on the board of directors of Gossamer Bio, Inc., a clinical-stage biopharmaceutical company, where she also chairs the audit committee. Ms. Galá previously served as a member of the board of Gyroscope Therapeutics (acquired by Novartis) and Corcept Therapeutics. Ms. Galá holds a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.
Robert Iannone, M.D., M.S.C.E. was appointed our Executive Vice President, Global Head of Research and Development as of May 2019. He also served as our Chief Medical Officer from December 2019 until October 2021. From April 2018 until May 2019, Dr. Iannone served as Head of Research and Development and Chief Medical Officer of Immunomedics, Inc., a biopharmaceutical company. Prior to that, from July 2014 to April 2018, Dr. Iannone served in the roles of Senior Vice President and Head of Immuno-oncology, Global Medicines Development and the Global Products Vice President at AstraZeneca plc, a global science-led biopharmaceutical company. From 2004 to 2014, Dr. Iannone served in management roles at Merck Co., Inc., a global biopharmaceutical company, culminating in his role as Executive Director and Section Head of Oncology Clinical Development. From 2001 to 2004, he served as Assistant Professor of Pediatrics and from 2004 to 2012 as Adjunct Assistant Professor of Pediatrics at the University of Pennsylvania School of Medicine. Dr. Iannone has been serving on the board of directors of Autolus Therapeutics plc, a clinical-stage biopharmaceutical company, since June 2023, and iTeos Therapeutics, Inc., a clinical-stage biopharmaceutical company, since May 2021. He has also served on the Cancer Steering Committee of the Foundation for the National Institutes of Health since 2011. Dr. Iannone joined the Scientific Advisory Board of Crossbow Therapeutics, Inc. in October 2023. Dr. Iannone previously served as director of Jounce Therapeutics, Inc., a clinical-stage immunotherapy company, from January 2020 to May 2023. Dr. Iannone holds a B.S. from The Catholic University of America, an M.D. from Yale University and an M.S.C.E. from University of Pennsylvania and completed his residency in Pediatrics and fellowship in Pediatric Hematology-Oncology at Johns Hopkins University.

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Philip L. Johnson was appointed our Executive Vice President and Chief Financial Officer as of March 2024. From January 2018 to February 2024, Mr. Johnson served as group vice president and treasurer at Eli Lilly and Company, a global pharmaceutical company. Joining Eli Lilly and Company in 1995, Mr. Johnson served in a variety of roles, increasing in responsibility. Prior to his tenure at Eli Lilly, he was a management consultant at McKinsey & Company and worked with investment banks in Milan, Italy and Chicago, Illinois. Mr. Johnson serves as an executive board member and Treasurer of the Indianapolis Urban League and as a board member of Lynx Capital. He also served on the board of directors of the Indiana Chamber of Commerce, Equity1821, AMR Action Fund and PrescriberPoint as well as an advisory committee member for Jumpstart Nova and Sixty8 Capital. Mr. Johnson holds a B.S. in Finance from the University of Illinois and an MBA from the Kellogg School of Management at Northwestern University.
Neena M. Patil was appointed our Executive Vice President and Chief Legal Officer as of August 2022. Ms. Patil joined Jazz Pharmaceuticals as Senior Vice President and General Counsel in July 2019. From September 2018 to July 2019, Ms. Patil served as Senior Vice President, General Counsel and Corporate Secretary of Abeona Therapeutics Inc., a clinical-stage biopharmaceutical company. Prior to that, from May 2008 to October 2016, Ms. Patil served in management positions at Novo Nordisk Inc., a global healthcare company, culminating in her role as Vice President for Legal Affairs and Associate General Counsel. Prior to 2008, she worked for several other global biopharmaceutical companies including Pfizer, GPC Biotech and Sanofi. Ms. Patil serves on the board of directors of Teleflex, Inc., a global provider of medical technologies. Ms. Patil also serves on the U.S. Board of Mothers 2 Mothers, a global health care organization operating in Africa. Ms. Patil holds a B.A. from Georgetown University and a J.D. and Master of Health Services Administration from the University of Michigan.
Patricia Carr was appointed our Senior Vice President and Chief Accounting Officer as of August 2021 and served as our interim Principal Financial Officer from October 2023 to March 1, 2024. Ms. Carr joined Jazz Pharmaceuticals as Vice President, Finance in July 2012 and was appointed Principal Accounting Officer in August 2019. Prior to that, from September 2011 to July 2012, she served as Vice President, Finance of Alkermes plc, a global biopharmaceutical company. From June 2002 to September 2011, she served in a number of roles in Elan Corporation, a neuroscience-based biotechnology company, most recently as Vice President, Finance. Ms. Carr is a Fellow of the Institute of Chartered Accountants (Ireland) and holds a BComm from the University of Galway.
Liz Henderson was appointed our Senior Vice President, Technical Operations as of August 2023. Prior to joining Jazz, Ms. Henderson held various roles of increasing responsibility at Merck KGaA, a global science and technology company. At Merck KGaA, she held positions in the Healthcare Business as Senior Vice President, APAC Region & Health Care Sustainability Lead from May 2020 to July 2023, as General Manager and Managing Director Merck UK & ROI from October 2018 to May 2020, as Executive Vice President, Head of Global Manufacturing and Supply from November 2016 to October 2018 and as Senior Vice President, Global Pharma Manufacturing from April 2015 to November 2016. From December 2008 to March 2015, Ms. Henderson held various management positions at Merck Life Science of Merck KGaA, culminating in her role as Vice President Global Operations. Prior to her tenure at Merck KGaA, Ms. Henderson held manufacturing leadership roles at Amgen, a global biotechnology company, from 2006 to 2007 and Pfizer, a global pharmaceutical and biotechnology company, from 1998 to 2006. Ms. Henderson holds a B.Sc. degree in Analytical Chemistry from Dublin City University, Ireland.
Samantha Pearce was appointed our Senior Vice President, Europe and International as of March 2020. From March 2010 to December 2019, Ms. Pearce held various global senior management positions with Celgene Corporation, a pharmaceutical company, most recently as Vice President and General Manager, International Markets. Prior to that, from August 2002 to March 2010, she served in management positions at AstraZeneca plc, a global pharmaceutical company, culminating in her role as Director, Specialist Care. Prior to August 2002, she worked for DuPont Pharmaceuticals, a global pharmaceutical company. Ms. Pearce holds a B.Sc. from Birmingham University, U.K. and an M.B.A. from Cranfield University, U.K.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals who were our named executive officers, or NEOs, for the fiscal year ended December 31, 2023.

Bruce C. Cozadd	Chairperson and Chief Executive Officer (CEO)
Renée Galá(1)	President, Chief Operating Officer (COO)
Patricia Carr(2)	Senior Vice President, Chief Accounting Officer (Former Interim Principal Financial Officer)
Robert Iannone	Executive Vice President, Global Head of Research and Development
Neena M. Patil	Executive Vice President and Chief Legal Officer
Daniel N. Swisher, Jr.(3)	Former President and Chief Operating Officer
Kim Sablich(4)	Former Executive Vice President and General Manager, US
(1)Ms. Galá became Jazz’s President and COO effective October 1, 2023. Prior to October 1, 2023, Ms. Galá was Jazz’s Executive Vice President and Chief Financial Officer.
(2)Ms. Carr served as Jazz’s Interim Principal Financial Officer from October 1, 2023 to March 1, 2024. Ms. Carr has also served as our Senior Vice President and Chief Accounting Officer since August 2021.
(3)Mr. Swisher retired as Jazz’s President and COO effective October 1, 2023.
(4)Ms. Sablich ceased serving in her role as Executive Vice President and General Manager, US., and as an executive officer of Jazz on December 31, 2023, which was her last day of service in such capacity.

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Table of Contents
Compensation Discussion and Analysis

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Executive Summary
Our Business
We are a global biopharmaceutical company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with serious diseases—often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines, including leading therapies for sleep disorders and epilepsy, and a growing portfolio of cancer treatments. Our patient-focused and science-driven approach powers pioneering research and development advancements across our robust pipeline of innovative therapeutics in oncology and neuroscience.
Our strategy for growth is rooted in executing commercial launches and ongoing commercialization initiatives; advancing robust research and development, or R&D, programs and delivering impactful clinical results; effectively deploying capital to strengthen the prospects of achieving our short- and long-term goals through strategic corporate development; and delivering strong financial performance. We focus on patient populations with high unmet needs. We identify and develop differentiated therapies for these patients that we expect will be long-lived assets and that we can support with an efficient commercialization model. In addition, we leverage our efficient, scalable operating model and integrated capabilities across our global infrastructure to effectively reach patients around the world.
In January 2022, we announced our Vision 2025, which aims to deliver sustainable growth and enhanced value, driving our continued transformation to an innovative, high-growth global pharmaceutical leader. The three core components of our Vision 2025 focus on commercial execution, pipeline productivity and operational excellence.
In 2023, consistent with our strategy, we continued to focus on R&D activities within our oncology and neuroscience therapeutic areas.
2023 Performance Highlights
2023 was a year of continued strong execution across our business that exemplified our purpose to innovate to transform the lives of patients and their families. Our total revenue growth was led by the strength of our marketed therapies, including the continued adoption of Xywav® across both narcolepsy and idiopathic hypersomnia (IH), meaningful Epidiolex® growth and robust demand for Rylaze®. Building on several transformative years for R&D at our company, we have enhanced the breadth and depth of our pipeline, as well as our development capabilities.

Financial
•2023 total revenues of $3,834.2 million increased 5% over 2022.
•2023 GAAP(1) net income was $414.8 million, or $6.10 per diluted share compared to 2022 GAAP net loss of $(224.1) million, or $(3.58) per diluted share.
•2023 non-GAAP adjusted net income(2) of $1,295.8 million, or $18.29 per diluted share, compared to $933.6 million, or $13.20 per diluted share, for 2022.

(1)U.S. generally accepted accounting principles (GAAP).
(2)Non-GAAP adjusted net income (and the related per share measure) are non-GAAP financial measures. See “Reconciliations of Non-GAAP Adjusted Net Income” below.
(3)Includes high-sodium oxybate authorized generics royalty revenue.

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Commercial
Neuroscience
•Xywav net product sales were $1,273.0 million in 2023, an increase of 33% over 2022.
•Epidiolex/Epidyolex® net product sales were $845.5 million in 2023, an increase of 15% over 2022.
Oncology
•Rylaze net product sales were $394.2 million in 2023, an increase of 40% over 2022.
•Initiated European rolling launch of Enrylaze® (JZP458; a recombinant Erwinia asparaginase or crisantaspase), marketed as Rylaze in the U.S. and Canada, in the fourth quarter of 2023.
•Zepzelca® net product sales were $289.5 million in 2023, an increase of 7% over 2022.
Key Pipeline Highlights
•In the fourth quarter of 2023, Jazz initiated the zanidatamab rolling biologics license application submission with the U.S. Food and Drug Administration, or FDA, for accelerated approval in second-line use in biliary tract cancer, which was completed in late March 2024. The HERIZON-GEA-01 trial, evaluating zanidatamab in 1L gastroesophageal adenocarcinoma, is ongoing.
•Jazz has two ongoing trials for suvecaltamide (JZP385): a Phase 2b trial in patients with essential tremor and a Phase 2 trial in patients with Parkinson's disease tremor.
•In the fourth quarter of 2023, Jazz enrolled its first patient in a Phase 1 study to investigate the safety, tolerability, pharmacokinetics, immunogenicity and preliminary antitumor activity of JZP898 both as a monotherapy and in combination with pembrolizumab in adults with advanced/metastatic solid tumors.
Corporate Development
•In November 2023, we entered into an exclusive global license and collaboration agreement with Autifony to discover and develop drug candidates for two different ion channel targets associated with neurological disorders.

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Key Features of Our Executive Compensation Program

What We do		What We Don’t Do

✓	Design executive compensation to align pay with performance	✗	No excessive change in control or severance arrangements

✓	Balance short-term and long-term incentive compensation, with a majority of executive compensation being “at-risk”	✗	No “single-trigger” cash or equity change in control benefits

✓	Grant equity awards that vest based on performance goals over a multi-year performance period	✗	No repricing of underwater stock options without prior shareholder approval

✓	Maintain executive share ownership guidelines	✗	No excessive perquisites

✓	Provide “double-trigger” change in control benefits	✗	No tax gross ups on severance or change in control benefits

✓	Prohibit hedging and pledging by executive officers and directors	✗	No post-termination retirement or pension benefits that are not available to employees generally

✓	Maintain a clawback policy	✗	No guaranteed bonuses or base salary increases

✓
Establish threshold and maximum levels of achievement for payouts under our annual performance bonus plan and our performance-vesting equity awards, including an overall cap on individual payout amounts

✓	Have 100% independent directors on our compensation committee

✓	Retain independent compensation consultant who reports directly to our compensation committee

✓	Meet regularly in executive session without management present
2023 Pay-for-Performance Overview
As discussed throughout this Compensation Discussion and Analysis, our executive compensation program is designed to align executive pay with the achievement of our most critical financial and strategic objectives and the creation of long-term, sustainable shareholder value. The following 2023 compensation payouts were directly impacted by our achievement of pre-determined performance objectives.
Annual Performance Bonus – Our 2023 annual performance bonus program is described in more detail below under “2023 Performance Bonus Program.” Our performance during 2023 against the bonus plan corporate objectives resulted in achievement at 95% of target.
Long-Term Incentive – Our annual long-term incentive program consists of 50% time-vesting RSUs and 50% PSUs that are eligible to vest based on performance goals measured over a multi-year performance period. The PSUs granted for the 2021-2023 performance period provided senior executives the opportunity to earn share awards based on a mix of commercial and development goals measured from the close of our transaction with GW Pharmaceuticals on May 5, 2021, through December 31, 2023, modified by a TSR ranking versus peers, measured during the same period. Based on the achievement of the commercial and development objectives, the preliminary payout was 96% of target. However, our TSR ranked in the 26th percentile against peers, which reduced the payout by 24% based on the schedule that was established by our compensation committee at the time of grant. As a result, the final payout of the 2021-2023 PSU award cycle was 73% of target. Additional details about our PSU program and the 2021-2023 PSU award cycle are provided below under “Goals for and Achievement of 2023 Performance-Based Compensation—2023 – 2025 PSU Program” and “2023 Compensation Decisions for Our Named Executive Officers—Conclusion of Performance Period for 2021 PSUs.”

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Compensation Philosophy and Objectives
Our executive compensation program is designed to support the following philosophy and objectives:
•Attract, incentivize, reward and retain diverse, talented individuals with relevant experience in the life sciences industry through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.
•Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on target total direct compensation, combining short-term and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.
•Align pay with our performance. As illustrated below, a substantial portion of our NEOs’ compensation opportunity is variable or “at-risk” and dependent upon our performance. Our annual performance bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board, upon recommendation of our compensation committee, at the beginning of the year. Likewise, our PSUs are not earned unless pre-determined levels of performance are achieved and our RSUs will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders.
How We Determine Executive Compensation
Role of our Compensation Committee
We refer to our compensation committee in this proxy statement as our compensation committee. Our compensation committee is (and was at all times during 2023) composed entirely of independent directors, as defined by the Nasdaq listing standards applicable to the independence of compensation committee members. Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. Our compensation committee also has the authority to take certain actions by written consent of all members. The agenda for each compensation committee meeting is usually developed by members of our human resources department and our CEO, with input from members of our legal department, and is reviewed and finalized with the chairperson of our compensation committee.
Our compensation committee reviews and oversees our compensation policies, plans and programs and reviews and generally determines the compensation to be paid to the executive officers, including the NEOs. Our CEO’s compensation is approved by our compensation committee or the independent members of our board, upon recommendation from our compensation committee, after considering advice from its independent compensation consultant. References in this Compensation Discussion and Analysis to our board approving our CEO’s compensation are to the independent members of our board.
In making executive compensation determinations other than for our CEO, our compensation committee considers recommendations from our CEO.
Role of Our CEO and Management
In making his recommendations regarding executive compensation determinations, our CEO receives input from our human resources department and from the individuals who manage or report directly to the other executive officers, and he reviews various sources of market compensation data provided by the independent compensation consultant to our compensation committee, as described below. While our CEO discusses his recommendations for the other executive officers with our compensation committee, he does not participate in the deliberations and recommendations to our board concerning, or our board’s determination of, his own compensation. Members of our human resources department also attend compensation committee meetings.

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Annual Executive Compensation Program Cycle
Below are the highlights of the annual cycle our compensation committee follows in reviewing and making decisions with respect to our executive compensation program.

1Q	2Q	3Q	4Q

Review prior year’s performance and determine bonus and PSU program payouts; establish goals for short and long-term incentive plans; set current-year market levels of compensation	Consider any compensation-related proxy proposals and disclosures; review executive share ownership levels; review non-employee director compensation	Review compensation-related corporate governance trends and any feedback received from shareholders; discuss talent and succession planning for CEO and other senior management roles; determine peer group for next year	Discuss compensation philosophy and direction for next year, including incentive plan designs

Role of the Independent Compensation Consultant
Our compensation committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist our compensation committee in making annual compensation decisions. Since 2010, Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, has been engaged by our compensation committee. Aon supports our compensation committee in addressing the design of the peer group, provides industry compensation data, when requested, provides our compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee directors’ compensation. Our compensation committee has also consulted with Aon to update the peer company and industry compensation data on an annual basis and address specific questions that arise as the committee fulfills their responsibilities as outlined in our compensation committee charter. Aon provides support in addressing changes in trends and best practices for executive compensation, incentive and equity compensation and/or other best practices that are requested by our compensation committee, in order to help inform our compensation committee’s decisions. Aon reports directly to our compensation committee, which maintains the authority to direct Aon’s work and engagement. As requested, and under the purview of our compensation committee, Aon may advise the human resources department on projects from time to time. Aon interacts with management to gain access to company information that is required to perform services and to understand the culture and policies of the organization. Aon attends compensation committee meetings, and our compensation committee and Aon meet in executive session with no members of management present, as needed, to address various compensation matters, including deliberations regarding our CEO’s compensation.
In assessing Aon’s independence from management in providing executive compensation services to our compensation committee, our compensation committee considered that Aon is only engaged by, takes direction from, and reports to, our compensation committee for such services and, accordingly, only our compensation committee has the right to terminate or replace Aon as its compensation consultant at any time. Our compensation committee also analyzed whether the work of Aon as a compensation consultant with respect to executive and director compensation raised any conflict of interest, taking into consideration the following factors:

✓ the provision of other services to us by Aon and its affiliates
✓ the amount of fees we paid to Aon and its affiliates as a percentage of Aon’s total revenue;
✓ any business or personal relationship of Aon or the individual compensation advisors employed by it with any of our executive officers;

✓ any business or personal relationship of the individual compensation advisors with any compensation committee member;
✓ Aon’s policies and procedures that are designed to prevent conflicts of interest; and
✓ any of our ordinary shares owned by Aon or the individual compensation advisors employed by it.

Our compensation committee has determined, based on its analysis of the above factors, that the work of Aon and the individual compensation advisors employed by Aon as compensation consultants to us has not created any conflict of interest.

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Competitive Assessment of Compensation – Peer Companies and Market Data
Because we aim to attract and retain the most highly qualified executive officers in an extremely competitive market, our compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, our compensation committee reviews market data for each executive officer’s position, compiled by Aon as described below, including information relating to the mix and levels of compensation for executive officers in the life sciences industry, with a focus on target total direct compensation in line with our compensation committee’s holistic approach to executive compensation.
2023 Peer Group. Our compensation committee uses a peer group and other market data to provide context for its executive compensation decision-making. Each year, Aon reviews the external market data and evaluates the composition of our peer group to ensure it appropriately reflects our growth, the increase in our revenues and market capitalization and the consolidation in our industry. In July 2022, with the assistance of Aon, our compensation committee considered companies:
•in the life sciences industry (specifically biotechnology and select bio/pharma companies) with commercial products on the market;
•with revenues of approximately one-half (0.5x) to three times (3x) our then-projected revenue (resulting in a range of $1.5 billion to $10 billion in revenues);
•with market value of approximately one-third (0.3x) to four times (4x) our market capitalization at the time (resulting in a range of between $3 billion to $37.4 billion in market capitalization); and
•primarily located in the U.S. with a secondary focus on companies that are headquartered in Europe.
Based on the above criteria, our compensation committee approved the following changes to the executive compensation peer group for 2023:
•added Gilead Sciences, Inc. and Organon & Co; and
•removed Alexion Pharmaceuticals, Inc., Ionis Pharmaceuticals, Inc., and Sarepta Therapeutics, Inc.
The peer group used for our 2023 compensation decisions, which we refer to as our 2023 peer group, consisted of the 13 companies listed in the table below. At the time our compensation committee approved the peer group, we were at the 52nd percentile for trailing 12 months revenue and the 27th percentile for market capitalization among the new peer group. Our compensation committee considered this a reasonable balance and a good representation of companies that were of similar scope and complexity.

Alkermes plc	Gilead Sciences, Inc.	Organon & Co.	Vertex Pharmaceuticals Incorporated
Biogen Inc.	Horizon Therapeutics plc(1)	Regeneron Pharmaceuticals, Inc.
BioMarin Pharmaceutical Inc.	Incyte Corporation	Seagen Inc.(2)
Exelixis, Inc.	Neurocrine Biosciences, Inc.	United Therapeutics Corporation
(1)Acquired by Amgen Inc. in October 2023.
(2)Acquired by Pfizer Inc. in December 2023.
2023 Market Data. In early 2023, Aon completed an assessment of executive compensation based on our 2023 peer group to inform our compensation committee’s determinations of executive compensation for 2023. Our compensation committee reviews target total direct compensation, consisting of target total cash compensation and equity compensation, against the market data provided by Aon primarily to ensure that our executive compensation program, as a whole, is positioned competitively to attract and retain the highest caliber of executive officers and to ensure that the total direct compensation opportunity for the executive officer group is aligned with our corporate objectives and strategic needs. Our compensation committee does not target a specific percentile for setting the level of compensation for the NEOs and does not otherwise use a formulaic approach to setting pay against the market data. Our compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not consider company-to-company variations among actual roles with similar titles or the specific performance of the executive officers.

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Factors Used in Determining Executive Compensation
Our compensation committee sets the compensation of our executive officers at levels that our compensation committee determines to be competitive and appropriate for each NEO, using our compensation committee’s professional experience and judgment. Our compensation committee’s pay decisions are not driven by a particular target level of compensation based on market data, and our compensation committee does not otherwise use a formulaic approach to setting executive pay. Instead, our compensation committee believes that executive pay decisions require consideration of multiple relevant factors, which may vary from year to year. The figure below reflects the factors our compensation committee considered in determining and approving the amount, form and mix of pay for our NEOs in 2023.

Factors in Determining Compensation

✓	Company performance	✓	Each NEO’s target total direct compensation and equity ownership

✓	Each NEO’s criticality to the business	✓	Range of market data reference points (generally the 25th, 50th, 60th, and 75th percentiles of the market data)

✓	CEO’s recommendations (other than for himself), based on direct knowledge of NEO performance and his extensive industry experience	✓	Aon’s recommendation on compensation policy, design and structure

✓	Internal pay equity	✓	Shareholder feedback

✓	The need to attract and retain talent	✓	Each NEO’s past performance

✓	Aggregate compensation cost and impact on shareholder dilution	✓	Independent judgment of members of compensation committee
2023 Advisory Vote on Executive Compensation and Shareholder Engagement
We hold a say-on-pay advisory vote on executive compensation annually, which provides shareholders with the opportunity to cast a non-binding vote on a proposal regarding the compensation of our named executive officers. Accordingly, at our 2023 annual meeting, of the votes cast, approximately 92% were voted in favor of the proposal, which covered our executive compensation program for the year ended December 31, 2022.
Our compensation committee reviewed the final vote results for the proposal and the significant level of shareholder support and positive feedback received on recent program and governance changes. Our compensation committee concluded that our shareholders continue to support our executive compensation program and that it continues to provide a competitive pay-for-performance package that effectively incentivizes the NEOs and encourages long-term retention. As a result, our compensation committee and additionally, with respect to our CEO’s compensation, our board, determined not to make any significant changes to our 2023 executive compensation policies or decisions. Our compensation committee and additionally, with respect to our CEO’s compensation, our board will continue to consider the outcome of our say-on-pay proposals and our shareholders’ views when making future compensation decisions for the NEOs.
More information about our shareholder engagement efforts can be found under the section of this proxy statement entitled, “Proxy Overview—Shareholder and Other Stakeholder Engagement.”
Key Components and Design of the Executive Compensation Program
Total Direct Compensation
Our compensation program focuses on target total direct compensation, which consists of base salary, target performance bonus opportunity (which, together with base salary, we refer to as target total cash compensation), and target long-term incentive opportunity.

Base Salary	+	Performance Bonus Opportunity	+	Long-Term Incentive Awards	=	Total Direct Compensation

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As illustrated in the charts below, a substantial majority of target total direct compensation (that is base salary, target annual bonus and target annual equity grant) for our CEO and other NEOs is structured in the form of variable or “at-risk” compensation that is dependent upon the performance of our share price and/or the achievement of financial and strategic objectives. This aligns our executives’ interests with those of our shareholders for near- and long-term performance.

Amounts may not total due to rounding.
The pie charts above show the various recurring components of target total direct compensation for 2023 for our CEO and other NEOs. These components include the following: (i) annual base salary rate for 2023; (ii) annual target performance bonus opportunity for 2023; and (iii) the target value of equity awards granted in 2023. Target value of equity awards granted for purposes of the chart below means the target dollar value approved by our compensation committee or our board for each NEO’s equity awards granted in 2023. This value differs from the value shown in the Summary Compensation Table, as discussed further below under “2023 Compensation Decisions for Our Named Executive Officers—Summary of 2023 Compensation Decisions—Long-Term Incentive Program.”
Because we believe it is important to our success to pursue both short- and long-term objectives that drive sustainable shareholder value creation, to avoid excessive risk-taking, and to preserve our cash resources, the majority of the NEOs’ total direct compensation is comprised of variable, “at-risk” compensation, consisting of performance-based bonus opportunities and long-term incentives, in the form of PSUs and RSUs, which align the executive officers’ incentives with the interests of our shareholders. This allocation between variable, “at-risk” and fixed compensation is consistent with our pay-for-performance philosophy.
Our compensation committee takes a holistic approach to compensation and seeks to ensure that the aggregate level of pay across all of the pay elements is meeting our desired objectives for each executive officer. Our compensation committee does not have any formal policies for allocating compensation among base salary, target performance bonus opportunity and long-term incentive awards.
Instead, our compensation committee uses its experience and business judgment to establish a total compensation program for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, which it believes is appropriate to achieve the goals of our executive compensation program and our corporate goals.

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Components of Total Direct Compensation
The table below describes key features of each primary component of our executive compensation program and explains why we provide a particular compensation component.

Component	Key Features	Purpose

Base Salary	•Fixed level of cash compensation •No amount is contractually guaranteed •Amounts reviewed and determined annually, and are generally effective on or around March 1 each year	•Provides fixed level of compensation that is competitive within our industry and reflective of the skills and experience required to be successful in fulfilling the role

Performance Bonus Award
•Cash compensation under the performance bonus plan, which is variable and “at-risk” because it is dependent upon achievement of pre-established financial and strategic objectives
•Target bonus opportunities reviewed and determined annually
•Actual bonuses paid shortly after the end of each year are based on the extent corporate goals are attained as determined by our compensation committee, and for executive officers other than our CEO, may reflect their individual contributions toward such achievements
•Actual bonuses capped at 300% of executive officer’s target award (other than for our CEO, whose actual bonus is determined based solely on the achievement of corporate objectives and thus capped at 200% of target)
•Provides financial incentives to achieve key corporate objectives that are aligned with our business strategy

Long-Term Incentive Compensation
•PSUs vest, if at all, at the end of a multi-year performance period and represent 50% of the NEO target annual equity grant
•RSUs generally vest over a 4-year period subject to executive officer’s continued service
•Awards reviewed and generally granted annually, in the first quarter, or at the time of hire or promotion

•Fosters ownership culture
•Links compensation to long-term success
•PSUs align compensation earned to the achievement of multi-year strategic objectives and share price performance versus peer companies
•RSUs assist with managing dilution for our shareholders, while reinforcing the importance of shareholder value creation over time
•Executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders

Other Benefits. We also offer our executive officers severance benefits upon certain types of involuntary terminations in connection with a change in control. Executive officers based in the United States are eligible to participate in all our benefit plans, such as the 401(k) Plan (see the section below titled “Description of Compensation Arrangements–401(k) Plan”), our medical, dental, vision, short-term disability, long-term disability, group life insurance plans and other tax qualified reimbursement plans, in each case on the same basis as other employees. Executive officers are eligible to participate in our 2007 Employee Stock Purchase Plan, or ESPP, on the same basis as other employees. We do not currently offer defined benefit pension or other retirement benefits in the United States; for executive officers based outside the U.S. we offer pension or other retirement benefits that are consistent with local regulations and on the same basis as other employees in such jurisdictions.

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Severance Benefits upon Change in Control. Executive officers are also eligible to participate in our Amended and Restated Executive Change in Control and Severance Benefit Plan, or the change in control plan, which is described below under the headings “Additional Compensation Information—Change in Control Plan” and “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.” The change in control plan provides certain severance benefits to participants, in connection with specified involuntary termination events, including termination without cause and constructive termination, following a change in control.
Given the frequency of consolidation in the biopharmaceutical industry, our compensation committee believes these severance benefits are important from a retention perspective to provide some level of protection to our executives who might be terminated following a change in control and that the amounts are reasonable and maintain the competitiveness of our executive compensation and retention program. Our compensation committee believes this structure serves to mitigate the distraction and loss of key executive officers that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect the interests of our shareholders by enhancing executive focus during rumored or actual change in control activity, retaining executives despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. We do not provide any tax gross up payments on severance benefits.
Goals for and Achievement of 2023 Performance-Based Compensation
For 2023, our annual performance bonus opportunity and the PSU awards were aligned with the annual and long-term performance objectives and methodology established by our board, upon recommendation of our compensation committee. The following section describes the performance objectives, discrete goals, payout ranges, and, with respect to the annual performance bonus program, our actual performance achievement.
2023 Performance Bonus Program
The corporate objectives and relative weightings established by our board, upon recommendation of our compensation committee, for the 2023 performance bonus program communicated to the NEOs in early 2023 consisted of four corporate objectives with multiple discrete goals, as described in the table below. Overall achievement could range from 0% to 200%, in aggregate, for the corporate objectives. Total payout under the 2023 performance bonus program was capped at 300% of the NEO’s target award (with the exception of our CEO, whose actual bonus is determined based solely on the achievement of the corporate objectives and thus capped at 200% of target).
Our compensation committee did not set specific individual performance objectives for executive officers based on the philosophy that each executive officer is responsible for contributing to the corporate objectives, individually and as part of the leadership team, to collectively achieve the corporate goals. In approving individual bonus awards, our compensation committee considered the individual contribution towards our achievement of the corporate objectives by each executive officer (other than our CEO).
Individual bonus awards are determined in accordance with the following methodology:

Annual Base Salary	x	Target Bonus %	x	Company Performance % (Corporate Objectives)	x	Individual Performance % (if applicable)	=	Final Bonus Award

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Corporate Objectives
Each of the four objectives is described in the table and accompanying footnotes below, including the goals within each objective, each goal weighting, actual results and performance multipliers, as well as the total corporate achievement percentage resulting from the level of achievement of the objectives. Our compensation committee approved, at the start of the performance year, an algorithm with respect to each of the four objectives (as well as the difficult-to-achieve stretch goals) for calculating the corporate achievement percentage attributable to the extent of achievement for each such objective. As further described in the footnotes to the table below, our compensation committee established multiple discrete goals within each of the four main objectives, with objectively measurable targets, and set specific threshold and maximum levels of achievement for the commercial objective as well as the non-GAAP adjusted operating margin element of the operational excellence objective.

Corporate Objectives		Weighting (%)	Actual Results	Multiplier (%)		Corporate Achievement (9) (%)

1.	Commercial:

	• Achieve Xywav net product sales in 2023 of $1,280 million(1)	16%	Between threshold and target: net product sales of $1,273 million	100%		16%

	• Achieve Epidiolex/Epidyolex net product sales in 2023 of $857 million (1)	12%	Between threshold and target: net product sales of $842 million(2)	98%		12%

	• Achieve oncology net product sales in 2023 of $1,005 million(1)	12%	Above target: net product sales of $1,013 million(3)	101%		12%
2.	Pipeline:

	• Top priority programs(4)	30%	Achieved targets(4)	120%	(4)	36%

	• Ancillary goals(4)	15%	Partially awarded(4)
3.	Corporate Development:

	• Progression of Corporate Development activities(5)	15%	Achieved target(5)	67%		10%

	• Strategic add-ons(6)	29%	Not awarded(6)	0%		0%
4.	Operational Excellence:

	• Achieve budgeted non-GAAP adjusted operating margin(7)	10%	Below target: non-GAAP adjusted operating margin of 43.8%(7)	40%	(7)	4%

	• People and Patients objectives(8)	5%	Achieved 4 of 5 targets(8)	100%		5%
	TOTAL					95%
Note: Amounts may not total due to rounding.
(1)If the specified threshold annual performance level was met (70% of target for Xywav and 85% of target for both Epidiolex/Epidyolex and oncology), then a pre-established scaled performance multiplier (ranging from 0% to 175% of target for Xywav and 50% to 175% of target for Epidiolex/Epidyolex and oncology) would be used to calculate the applicable corporate achievement percentage attributable to such objective. The performance multiplier would be zero if performance was below the applicable threshold level, and if performance exceeded the applicable threshold level, the performance multiplier scaled using the pre-established performance curve up to the applicable maximum level. The performance multiplier was capped for performance above the specified maximum performance level (115% of target). Xywav net product sales were not impacted by changes in foreign currency and had a final multiplier of 100% with a payout of 16%.
(2)To calculate the performance achievement level and the performance multiplier, our GAAP reported Epidiolex/Epidyolex net product sales of $845 million were decreased to $842 million to adjust for changes in foreign currency exchange rates since the objective was based on budgeted foreign currency exchange rates. Final multiplier of 98.2% with a payout of 11.6%.

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(3)To calculate the performance achievement level and performance multiplier, our GAAP reported oncology net product sales of $1,015 million were decreased by approximately $3 million to adjust for changes in foreign currency exchange rates since the objective was based on budgeted foreign currency exchange rates. Final multiplier of 100.8% with a payout of 12.1%.
(4)Consisted of the five top-priority 2023 goals: (i) initiating zanidatamab (JZP598) biliary tract cancer Biologics License Application submission to FDA or achieving zanidatamab gastroesophageal adenocarcinoma Phase 3 randomization target of 63%, (ii) achieving 100% patient enrollment of Zepzelca (lurbinectedin) first line study, (iii) obtaining top line results readout for JZP150 (fatty acid amide hydrolase Inhibitor) in post-traumatic stress disorder Phase 2, (iv) achieving suvecaltamide (JZP385) (essential tremor) Phase 2B randomization target of 70%, and (v) achieving JZP441 (Orexin) decision to progress to healthy crossover and narcolepsy Type 1 patient studies. In setting the objectives, our compensation committee incorporated key inflection points in 2023 and interim goals where programs were across multiple years, to incentivize in year performance and required that three of the five goals must be met at target level or above in order to receive 100% achievement of the goals. Our compensation committee determined that we had met goal (ii) at threshold, goal (iii) at target and goals (i) and (iv) at or above maximum, and we had not achieved goal (v), as the decision was made to pause the JZP441 program. Ancillary goals consisted of the following to be achieved by year-end and awarded for cumulative performance at our compensation committee’s discretion: (i) achieving suvecaltamide (JZP385) (Parkinson’s Disease tremor) Phase 2 randomization target of 45%, (ii) enrolling first patient in JZP150 (autism spectrum disorder) Phase 2 proof of concept study, (iii) completing enrollment of first patient in JZP898 (interferon alpha agonist) Phase 1 study, (iv) completing enrollment of fourth cohort of JZP815 (Pan-RAF for solid tumors and hematological malignancies) Phase 1 study, (v) completing one IND submission and two product candidate selections, (vi) achieving JZP258 (Xywav for polysomnography) enrollment target of 8%, (vii) achieving JZP258 (Xywav for blood pressure) enrollment target of 9%, (viii) enrolling first patient in JZP926 (epilepsy comorbidities), and (ix) advancing pipeline to create meaningful value, as evaluated in our compensation committee’s discretion. Our compensation committee determined that goals (i) and (ii) were below the threshold achievement levels and that goals (iii) through (ix) were achieved or exceeded. In particular, goal (vi) and goal (vii) outperformed enrollment expectations. In consideration of both top priority and ancillary goals, our compensation committee determined that the achievement of these goals was 120% in aggregate and therefore a 36% corporate achievement percentage attributable to such goals. The capped payout for pipeline goals was 60%.
(5)Consisted of the following goals to be achieved by year-end: (i) identify and evaluate top priority corporate development targets, and (ii) pipeline enhancement. Our compensation committee determined that goal (i) was met and goal (ii) was partially achieved. Our compensation committee had the discretion to adjust the payout level or calculation if determined appropriate. In aggregate, our compensation committee assessed the performance on the goals of 67% and therefore a 10% corporate achievement percentage attributable to such goals. The capped payout for corporate development goals (including the stretch goal described in (6) below) was 44%.
(6)Consisted of the following stretch goal to be achieved by year-end: a transaction that adds an asset with a clear path to deliver approximately $500 million of revenue by 2025 and subsequent growth in 2026 and beyond. The total payout for corporate development (including this stretch goal) could have been up to 44% (regardless of achievement on the two primary goals referenced in footnote (6) above), based on compensation committee discretion. Our compensation committee determined that this goal was not met and therefore provided no corporate achievement percentage attributable to such goal.
(7)The target for non-GAAP adjusted operating margin was established at 45.6% and included transformation efficiencies and other initiatives. The multiplier applied to the non-GAAP adjusted operating margin ranged from 0% to 200% for adjusted operating margin approximately between 42.1% and 49.1%. The actual year end non-GAAP adjusted operating margin achieved, as calculated for purposes of the performance bonus program (described below), was 43.8%, reflecting 96% achievement of target and a 48.2% payout multiplier for a corporate achievement percentage attributable to such goal of 4.8%. Our compensation committee had the discretion to adjust the payout level or calculation if it determined appropriate. Our compensation committee assessed the performance of the goal and deemed a payout of 4.0% was appropriate.
a.Non-GAAP adjusted operating margin is a non-GAAP financial measure that is calculated as (a) total revenues for 2023 less non-GAAP adjusted cost of product sales, SG&A expenses and R&D expenses for 2023 divided by (b) total revenues for 2023. Non-GAAP adjusted cost of product sales, SG&A expenses and R&D expenses exclude from GAAP cost of product sales, SG&A expenses and R&D expenses, as applicable, share-based compensation expense, restructuring and other charges, and acquisition accounting inventory fair value step-up expense. In addition, solely for purposes of calculating the level of achievement, non-GAAP adjusted operating margin also excluded approximately $2 million of operating expenses associated with two corporate development programs licensed in fiscal year 2023.
(8)Consisted of the following goals to be achieved by year-end: (i) create a formal patient centricity framework, (ii) apply patient and caregiver input into target product profile, (iii) apply patient and caregiver input into trial protocols for high priority programs, (iv) attrition rate below life science industry average, and (v) achieve aspirational diversity among employees at the executive director level and above (46% female and 21% people of color) in the U.S. Four of five goals were required to be met at target level or above in order to receive 100% corporate achievement percentage attributable to the people and patients objective. Our compensation committee assessed performance and determined that goals (i) through (iv) were achieved, resulting in performance of 100% and therefore a 5% corporate achievement percentage attributable to such goals.
(9)The percentages in this column represent, for each objective, the weight of the objective multiplied by the performance multiplier that corresponds to the actual achievement of such objective.
Following the end of the 2023 fiscal year, our compensation committee reviewed our performance against the corporate objectives and considered achievement of stretch goals. Our compensation committee approved an overall corporate achievement percentage of 95% of the target corporate performance for the 2023 plan year. The actual bonus payments approved for each of the NEOs for 2023 are described below under “2023 Compensation Decisions for Our Named Executive Officers.”

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2023 – 2025 PSU Program.
Our compensation committee designed the 2023 – 2025 PSU Program, or the 2023 PSUs, to align closely to Vision 2025, our previously announced strategy for long-term, sustainable top- and bottom-line growth and shareholder value creation. The 2023 PSUs are intended to incentivize and reward for demonstrating strong progress towards the Vision 2025 objectives.
The 2023 PSUs are eligible to vest based on achievement of three objective performance goals over a three-year performance period, which performance payout is then adjusted based on our relative TSR, for the three-year performance period. Below is a summary of the performance metrics and associated weightings and targets applicable to the 2023 PSUs, as well as the TSR modifier. The performance goals below were chosen given their alignment to Vision 2025.

Performance Goals	Target	Weighting

Total Revenue(1)	$5.0 billion	40%
Enhance Pipeline Value(2)	30 points	40%
Non-GAAP Adjusted Operating Margin(3)	48%	20%
TOTAL		100%
(1)“Total Revenue” means our total consolidated revenues calculated in accordance with GAAP for fiscal year 2025.
(2)Points are awarded for achievement of the following: one point for each successful investigational new drug application, or IND; four points for each successful proof-of-concept study; and six points for each successful pivotal study and/or product approval by a regulatory authority occurring during the performance period.
(3)Non-GAAP Adjusted Operating Margin is a non-GAAP financial measure that is calculated as (a) total revenues for fiscal 2025 less non-GAAP adjusted cost of product sales, SG&A expenses and R&D expenses for fiscal 2025 divided by (b) total revenues for fiscal 2025. Non-GAAP adjusted cost of product sales, SG&A expenses and R&D expenses exclude from GAAP cost of product sales, SG&A expenses and R&D expenses, as applicable, share-based compensation expense, transaction and integration related expenses, acquisition accounting inventory fair value step-up expense, and other expenses deducted in arriving at non-GAAP adjusted net income.
The three performance goals described above can independently, and in the aggregate, be achieved at 50% of target at threshold performance levels up to 160% of target for stretch performance, with linear interpolation used between the performance levels.
Once the aggregate achievement percentage of the three performance goals is determined, that result is modified, from 75% to 125%, based on the performance of our share price relative to peers over the same three-year performance period, or what we refer to as a relative TSR modifier. Our compensation committee believes that having a TSR modifier helps balance the importance of providing executives clearer line of sight to payout opportunities using financial and operational measures with the need to ensure that those payouts are aligned with shareholders’ experience during the performance period. The achievement percentage, as adjusted to reflect the TSR modifier, will determine the number of shares underlying the PSUs that will be earned, vest and be issued to each NEO. Furthermore, the total payout percentage is capped at 100% in the event the TSR percentile rank is ≤ 25th percentile.

Percentile Rank vs. Comparator Group	Payout Modifier

≥ 75th percentile	125%
For every increase in percentile rank between 50th and 75th percentiles	Increase by 1%
50th percentile	100%
For every decrease in percentile rank between 50th and 25th percentiles	Decrease by 1%
≤ 25th percentile	75%

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Our compensation committee selected the constituents of the Russell 1000 pharmaceutical and biotechnology component companies as the comparator group for purposes of the relative TSR modifier for the following reasons:
•the number of companies is large enough to withstand any potential industry consolidation;
•the group includes twelve of the companies in our executive compensation peer group above under “How We Determine Executive Compensation—Competitive Assessment of Compensation – Peer Companies and Market Data;” and
•the revenue, market cap and volatility of these companies is more aligned with our company’s profile.
The companies initially listed on the index at the beginning of the performance period are:

AbbVie Inc.	Exelixis, Inc.	Neurocrine Biosciences, Inc.	United Therapeutics Corporation
Alnylam Pharmaceuticals, Inc.	Gilead Sciences, Inc.	Novavax, Inc.	Vertex Pharmaceuticals Incorporated
Amgen Inc.	Horizon Therapeutics plc(1)	Organon & Co.	Viatris Inc.
Biogen Inc.	Incyte Corporation	Perrigo Company plc	Zoetis Inc.
BioMarin Pharmaceutical Inc.	Ionis Pharmaceuticals, Inc.	Pfizer Inc.
Bristol-Myers Squibb Company	Johnson & Johnson	Regeneron Pharmaceuticals, Inc.
Catalent, Inc.	Merck & Co., Inc.	Royalty Pharma plc
Elanco Animal Health Incorporated	Mirati Therapeutics(2)	Sarepta Therapeutics, Inc.
Eli Lilly and Company	Moderna, Inc.	Seagen Inc.(3)
Exact Sciences Corporation	Natera, Inc.	Ultragenyx Pharmaceutical Inc.
(1)    Acquired by Amgen Inc. in October 2023.
(2)    Acquired by Bristol Myers Squibb in January 2024.
(3)    Acquired by Pfizer Inc. in December 2023.
Companies that are acquired during the performance period will be removed from the final calculation.
The 2023 PSUs are subject to potential vesting acceleration upon the NEO’s termination in connection with a change in control, as well as upon death, disability or retirement, as described below under the heading, “Potential Payments upon Termination or Change in Control—Treatment of 2021, 2022 and 2023 PSUs.”

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2023 Compensation Decisions for Our Named Executive Officers
General Approach
For making 2023 compensation decisions, our compensation committee considered the factors discussed in “How We Determine Executive Compensation—Factors Used in Determining Executive Compensation” above and our compensation committee’s specific compensation objectives for 2023. Our compensation committee did not use a formula or assign a particular weight to any one factor in determining each NEO’s target total direct compensation. Rather, our compensation committee’s determination of the target total direct compensation, mix of cash and equity and fixed and variable, “at-risk” pay opportunities was a subjective, individualized decision for each NEO. Our compensation committee reviewed and considered each element of pay in the context of the overall target total direct compensation for each NEO. When our compensation committee made changes to one element of pay, those changes were made in the context of the levels of the other elements of pay, and the resulting target total direct compensation for each NEO. As a result, the 2023 pay decisions for each NEO are presented holistically in this section.
Summary of 2023 Compensation Decisions
Target Total Cash Compensation. Our compensation committee (and board, with respect to Mr. Cozadd) increased total target cash compensation by 9.2% for Mr. Cozadd and in varying amounts for our other NEOs. Base salary rate increases were a result of each NEO’s individual performance, responsibilities, market data reference points and total pay opportunities, which were effective in March 2023. Our compensation committee increased the target performance bonus percentages from 2022 for four of the NEOs as described below in “Individual NEO Compensation Decisions.”
Target Equity Compensation and Impact on Target Total Direct Compensation. To determine the size of 2023 equity awards, our compensation committee (and our board, with respect to Mr. Cozadd) made its decisions, after careful consideration, seeking to deliver equity awards to each executive officer based on overall equity and total compensation competitiveness to reinforce our retention and incentive objectives, to facilitate stock ownership and manage overall dilution to our shareholders. With the 2023 target equity compensation grant, our compensation committee (and our board, with respect to Mr. Cozadd) approved total target direct compensation reflecting a 1.4% increase for Mr. Cozadd. The other NEOs each received a larger increase to ensure that each NEO’s target equity opportunity was positioned competitively with the market.
Long-Term Incentive Program. Our long-term incentive program is designed to align the interests of management with our shareholders and focus management’s attention on long-term, sustained growth. For our NEOs and other executive officers, long-term incentives are delivered in equal mix of PSUs that vest based on achievement of pre-established multi-year performance goals and time-vesting RSUs. Our compensation committee believes this mix strikes the right balance between the variable nature of PSUs and the retentive nature of RSUs. The vesting terms and structure of our PSUs granted in 2023 is discussed in “Goals for and Achievement of 2023 Performance-Based Compensation—2023 – 2025 PSU Program” above.
The share amounts underlying the PSUs and RSUs granted to each executive officer in 2023 were determined by dividing the target fair value of the award that our compensation committee and, in the case of Mr. Cozadd, our board, intended to deliver, by our 30-day average share price immediately preceding the grant date. We used a 30-day average share price, rather than a single day share price, to provide a more stabilized share value less susceptible to possible swings in the market. The grant date fair value of the RSUs and PSUs, as reported in the Summary Compensation Table and Grants of Plan-Based Awards Table in accordance with SEC rules and Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC 718, is based on the closing price of our ordinary shares on the grant date (with respect to RSUs) and based on a Monte Carlo simulation model (with respect to PSUs). The values for the RSUs and PSUs shown in the Summary Compensation Table and Grants of Plan-Based Awards Table differ from the intended target values and do not fully reflect the considerations of, and decisions made by, our compensation committee and our board in its determination of the equity grants in this respect.
Conclusion of Performance Period for 2021 PSUs
At the closing of the acquisition of GW Pharmaceuticals, which occurred on May 5, 2021, members of the combined company management team, including each of the NEOs, were granted PSUs. The performance period for these PSUs concluded on December 31, 2023. The awards were subject to vesting based upon achievement of commercial and development goals, modified by a TSR ranking versus peers, measured during the same period.

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As shown in the table and accompanying footnotes below, the commercial and development objectives were achieved at 96% of target. However, our TSR ranked in the 26th percentile against peers, which reduced the payout by 24% based on the schedule that was established by our compensation committee at the time of grant. As a result, the final payout of the 2021-2023 PSU award cycle was 73% of target.

Metric	Weighting (%)	Goals			Actual Performance Result(1)	Vesting Percentage (%)
		Threshold (50% payout)	Target (100% payout)	Stretch (160% payout)

Percent of US oxybate Patients on Xywav by December 31, 2023(2)	25%	>50%	60%	65%	61%	115%
Percent of Revenue in 2022 from New Product Launches(3)	30%	40%	45-50%	55%	53%	139%
Epidiolex 2023 Revenue(4)	20%	—	—	—	$845M	0%
Pipeline Success Scorecard(5)	25%	10 points	18 points	26 points	18 points	100%
Total Preliminary Results (Weighted)						96%
					Actual Performance Result
Relative TSR Modifier	Peer Group Percentile Rank	≤ 25th	50th	≥ 75th	26th
	Payout Modifier(6)	75%	100%	125%	76%
Final Results (96% x 76%)						73%
(1)    The performance result is calculated by linear interpolation between payout goals.
(2)    Relative to total patients on Xywav, Xyrem and authorized generic versions of Xyrem.
(3)    New product launches include Xywav (all indications), Zepzelca, Rylaze and Sunosi.
(4)    The target 2023 revenue set by our compensation committee in 2021, the year we acquired Epidiolex as part of our acquisition of GW Pharmaceuticals plc, is not being disclosed as it represents confidential commercial and financial information, the disclosure of which would result in competitive harm to us. Our compensation committee believed that it had set performance goals at rigorous and challenging levels that would require significant effort and achievement by our executives to be attained. Such goals were established in light of our internal forecast at the time as well as macroeconomic and industry environments.
(5)    One point awarded for each successful INDs; four points awarded for each successful proof of concept study; and six points awarded for each successful pivotal study and/or product approval occurring during the performance period. During the performance period, we achieved the following: six INDs (JZP815, JZP341, JZP541, JZP505, JZP898, and JZP441); one successful pivotal study (JZP598) and one product approval (JZP458).
(6)    For every percentile rank between 50th and 25th the payout modifier is decreased by 1% to a maximum of 75%; for every percentile rank between 50th and 75th the payout modifier is increased by 1% up to a maximum of 125%.

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The table below sets forth the total number of 2021 PSUs that vested for each of the NEOs.

Name	Target Number of PSUs Granted	Actual Number of PSUs Vested(1)

Bruce C. Cozadd	36,365	26,545
Renée Galá	9,700	7,079
Patricia Carr	1,820	1,327
Robert Iannone	8,180	5,970
Neena M. Patil	6,970	5,087
Daniel N. Swisher, Jr.	10,891	7,949
Kim Sablich	8,180	5,970
(1)    The PSUs vested on January 17, 2024.
Individual NEO Compensation Decisions
Below are summaries, for each NEO individually, of our compensation committee’s (and, as applicable, our board’s) decisions about 2023 target total direct compensation and the changes from each NEO’s 2022 target total direct compensation. As described above, when making the 2023 compensation decisions, our compensation committee (or our board, as applicable) focused primarily on the target total direct compensation for each NEO while considering the factors set forth in the section titled “How We Determine Executive Compensation—Factors Used in Determining Executive Compensation” and our compensation committee’s specific compensation objectives for 2023. The footnotes to the tables also include the actual performance bonus paid to each of the NEOs for 2023 and how that actual bonus compared to each NEO’s target bonus. Additionally, for each NEO, the target equity compensation presented in the charts below reflect the target dollar value approved by our compensation committee (and, with respect to Mr. Cozadd, our board), which is different from the grant date fair value as reported in the Summary Compensation Table and Grants of Plan-Based Awards Table, as further described under “Summary of 2023 Compensation Decisions—Long-Term Incentive Program” above.

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Bruce C. Cozadd, Chairperson and CEO

	2022 Pay ($)	2023 Pay ($)	Change (%)

Target Total Cash Compensation	2,240,200	2,446,080	9.2%
Base Salary(1)	1,120,100	1,164,800
Target Performance Bonus(2)	1,120,100	1,281,280
Target Equity Compensation(3)	12,600,000	12,600,000	0.0%
Target Total Direct Compensation(4)	14,840,200	15,046,080	1.4%
(1)Represents annual base salary rate for the applicable year. 2023 base salary became effective in March 2023.
(2)The 2023 amount reflects a target performance bonus of 110% of base salary rate as of December 31, 2023, an increase from 100% in 2022. Our compensation committee and our board determined that an increase to Mr. Cozadd’s target bonus opportunity was appropriate given his sustained performance, the desire to increase the mix of variable, at-risk compensation and to ensure alignment to the market, consistent with our executive compensation philosophy. The actual 2023 performance bonus paid was $1,217,216, reflecting 95% of the target performance bonus, based entirely on the 95% overall achievement of the 2023 corporate performance objectives. Our compensation committee (with approval from our board) determined that the overall 2023 corporate achievement percentage of 95% was applicable to Mr. Cozadd, because, as CEO, Mr. Cozadd is responsible for meeting our objectives.
(3)The target equity compensation presented in the chart above reflects the target dollar value recommended by our compensation committee and approved by our board; this value differs from the values required to be shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2022 and 2023, as applicable as further described above in “Summary of 2023 Compensation Decisions—Long-Term Incentive Program.”
(4)Our compensation committee and our board designed Mr. Cozadd’s target total direct compensation to be competitive as compared to the market data, as described in more detail above in “How We Determine Executive Compensation—Competitive Assessment of Compensation – Peer Companies and Market Data,” appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. Our compensation committee believed it was appropriate to provide an increase to his base salary and target performance bonus percentage in 2023 in recognition of his individual performance, the company’s performance under his leadership and to remain in line with general market increases. Based on our compensation committee’s and our board’s professional experience and judgment, our compensation committee and our board determined Mr. Cozadd’s target total direct compensation to be competitive and appropriate.

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Renée Galá, President and COO(1)

	2022 Pay ($)	2023 Pay ($)	Change (%)

Target Total Cash Compensation	1,046,250	1,400,000	33.8%
Base Salary(2)	675,000	800,000
Target Performance Bonus(3)	371,250	600,000
Target Equity Compensation(4)	3,300,000	4,000,000	21.2%
Target Total Direct Compensation(5)	4,346,250	5,400,000	24.2%
(1)Our board appointed Renée Galá as our President and COO, effective as of October 1, 2023, to succeed Mr. Swisher as our President and COO.  Ms. Galá was previously our Executive Vice President and Chief Financial Officer. The amounts listed in the 2023 Pay column reflect Ms. Galá’s pay effective as of her appointment to President and COO.
(2)Represents annual base salary rate for the applicable year. Ms. Galá’s initial 2023 base salary of $735,000 became effective March 2023. In connection with her appointment as President and COO, our board increased Ms. Galá’s annual base salary to $800,000, effective October 1, 2023.
(3)In connection with her appointment as President and COO, our compensation committee increased Ms. Galá’s target bonus opportunity for 2023 from 60% of her base salary to 75% of her base salary, effective as of October 1, 2023. As such, the 2023 amount reflects a target performance bonus of 75% as of December 31, 2023, an increase from 55% in 2022. The actual 2023 performance bonus paid was $570,000, reflecting 95% of target performance bonus, based on the 95% overall achievement of the 2023 corporate performance objectives.
(4)Ms. Galá received an annual equity grant in March 2023 with a target value of $3,800,000. In connection with her appointment as President and Chief Operating Officer, she also received an additional one-time promotion grant in November 2023, incremental to her 2023 annual equity grant, with an approximate grant date value of $200,000. The target equity compensation presented in the chart above reflects the target dollar value approved by our compensation committee; this value differs from the values required to be shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2022 and 2023, as applicable as further described above in “Summary of 2023 Compensation Decisions—Long-Term Incentive Program.”
(5)Our compensation committee designed Ms. Galá’s target total direct compensation to be competitive as compared to the market data, as described in more detail above in “How We Determine Executive Compensation—Competitive Assessment of Compensation – Peer Companies and Market Data,” appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. Our compensation committee determined it was appropriate to increase Ms. Galá’s base salary in an amount necessary to reflect her scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs. Based on our compensation committee’s professional experience and judgment, our compensation committee determined Ms. Galá’s target total direct compensation to be competitive and appropriate.

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Patricia Carr, Senior Vice President and Chief Accounting Officer (Former Interim Principal Financial Officer)(1)

	2022 Pay ($)	2023 Pay ($)	Change (%)

Target Total Cash Compensation(2)	550,961	587,060	6.6%
Base Salary(3)	379,973	404,869
Target Performance Bonus(4)	170,988	182,191
Target Equity Compensation(5)	700,000	750,000	7.1%
Target Total Direct Compensation(6)	1,250,961	1,337,060	6.9%
(1)Ms. Carr served as our Interim Principal Financial Officer from October 1, 2023 to March 1, 2024.
(2)Ms. Carr’s base salary is paid in Euros. The amounts have been converted to U.S. dollars using the conversion rates below.
(3)Represents annual base salary rate for the applicable year. 2023 base salary became effective in March 2023. Ms. Carr’s base salary for 2023 was €375,000 which has been converted to USD using a conversion rate of 1.07965 which is the average foreign exchange rate from January 1, 2023 to December 31, 2023. Ms. Carr’s base salary for 2022 was €360,000 which has been converted to USD using a conversion rate of 1.05548 which is the average foreign exchange rate from January 1, 2022 to December 31, 2022.
(4)There was no change to the target bonus as a percentage of base salary for 2023. The 2023 amount reflects a target performance bonus of 45% of base salary rate as of December 31, 2023. The actual 2023 performance bonus paid was $194,868, reflecting 107% of target performance bonus, based on the 95% overall achievement of the 2023 corporate performance objectives and Ms. Carr’s individual contributions and leadership during the transition to a new CFO. Ms. Carr’s actual 2023 performance bonus was €180,000, which has been converted to USD using a conversion rate of 1.08260, the average foreign exchange rate for March 2024 when the bonus was paid.
(5)The target equity compensation presented in the chart above reflects the target dollar value approved by our compensation committee; this value differs from the values required to be shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2022 and 2023, as applicable as further described above in “Summary of 2023 Compensation Decisions—Long-Term Incentive Program.”
(6)Our compensation committee designed Ms. Carr’s target total direct compensation to be competitive as compared to market data, as described in more detail above in “How We Determine Executive Compensation—Competitive Assessment of Compensation – Peer Companies and Market Data,” appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. Our compensation committee determined it was appropriate to increase Ms. Carr’s base salary in an amount necessary to reflect her scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs. Based on our compensation committee’s professional experience and judgment, our compensation committee determined Ms. Carr’s target total direct compensation to be competitive and appropriate.

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Robert Iannone, Executive Vice President, Global Head of Research and Development

	2022 Pay ($)	2023 Pay ($)	Change (%)

Target Total Cash Compensation	1,007,500	1,128,000	12.0%
Base Salary(1)	650,000	705,000
Target Performance Bonus(2)	357,500	423,000
Target Equity Compensation(3)	3,200,000	3,700,000	15.6%
Target Total Direct Compensation(4)	4,207,500	4,828,000	14.7%
(1)Represents annual base salary rate for the applicable year. 2023 base salary became effective March 2023.
(2)The 2023 amount reflects a target performance bonus of 60% of base salary rate as of December 31, 2023, an increase from 55% in 2022. The actual 2023 performance bonus paid was $450,000, reflecting 106% of target performance bonus, based on the 95% overall achievement of the 2023 corporate performance objectives and Dr. Iannone’s individual contributions and leadership of the research and development organization during 2023.
(3)The target equity compensation presented in the chart above reflects the target dollar value approved by our compensation committee; this value differs from the values required to be shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2022 and 2023, as applicable as further described above in “Summary of 2023 Compensation Decisions—Long-Term Incentive Program.”
(4)Our compensation committee designed Dr. Iannone’s target total direct compensation to be competitive as compared to market data, as described in more detail above in “How We Determine Executive Compensation—Competitive Assessment of Compensation – Peer Companies and Market Data,” appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. Our compensation committee determined it was appropriate to increase Dr. Iannone’s base salary in an amount necessary to reflect his scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs. Based on our compensation committee’s professional experience and judgment, our compensation committee determined Dr. Iannone’s target total direct compensation to be competitive and appropriate.

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Neena M. Patil, Executive Vice President and Chief Legal Officer

	2022 Pay ($)	2023 Pay ($)	Change (%)

Target Total Cash Compensation	900,000	999,750	11.1%
Base Salary(1)	600,000	645,000
Target Performance Bonus(2)	300,000	354,750
Target Equity Compensation(3)	2,500,000	2,800,000	12.0%
Target Total Direct Compensation(4)	3,400,000	3,799,750	11.8%
(1)Represents annual base salary rate for the applicable year. 2023 base salary became effective March 2023.
(2)The 2023 amount reflects a target performance bonus of 55% of base salary rate as of December 31, 2023, an increase from 50% in 2022. The actual 2023 performance bonus paid was $320,000, reflecting 90% of target performance bonus, based on the 95% overall achievement of the 2023 corporate performance objectives and Ms. Patil’s individual contributions and leadership of the corporate legal organization during 2023.
(3)The target equity compensation presented in the chart above reflects the target dollar value approved by our compensation committee; this value differs from the values required to be shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2022 and 2023, as applicable as further described above in “Summary of 2023 Compensation Decisions—Long-Term Incentive Program.”
(4)Our compensation committee designed Ms. Patil’s target total direct compensation to be competitive as compared to the market data, as described in more detail above in “How We Determine Executive Compensation—Competitive Assessment of Compensation – Peer Companies and Market Data,” to be appropriate from an internal equity perspective and to be more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. Our compensation committee determined it was appropriate to increase Ms. Patil’s base salary in an amount necessary to reflect her scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs. Based on our compensation committee’s professional experience and judgment, our compensation committee determined Ms. Patil’s target total direct compensation to be competitive and appropriate.

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Daniel N. Swisher, Jr., Former President and COO(1)

	2022 Pay ($)	2023 Pay ($)	Change (%)

Target Total Cash Compensation	1,356,250	1,400,000	3.2%
Base Salary(2)	775,000	800,000
Target Performance Bonus(3)	581,250	600,000
Target Equity Compensation(4)	3,800,000	4,000,000	5.3%
Target Total Direct Compensation(5)	5,156,250	5,400,000	4.7%
(1)Mr. Swisher retired from his role as President and COO of Jazz effective October 1, 2023. Mr. Swisher continued to be employed by us as a non-executive employee through March 31, 2024.
(2)Represents annual base salary rate for the applicable year. 2023 base salary became effective March 2023.
(3)There was no change to the target bonus as a percentage of base salary for 2023. The 2023 amount reflects a target performance bonus of 75% of base salary rate as of December 31, 2023. The actual 2023 performance bonus paid was $570,000, reflecting 95% of target performance bonus, based entirely on 95% overall achievement of the 2023 corporate performance objectives. Like Mr. Cozadd, our compensation committee determined that the overall 2023 corporate achievement percentage of 95% was applicable to Mr. Swisher, because, as President, he was responsible for meeting our objectives.
(4)The target equity compensation presented in the chart above reflects the target dollar value approved by our compensation committee; this value differs from the values required to be shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2022 and 2023, as applicable as further described above in “Summary of 2023 Compensation Decisions—Long-Term Incentive Program.”
(5)Our compensation committee designed Mr. Swisher’s target total direct compensation to be competitive as compared to the market data, as described in more detail above in “How We Determine Executive Compensation—Competitive Assessment of Compensation – Peer Companies and Market Data,” appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. Our compensation committee determined it was appropriate to increase Mr. Swisher’s base salary in an amount necessary to reflect his scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs. Based on our compensation committee’s professional experience and judgment, our compensation committee determined Mr. Swisher’s target total direct compensation to be competitive and appropriate.

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Kim Sablich, Former Executive Vice President and General Manager, US(1)

	2022 Pay ($)	2023 Pay ($)	Change (%)

Target Total Cash Compensation	930,000	968,750	4.2%
Base Salary(2)	600,000	625,000
Target Performance Bonus(3)	330,000	343,750
Target Equity Compensation(4)	2,800,000	3,100,000	10.7%
Target Total Direct Compensation(5)	3,730,000	4,068,750	9.1%
(1)Ms. Sablich ceased serving in her role as Executive Vice President and General Manager, US, effective December 31, 2023.
(2)Represents annual base salary rate for the applicable year. 2023 base salary became effective March 2023.
(3)There was no change to the target bonus as a percentage of base salary for 2023. The 2023 amount reflects a target performance bonus of 55% of base salary rate as of December 31, 2023. The actual 2023 performance bonus paid was $326,527 reflecting 95% of target performance bonus, based on the 95% overall achievement of the 2023 corporate performance objectives and Ms. Sablich’s individual contributions and leadership of the North America commercial organization during 2023.
(4)The target equity compensation presented in the chart above reflects the target dollar value approved by our compensation committee; this value differs from the values required to be shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2022 and 2023, as applicable as further described above in “Summary of 2023 Compensation Decisions—Long-Term Incentive Program.”
(5)Our compensation committee designed Ms. Sablich’s target total direct compensation to be competitive as compared to the market data, as described in more detail above in “How We Determine Executive Compensation—Competitive Assessment of Compensation – Peer Companies and Market Data” to be appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. Our compensation committee determined it was appropriate to increase Ms. Sablich’s base salary in an amount necessary to reflect her scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs. Based on our compensation committee’s professional experience and judgment, our compensation committee determined Ms. Sablich’s target total direct compensation to be competitive and appropriate.
Additional Compensation Information
Ownership Guidelines for Executive Officers
We maintain share ownership guidelines for our CEO and certain other employees who serve on our executive committee, including our NEOs. Under the guidelines, these individuals are expected to own a number of our ordinary shares with a value equal to six times base salary for our CEO, two times base salary for each other member of our executive committee who is an officer for purposes of Section 16 of the Exchange Act, and one times base salary for each other member of our executive committee. The guidelines provide that the officers are expected to establish the minimum ownership levels within five years of first becoming subject to the guidelines. Mr. Cozadd is in compliance with the guidelines. Each of our other continuing NEOs, who are subject to the guidelines, has five years from the date of his or her appointment to comply with the guidelines.
Shares that count toward satisfaction of these guidelines include: shares owned outright by the individual (including RSUs and/or PSUs that have vested or were earned but not yet settled, net of taxes); shares retained after an option exercise or issuance under another type of equity award granted under our equity incentive plans; shares retained after purchase under the ESPP; and shares held in trust for the benefit of the individual. Our compensation committee has discretion to develop an alternative individual guideline or an alternative method of complying with the applicable individual guideline for an individual covered by the guidelines if compliance would place a significant hardship on such individual.
Clawback Policy
In November 2023, our compensation committee adopted an incentive compensation recoupment policy, or Clawback Policy, that complies with the new listing standards adopted by Nasdaq that implement the new SEC rules under the Dodd-Frank Act and applies to our executive officers (as defined in applicable SEC rules). The Clawback Policy, which replaces and supersedes our prior clawback policy adopted in April 2021, requires us to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to the material our noncompliance with any financial reporting requirement under the securities laws. The Clawback Policy applies to incentive compensation that is received by a covered officer on or after October 2, 2023.

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In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.
Change in Control Plan
Our compensation committee periodically reviews the terms of our change in control plan, including its “double-trigger” structure and benefits, against market data to ensure that the benefits we offer remain appropriate.
Our executive officers are eligible to participate in the change in control plan, which includes all of our NEOs. Our compensation committee believes that the change in control benefits we provide are representative of market practice, both in terms of design and cost, and are sufficient to retain our current executive team and to recruit talented executive officers in the future.
Equity Grant Timing and Equity Plan Information
Our equity incentive grant policy generally provides that grants to executive officers occur on the second trading day following the filing date of our next quarterly or annual report filed under the Exchange Act that occurs after the date on which such grants are approved by our board or compensation committee, as applicable. Accordingly, our equity incentive grant policy generally requires that grants to our executive officers are made shortly after we have released information about our financial performance to the public for the applicable period. As a result, the timing of equity awards is not coordinated in a manner that intentionally benefits our executive officers.
We currently grant equity awards to the NEOs, including PSUs and RSUs, under the 2011 Equity Incentive Plan, or the 2011 Plan. The 2011 Plan was adopted by Jazz Pharmaceuticals, Inc.’s board of directors and approved by Jazz Pharmaceuticals, Inc.’s stockholders in connection with their approval of the Azur Merger in December 2011 and was assumed by us upon the completion of the Azur Merger. Before the 2011 Plan was adopted, we granted stock options under our 2007 Equity Incentive Plan, or the 2007 Plan, which was adopted by Jazz Pharmaceuticals, Inc.’s board of directors and approved by Jazz Pharmaceuticals, Inc.’s stockholders in connection with Jazz Pharmaceuticals, Inc.’s initial public offering. The 2011 Plan affords our compensation committee the flexibility to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees and its subsidiaries and to provide long-term incentives that align the interests of employees with the interests of our shareholders.
Additional long-term equity incentives are provided through the ESPP. Pursuant to the ESPP, all eligible employees, including the NEOs (if eligible), may allocate up to 15% of their base salary to purchase our stock at a 15% discount to the market price, subject to specified limits.
Accounting and Tax Considerations
Under FASB ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to FASB ASC 718.
Under Section 162(m) of the Internal Revenue Code, or Section 162(m), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible for tax purposes unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017, and not materially modified on or after such date.
Although our compensation committee will continue to consider tax implications as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our company and its stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).

64	2024 Proxy Statement | JAZZ PHARMACEUTICALS

Risk Assessment Concerning Compensation Practices and Policies
Our compensation committee periodically reviews our compensation policies and practices to assess whether they encourage employees to take inappropriate risks. Our compensation committee has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. Our compensation committee continues to believe that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and significant compensation decisions, as well as decisions concerning the compensation of our executive officers, include subjective considerations by our compensation committee or our board, which restrain the influence of formulae or objective factors on excessive risk-taking. Additionally, significant weighting of long-term compensation (in the form of PSUs and RSUs) in each NEOs total compensation opportunity ensures greater focus on driving sustainable growth and shareholder value creation over the longer term, and the mix of short-term compensation (in the form of salary and annual bonus, if any), and long-term compensation (in the form of PSUs and RSUs) also minimizes undue focus on short-term results and helps align the interests of our executive officers with the interests of our shareholders. Finally, we maintain robust share ownership requirements, a formal incentive compensation clawback policy and a strict anti-hedging and pledging policy, which individually and collectively, act to minimize risk and ensure a long-term focus on our business.
Reconciliations of Non-GAAP Adjusted Net Income
In this Compensation Discussion and Analysis, we present non-GAAP adjusted net income (and the related per share measure), which are non-GAAP financial measures that exclude from reported GAAP net income (loss) (and the related per share measure) certain items, as detailed in the reconciliation table that follows, and adjust for the income tax effect of the non-GAAP adjustments, as well as for the effect of the assumed conversion of our exchangeable senior notes.
We believe that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, we believe that each of these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period, and to identify operating trends in our business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track our financial performance. Our management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. Because these non-GAAP financial measures are important internal measurements for our management, we also believe that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics we use in assessing our own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that we may exclude for purposes of our non-GAAP financial measures; and we have ceased, and may in the future cease, to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of our adjustments to arrive at our non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by us in this Compensation Discussion and Analysis have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

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Reconciliations of GAAP reported net income (loss) to non-GAAP adjusted net income (and the related per share measures) for the 2022 and 2023 annual periods are as follows (in millions, except per share amounts):

	2022		2023
	Net Income (Loss)	Diluted EPS/(LPS)	Net Income	Diluted EPS

GAAP reported(1)	$(224.1)	$(3.58)	$414.8	$6.10
Intangible asset amortization	599.2	8.25	608.3	8.44
Share-based compensation expense	218.2	3.01	226.8	3.15
Acquisition accounting inventory fair value step-up	273.4	3.77	151.4	2.10
Restructuring and other costs(2)	77.3	1.06	85.2	1.18
Non-cash interest expense(3)	38.0	0.52	22.4	0.31
Intangible asset impairment charge(4)	133.6	1.84	—	—
Costs related to disposal of a business(5)	47.8	0.66	—	—
Transaction and integration related expenses(6)	23.6	0.32	—	—
Income tax effect of above adjustments	(253.3)	(3.49)	(213.2)	(2.95)
Effect of assumed conversion of Exchangeable Senior Notes	—	0.84	—	(0.04)
Non-GAAP adjusted(1)	$933.6	$13.20	$1,295.8	$18.29
Weighted-average ordinary shares used in diluted per share calculations - GAAP	62.5		72.1
Dilutive effect of Exchangeable Senior Notes(1)	9.0		—
Dilutive effect of employee equity incentive and purchase plans	1.0		—
Weighted-average ordinary shares used in diluted per share calculations - non-GAAP(1)	72.6		72.1
Note: Amounts may not total due to rounding.
Explanation of Adjustments and Certain Line Items:
(1)Diluted EPS was calculated using the “if-converted” method in relation to the 1.50% exchangeable senior notes due 2024, or the 2024 Notes, and the exchangeable senior notes due 2026, or the 2026 Notes, which we refer to collectively as the Exchangeable Senior Notes. In August 2023, we made an irrevocable election to fix the settlement method for exchanges of the 2024 Notes to a combination of cash and our ordinary shares with a specified cash amount per $1,000 principal amount of the 2024 Notes of $1,000. As a result, the assumed issuance of ordinary shares upon exchange of the 2024 Notes has only been included in the calculation of diluted net income per ordinary share, on a GAAP and on a non-GAAP adjusted basis, in the year ended December 31, 2023 up to the date the irrevocable election was made. GAAP reported and non-GAAP adjusted net income per diluted share for the year ended December 31, 2023 included 8.0 million shares related to the assumed conversion of the Exchangeable Senior Notes and the associated interest expense add-back to net income of $24.9 million and $22.2 million, on a GAAP and on a Non-GAAP adjusted basis, respectively. There was no impact on GAAP reported net loss per diluted share for the year ended December 31, 2022, as the Exchangeable Senior Notes were anti-dilutive. Non-GAAP adjusted net income per diluted share for the year ended December 31, 2022 included 9.0 million shares related to the assumed conversion of the Exchangeable Senior Notes and the associated interest expense add-back to non-GAAP adjusted net income of $25.2 million.
(2)Includes costs related to the impairment of facility assets, program terminations and restructuring.
(3)Non-cash interest expense associated with debt issuance costs.
(4)Intangible asset impairment charge related to the IPR&D asset impairment following the discontinuation of our nabiximols program.
(5)Loss on disposal of Sunosi to Axsome Therapeutics Inc. and associated costs.
(6)Transaction and integration expenses related to the acquisition of GW Pharmaceuticals plc.

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Summary of Compensation
The following table sets forth certain summary information for the years indicated with respect to the compensation earned by the NEOs during fiscal years 2023, 2022 and 2021, as applicable.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Bruce C. Cozadd Chairperson and CEO	2023	1,196,621	12,896,545	1,217,216	30,853	15,341,235
	2022	1,199,169	14,873,643	1,232,000	20,806	17,325,618
	2021	1,077,254	13,414,116	1,163,400	24,541	15,679,311
Renée Galá(5) President and COO	2023	767,719	4,077,397	570,000	19,272	5,434,388
	2022	690,357	3,895,415	430,000	13,664	5,029,436
	2021	616,923	3,577,891	400,000	10,410	4,605,224
Patricia Carr(6) Senior Vice President and Chief Accounting Officer (Former Interim Principal Financial Officer)	2023	402,181	767,623	194,868	36,356	1,401,028
Robert Iannone, M.D., M.S.C.E Executive Vice President, Global Head of Research and Development	2023	720,526	3,786,999	450,000	21,552	4,979,077
	2022	663,672	3,777,191	400,000	14,791	4,855,654
	2021	591,923	3,018,091	380,000	11,322	4,001,336
Neena M. Patil Executive Vice President and Chief Legal Officer	2023	673,945	2,865,730	320,000	17,760	3,877,435
Daniel N. Swisher, Jr.(7) Former President and COO	2023	834,869	4,093,987	570,000	30,118	5,528,973
	2022	801,433	4,485,538	639,000	27,774	5,953,745
	2021	711,154	4,136,737	540,000	16,001	5,403,892
Kim Sablich(8) Former Executive Vice President and General Manager, US	2023	632,412	3,173,022	326,527	33,343	4,165,304
	2022	606,146	3,305,291	370,000	21,763	4,303,200
	2021	566,923	3,018,091	340,000	22,495	3,947,509
Note: Amounts may not total due to rounding.
(1)The dollar amounts in this column represent base salary earned during the indicated fiscal year. 2023 base salary rates were effective March 2023. For more information on salaries in 2023, see “Compensation Discussion and Analysis—2023 Compensation Decisions for Our Named Executive Officers—Individual NEO Compensation Decisions” above.
(2)The dollar amounts in this column reflect the aggregate grant date fair value of all time-based RSU and performance-based PSU awards granted during the indicated fiscal year computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The grant date fair value for time-based RSUs is measured in accordance with FASB ASC 718 and based on the closing price of our ordinary shares on the date of grant. The grant date fair value for performance-based PSUs was calculated in accordance with FASB ASC 718 using a Monte-Carlo simulation model since the performance-based PSUs are subject to a market condition. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs. Assuming that maximum performance is achieved, the value of the performance-based PSU awards made to Mr. Cozadd, Ms. Galá, Ms. Carr, Dr. Iannone, Ms. Patil, Mr. Swisher and Ms. Sablich in 2023 at the date of grant under FASB ASC 718 would have been $13,405,629, $4,233,211, $797,924, $3,936,488, $2,978,853, $4,255,595, $3,298,276, respectively. For additional information on the time-based RSUs and performance-based PSUs granted to our NEOs in 2023, see “Compensation Discussion and Analysis—2023 Compensation Decisions for Our Named Executive Officers—Long-Term Incentive Program” and “Compensation Discussion and Analysis—Goals for and Achievement of 2023 Performance-Based Compensation—2023 – 2025 PSU Program” above and footnote 2 to the table entitled “Grants of Plan-Based Awards.”

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(3)The dollar amounts in this column represent the cash bonus awarded under the performance bonus plan for the indicated fiscal year. For more information on the cash bonus awards for 2023, see “Compensation Discussion and Analysis— Goals for and Achievement of 2023 Performance-Based Compensation—2023 Performance Bonus Program” and “Compensation Discussion and Analysis—2023 Compensation Decisions for Our Named Executive Officers” above.
(4)The dollar amounts in this column for 2023 consisted of group term life insurance premiums paid, matching contributions under our 401(k) Plan, gross up payments, work from home expenses, healthcare and pension contributions for Ms. Carr, expenses associated with an annual conference for Messrs. Cozadd and Swisher, of $7,279 and $5,944, respectively, and for Ms. Sablich of $11,791. Matching contributions under our 401(k) Plan consisted $14,850 for the NEOs based in the U.S. Ms. Carr received employer pension contributions into the Jazz Retirement Plan of $32,175 for 2023. The actual amount of the benefit for Ms. Carr was paid in Euros, specifically €29,800 converted to USD using the average foreign exchange rate for 2023 of 1.07965.
(5)Ms. Galá became our President and COO effective October 1, 2023; prior to that, she served as our Executive Vice President and CFO.
(6)Ms. Carr served as our Interim Principal Financial Officer from October 2023 to March 2024. The actual salary paid to Ms. Carr was €372,500 which was converted to USD using the average foreign exchange rate for 2023 of 1.07965. The actual amount of “Non-Equity Incentive Plan Compensation” paid to Ms. Carr was €180,000 which was converted to USD using the average foreign exchange rate for March 2024 of 1.08260. The actual amount of “All Other Compensation” paid to Ms. Carr was €33,673 which was converted to USD using the average foreign exchange rate for 2023 mentioned above.
(7)Mr. Swisher retired from his role as President and COO of Jazz effective October 1, 2023.
(8)Ms. Sablich ceased to serve in the role of Executive Vice President and General Manager, US, effective December 31, 2023.

68	2024 Proxy Statement | JAZZ PHARMACEUTICALS

Grants of Plan-Based Awards
The following table shows, for the fiscal year ended December 31, 2023, certain information regarding grants of plan-based awards to the NEOs.

Name	Award Type	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
				Threshold ($)	Target ($)	Maximum ($)	Threshold(#)	Target (#)	Maximum (#)

Bruce C. Cozadd	Annual Cash	—	—	—	1,281,280	2,562,560	—	—	—	—	—
	PSU	3/3/2023	2/15/2023	—	—	—	15,896	42,388	84,776	—	6,702,814
	RSU	3/3/2023	2/15/2023	—	—	—	—	—	—	42,388	6,193,735
Renée Galá	Annual Cash	—	—	—	600,000	1,800,000	—	—	—	—	—
	PSU	3/3/2023	2/15/2023	—	—	—	4,794	12,784	25,568	—	2,021,534
		11/10/2023 (5)	11/1/2023	—	—	—	290	772	1,544	—	95,072
	RSU	3/3/2023	2/15/2023	—	—	—	—	—	—	12,784	1,867,998
		11/10/2023 (5)	11/1/2023	—	—	—	—	—	—	772	92,794
Patricia Carr	Annual Cash	—	—	—	182,191	546,573	—	—	—	—	—
	PSU	3/3/2023	2/15/2023	—	—	—	946	2,523	5,046	—	398,962
	RSU	3/3/2023	2/15/2023	—	—	—	—	—	—	2,523	368,661
Robert Iannone, M.D., M.S.C.E	Annual Cash	—	—	—	423,000	1,269,000	—	—	—	—	—
	PSU	3/3/2023	2/15/2022	—	—	—	4,668	12,447	24,894		1,968,244
	RSU	3/3/2023	2/15/2022	—	—	—	—	—	—	12,447	1,818,756
Neena M. Patil	Annual Cash	—	—	—	354,750	1,064,250	—	—	—	—	—
	PSU	3/3/2023	2/15/2023	—	—	—	3,532	9,419	18,838	—	1,489,426
	RSU	3/3/2023	2/15/2023	—	—	—	—	—	—	9,419	1,376,304
Daniel N. Swisher, Jr.	Annual Cash	—	—	—	600,000	1,800,000	—	—	—	—	—
	PSU	3/3/2023	2/15/2022	—	—	—	5,046	13,456	26,912	—	2,127,797
	RSU	3/3/2023	2/15/2022	—	—	—	—	—	—	13,456	1,966,191
Kim Sablich	Annual Cash	—	—	—	343,750	1,031,250	—	—	—	—	—
	PSU	3/3/2023	2/15/2023	—	—	—	3,911	10,429	20,858	—	1,649,138
	RSU	3/3/2023	2/15/2023	—	—	—	—	—	—	10,429	1,523,885
(1)This column sets forth the target and maximum bonus amount for each NEO for the year ended December 31, 2023 under our performance bonus plan. There are no threshold amounts for each individual officer established under our performance bonus plan. The amounts shown under “Target” reflect the applicable target payment under the performance bonus plan if (i) we achieved 100% of the pre-determined 2023 corporate goals established by our compensation committee, and (ii) as applicable, each NEO’s individual performance percentage was assessed at 100% by our compensation committee with respect to his or her contributions toward the achievement of our corporate goals. The amounts shown under “Maximum” reflect the applicable maximum payment under our performance bonus plan if (i) we achieved maximum pre-determined 2023 corporate goals established by our compensation committee, and (ii) as applicable, each NEO achieved maximum individual performance as assessed by our compensation committee with respect to his or her contributions toward the achievement of our corporate goals; provided, however, that the 2023 bonus payable under the performance bonus plan may not exceed 200% of the officer’s target bonus in the case of the CEO (whose bonus is determined solely based on corporate objective achievement) and 300% for each other NEO. Target bonuses were set as a percentage of each NEO’s base salary rate as of December 31, 2023 and originally were 110% for Mr. Cozadd, 75% for Mr. Swisher, 60% for each of Ms. Galá and Dr. Iannone, 55% for Ms. Patil and Ms. Sablich and 45% for Ms. Carr. Ms. Galá’s target bonus percentage increased to 75% as of October 1, 2023 in connection with Ms. Galá’s appointment as President

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	69

and COO. The dollar value of the actual bonus award earned for the year ended December 31, 2023 for each NEO is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the NEOs for the year ended December 31, 2023. For a description of the performance bonus plan, see “Compensation Discussion and Analysis—Goals for and Achievement of 2023 Performance-Based Compensation—2023 Performance Bonus Program” above.
(2)Performance-based PSU awards were granted to our NEOs on March 3, 2023 pursuant to the 2011 Plan. Each of the PSU awards vests depending on the achievement of certain performance criteria to be assessed over a performance period of January 1, 2023 to December 31, 2025. Following the determination of our achievement with respect to the performance criteria, the amount of shares awarded will be subject to adjustment based on the application of a TSR modifier, which depends on our relative TSR performance against the constituents of the Russell 1000 pharmaceutical and biotechnology component companies over the same three-year performance period. The amounts shown reflect the number of shares that may be earned for threshold performance at 50% of target, the number of shares that may be earned for target performance at 100% of target and the number of shares that may be earned for maximum performance at 160% of target and, in each case, an assumed TSR modifier of 75% for threshold, 100% for target and 125% for maximum performance. For additional information on performance-based PSUs granted to our NEOs in 2023, see “Compensation Discussion and Analysis—2023 Compensation Decisions for Our Named Executive Officers—Long-Term Incentive Program” and “Compensation Discussion and Analysis—Goals for and Achievement of 2023 Performance-Based Compensation—2023 – 2025 PSU Program” above. The PSU awards are subject to potential vesting acceleration as described below under the heading “Potential Payments upon Termination or Change in Control—Treatment of 2021, 2022 and 2023 PSUs” and “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan.” See also “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan” below for a general description of the material terms of the 2011 Plan.
(3)Each of the annual time-based RSU awards vest in four equal annual installments on the anniversary of the vesting commencement date of March 5, 2023. As a general matter, time-based RSUs will cease vesting upon each NEO’s last day of service. Time-based RSU awards are subject to potential vesting acceleration as described below under the headings “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan” and “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan” below.
(4)The dollar amounts in this column represent the grant date fair value of each PSU and RSU award, as applicable, granted to the NEOs in 2023. These amounts have been calculated in accordance with FASB ASC 718. The grant date fair value for time-based RSUs is based on the closing price of our ordinary shares on the date of grant. The grant date fair value for performance-based PSUs is calculated using a Monte-Carlo simulation model. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs. The fair value for each award may differ based on the applicable data, assumptions, and estimates used in the model.
(5)In connection with her appointment as President and COO as of October 1, 2023, Ms. Galá received additional one-time promotion PSU and RSU awards, incremental to her 2023 annual equity grant.
Description of Compensation Arrangements
Executive Employment and Severance Agreements
We do not have employment agreements currently in effect with any of our NEOs based in the United States. Like other employees, such executive officers are eligible for annual salary increases, participation in the performance bonus plan and discretionary equity grants. From time to time, we have provided an offer letter in connection with the commencement of employment of an executive officer based in the United States, which describes such executive officer’s initial terms of employment. We do not have agreements currently in effect with any of our NEOs entitling such individuals to severance benefits (other than in connection with a change in control pursuant to our change in control plan described below).
We have employment or service agreements in effect with certain employees based outside of the United States, including Ms. Carr. In May 2012, Ms. Carr entered into an employment agreement with us, which includes her initial base salary, a signing bonus, a discretionary target cash bonus and equity grant.
Amended and Restated Executive Change in Control and Severance Benefit Plan
Each of the continuing NEOs is a participant in the change in control plan, a description of which is included below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.”
Equity Compensation Arrangements
Since the Azur Merger, we have granted equity awards to employees, including the NEOs, under the 2011 Plan. From the initial public offering of Jazz Pharmaceuticals, Inc. until the Azur Merger, we granted equity awards to our employees, including some of the NEOs, under the 2007 Plan. As a result of the GW Acquisition, we assumed the GW 2020 Long-Term Incentive Plan. For more information on our current equity compensation program and decisions regarding the grants of equity awards in 2023 for our NEOs, see “Compensation Discussion and Analysis—2023 Compensation Decisions for Our Named Executive Officers” above. The following is a brief summary of the material terms of each of our equity compensation plans.

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2011 Equity Incentive Plan
The following is a brief summary of the material terms of the 2011 Plan, as amended and restated.
Types of Awards. The 2011 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, other stock awards, and performance awards (including PSU awards) that may be settled in cash, shares, or other property, which may be granted to employees, including officers.
Corporate Transactions. In the event of certain significant corporate transactions (as defined in the 2011 Plan and described below), our board will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such corporate transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board at the time of grant:
•arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation (or its parent company);
•arrange for the assignment of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);
•accelerate the vesting, in whole or in part, and exercisability of a stock award and provide for its termination if it is not exercised at or prior to the corporate transaction;
•arrange for the lapse of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award;
•cancel or arrange for the cancellation of a stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as our board may consider appropriate; or
•make a payment equal to the excess, if any, of (a) the value of the property that the participant would have received upon the exercise of the stock award over (b) any exercise price payable in connection with such exercise.
Our board need not take the same action for each stock award or with regard to all participants.
For purposes of the 2011 Plan, a “corporate transaction” generally means (i) a sale or disposition of all or substantially all our assets or a sale or disposition of at least 90% of our outstanding securities; (ii) a merger, consolidation or similar transaction after which we are not the surviving corporation; or (iii) a merger, consolidation or similar transaction after which we are the surviving corporation but our ordinary shares are converted or exchanged into other property.
Change in Control. Our board has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2011 Plan and described below) as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant. The forms of stock option agreement and RSU award agreement adopted by our board under the 2011 Plan provide that in the event a participant’s service relationship with us or a successor entity is terminated due to an involuntary termination without cause (as defined in the stock award agreement and as described below) within 12 months following, or one month prior to, the effective date of a change in control, the vesting (and in the case of stock options, exercisability) of the stock award will accelerate in full. The treatment of the 2023 PSUs in the event of a change in control is described below under the heading, “Potential Payments upon Termination or Change in Control—Treatment of 2021, 2022 and 2023 PSUs.”
For purposes of the 2011 Plan and the forms of award agreements issued thereunder, a “change in control” generally means (i) a person or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (other than directly from us); (ii) certain compromises or arrangements sanctioned by the Irish courts, certain schemes, contracts or offers that have become binding on all of our shareholders, certain takeover bids, certain offers or reverse takeover transactions or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving us, and (A) after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction, (B) a person or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its parent, or (C) at least a majority of the members of our board of the parent (or the surviving entity, if there is no parent) following such transaction are not incumbent board members (as defined in (v) below) at the time our board approves the transaction; (iii) our shareholders or our board approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who were members of our board on the date of adoption of the

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	71

2011 Plan (or members of our board approved or recommended by a majority vote of such members still in office), referred to as “incumbent board members,” cease to constitute at least a majority of our board.
An “involuntary termination without cause” generally means that a participant’s service relationship with us is terminated for any reason other than for the following reasons (and not upon a participant’s death or disability): (i) participant’s commission of any felony or crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof (with respect to Irish participants, the participant’s conviction for any criminal offense (other than an offense under any road traffic legislation in Ireland, the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed) or any offense under any regulation or legislation relating to insider dealing, fraud or dishonesty); (ii) participant’s attempted commission of or participation in a fraud or act of dishonesty against us; (iii) participant’s intentional, material violation of any contract or agreement with us or of any statutory duty owed to us; (iv) participant’s unauthorized use or disclosure of our confidential information or trade secrets; or (v) participant’s gross misconduct.
GW 2020 Long-Term Incentive Plan
The terms of the GW 2020 Long-Term Incentive Plan provide for the grant of stock options, stock appreciation rights, RSUs, other stock awards, and performance awards that may be settled in cash, shares, or other property. Ordinary shares granted to employees in exchange for GW ADS in connection with the GW Acquisition vest ratably over service periods of two years, while all post-acquisition grants vest ratably over service periods of four years and expire no more than 10 years after the date of grant.
2007 Employee Stock Purchase Plan
Additional long-term equity incentives are provided through the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code, or the Code. Under the ESPP, all of our regular employees and employees of any of our parent or subsidiary companies designated by our board as eligible to participate may participate and may contribute, normally through payroll deductions, up to 15% of their earnings up to a total of $15,000 per purchase period for the purchase of our ordinary shares under the ESPP. The ESPP is currently offered to our regular employees in Ireland, Canada and the United States, including the NEOs. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our ordinary shares will be purchased for employees participating in the offering. Unless otherwise determined by our board, ordinary shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of an ordinary share on the first date of an offering or (b) 85% of the fair market value of an ordinary share on the date of purchase.
Performance Bonus Plan
We maintain a performance bonus plan to reward executive officers and other employees for successful achievement of company-wide performance objectives and individual contributions toward those objectives on an annual basis. More information regarding the performance bonus plan is provided above under the headings “Compensation Discussion and Analysis—Goals for and Achievement of 2023 Performance-Based Compensation—2023 Performance Bonus Program” and “Compensation Discussion and Analysis—2023 Compensation Decisions for Our Named Executive Officers.”
401(k) Plan
Our employees based in the United States are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify as a tax-qualified plan under section 401 of the Code. Employee contributions are held and invested by the 401(k) Plan’s trustee. The 401(k) Plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory annual limit, which was $22,500 for employees under age 50, and $30,000 for employees age 50 and over in 2023. The 401(k) Plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. In 2013, we began making discretionary matching contributions, which for 2023, consisted of a match of 50% of up to the first 6% of eligible compensation contributed by each employee toward his or her 401(k) plan.
Additional Benefits
The NEOs are eligible to participate in our benefit plans generally available to all employees, as described in “Compensation Discussion and Analysis—Key Components and Design of the Executive Compensation Program.”

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Pension Benefits
Other than with respect to tax-qualified defined contribution plans such as the 401(k) Plan, the NEOs do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
Nonqualified Deferred Compensation
During the year ended December 31, 2023, the NEOs did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth, for the fiscal year ended December 31, 2023, certain information regarding outstanding equity awards held at fiscal year-end for the NEOs.
OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END TABLE

Name	Option Awards(1)						Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Bruce C. Cozadd	124,583		5,417	(6)	113.10	2/26/2030	42,388	(7)	5,213,724	42,388	(12)	5,213,724
	125,000		—		140.03	2/27/2029	33,591	(8)	4,131,693	44,788	(13)	5,508,924
	92,500		—		140.67	2/29/2028	26,545	(9)	3,265,035	—		—
	86,500		—		136.18	3/1/2027	18,962	(10)	2,332,326	—		—
	77,500		—		123.36	2/24/2026	13,000	(11)	1,599,000	—		—
	72,500		—		175.19	2/25/2025	—		—	—		—
	48,784	(5)	—		166.62	2/26/2024	—		—	—		—
Renée Galá	38,906		2,594	(14)	109.45	5/6/2030	772	(15)	94,956	13,556	(12)	1,667,388
	—		—		—	—	12,784	(7)	1,572,432	11,730	(13)	1,442,790
	—		—		—	—	8,797	(8)	1,082,031	—		—
	—		—		—	—	7,079	(9)	870,717	—		—
	—		—		—	—	5,057	(10)	622,011	—		—
	—		—		—	—	4,150	(16)	510,450	—		—
Patricia Carr	4,229		271	(6)	113.10	2/26/2030	2,523	(7)	310,329	2,523	(12)	310,329
	4,250		—		140.03	2/27/2029	1,866	(8)	229,518	2,488	(13)	306,024
	4,500		—		140.67	2/29/2028	1,327	(9)	163,221	—		—
	5,250		—		136.18	3/1/2027	947	(10)	116,481	—		—
	313		—		123.36	2/24/2026	650	(11)	79,950	—		—
	4,500		—		175.19	2/25/2025	—		—	—		—
	4,000		—		166.62	2/26/2024	—		—	—		—
Robert Iannone, M.D.,M.S.C.E.	25,875		1,125	(6)	113.10	2/26/2030	12,447	(7)	1,530,981	12,447	(12)	1,530,981
	30,500		—		137.12	8/7/2029	8,530	(8)	1,049,190	11,374	(13)	1,399,002
	—		—		—	—	5,970	(9)	734,310	—		—
	—		—		—	—	4,267	(10)	524,841	—		—
	—		—		—	—	2,700	(11)	332,100	—		—

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	73

Name	Option Awards(1)					Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Neena M. Patil	20,125	875	(6)	113.10	2/26/2030	9,419	(7)	1,158,537	9,419	(12)	1,158,537
	30,000	—		137.12	8/7/2029	6,664	(8)	819,672	8,886	(13)	1,092,978
	—	—		—	—	5,087	(9)	625,701	—		—
	—	—		—	—	3,634	(10)	446,982	—		—
	—	—		—	—	2,100	(11)	258,300	—		—
Daniel N. Swisher, Jr.(17)	24,724	1,385	(6)	113.10	2/26/2030	13,456	(7)	1,655,088	13,456	(12)	1,655,088
	19,366	—		140.03	2/27/2029	10,130	(8)	1,245,990	13,507	(13)	1,661,361
	22,731	—		140.67	2/29/2028	7,949	(9)	977,727	—		—
	—	—		—	—	5,556	(10)	683,388	—		—
	—	—		—	—	3,333	(11)	409,959	—		—
Kim Sablich	36,750	5,250	(18)	127.07	8/5/2030	10,429	(7)	1,282,767	10,429	(12)	1,282,767
	—	—		—	—	7,464	(8)	918,072	9,953	(13)	1,224,219
	—	—		—	—	5,970	(9)	734,310	—		—
	—	—		—	—	4,267	(10)	524,841	—		—
	—	—		—	—	4,200	(19)	516,600	—		—
(1)In addition to the specific vesting schedule for each stock award, each unvested stock award is subject to the general terms of the 2011 Plan, as applicable, including the potential for future vesting acceleration described above under the heading “Description of Compensation Arrangements— Equity Compensation Arrangements” as well as the potential vesting acceleration (i) under the terms of the change in control plan described below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan” and (ii) pursuant to the 2021, 2022 and 2023 RSU and PSU award agreements described under, “Potential Payments upon Termination or Change in Control—Treatment of 2021, 2022 and 2023 RSUs” and “Potential Payments upon Termination or Change in Control—Treatment of 2021, 2022 and 2023 PSUs.”
(2)As a general matter, stock options granted to NEOs expire on the day before the tenth anniversary of their grant date, or earlier in the event of an NEO’s termination of service. In the event of an NEO’s termination of service, stock options generally expire three months after such termination of service, subject to extension under limited circumstances such as if the sale of shares during such time was prohibited by our insider trading policy or if exercise would result in violation of securities registration requirements. For more information, see description under the heading “Potential Payments upon Termination or Change in Control—Equity Compensation Plans.”
(3)The market values of the time-based RSU awards and PSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards and PSU awards shown in the table by $123.00, the closing price of our ordinary shares on December 29, 2023.
(4)The market values of the PSU awards that have not vested are calculated by multiplying the target number of shares underlying the PSU awards shown in the table by $123.00, the closing price of our ordinary shares on December 29, 2023.
(5)The number of shares reported reflects the transfer of beneficial ownership of a portion of the indicated stock option awards in 2015 to Mr. Cozadd’s former spouse pursuant to a domestic relations order.
(6)The unexercisable shares subject to this stock option award as of December 31, 2023 vest monthly from January 27, 2023 to February 27, 2024.
(7)Time-based RSUs awarded on March 3, 2023, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2023.
(8)Time-based RSUs awarded on March 3, 2022, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2022.
(9)This reflects the actual number of shares earned under PSUs granted in 2021 based on the performance period ended December 31, 2023. The PSUs vested on January 17, 2024.
(10)Time-based RSUs awarded on February 25, 2021, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2021.
(11)Time-based RSUs awarded on February 27, 2020, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2020.

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(12)For the PSUs granted in 2023, the target number of PSUs is shown in each case assuming target performance of 100% and a TSR modifier of 100%. The actual number of PSUs that will be earned is not yet determinable. For additional information on the 2023 PSUs, see “Compensation Discussion and Analysis—2023 Compensation Decisions for Our Named Executive Officers—Long-Term Incentive Program” and “Compensation Discussion and Analysis—Goals for and Achievement of 2023 Performance-Based Compensation—2023 – 2025 PSU Program” above.
(13)For the PSUs granted in 2022, the target number of PSUs is shown in each case assuming target performance of 100% and a TSR modifier of 100%. The actual number of PSUs that could be earned is between 0% and 200% of the target number of PSUs, which vest depending on our achievement with respect to certain performance criteria and our relative TSR compared to the constituents of the Russell 1000 pharmaceutical component companies over the three-year performance period. In accordance with SEC rules the amounts reported reflect target performance. The actual number of PSUs that will be earned is not yet determinable.
(14)The unexercisable shares subject to this stock option award as of December 31, 2023 vest monthly from January 16, 2023 to March 16, 2024.
(15)Time-based RSUs awarded on November 10, 2023, vesting in equal annual installments over four years measured from the vesting commencement date of December 5, 2023.
(16)Time-based RSUs awarded on May 7, 2020, vesting in equal annual installments over four years measured from the vesting commencement date of April 5, 2020.
(17)The number of shares reported reflects the transfer of a portion of the awards in 2022 to Mr. Swisher’s former spouse pursuant to a qualified domestic relations order.
(18)The unexercisable shares subject to this stock option award as of December 31, 2023 vest monthly from January 1, 2024 to June 1, 2024.
(19)Time-based RSUs awarded on August 6, 2020, vesting in equal annual installments over four years measured from the vesting commencement date of June 5, 2020.
Option Exercises and Stock Vested
The following table provides information on stock awards vested and stock options exercised, including the number of shares acquired upon exercise and the value realized, determined as described below, for the NEOs in the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Bruce C. Cozadd	—	—	46,178	6,593,290
Renée Galá	—	—	9,612	1,384,850
Patricia Carr	—	—	2,471	351,780
Robert Iannone, M.D., M.S.C.E	—	—	10,728	1,491,940
Neena M. Patil	—	—	9,140	1,271,198
Daniel N. Swisher, Jr.	—	—	11,647	1,662,957
Kim Sablich	—	—	8,823	1,204,937
(1)The value realized on vesting is based on the number of shares underlying the RSUs that vested and the closing price of our ordinary shares on the vesting date.

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Potential Payments upon Termination or Change in Control
Amended and Restated Executive Change in Control and Severance Benefit Plan
All of our continuing NEOs are eligible for certain severance and change in control benefits under our change in control plan. The change in control plan applies to eligible executive employees of Jazz and provides that, in the event that an executive’s employment terminates due to an involuntary termination without cause or a constructive termination, in each case upon or within 12 months following a change in control (as such terms are defined in the change in control plan and described generally below), and assuming all of the other conditions of the change in control plan are met, each executive who is a participant in the change in control plan (including each of our NEOs) would be entitled to the following benefits under the change in control plan:
•A single, lump sum cash severance payment equal to the sum of: (i) the applicable base salary described below, multiplied by the applicable percentage set forth below; plus (ii) the product of (A) the applicable base salary, (B) the applicable bonus percentage described below and (C) the applicable percentage set forth below; plus (iii) the product of (A) the applicable base salary, (B) the applicable bonus percentage and the quotient obtained by dividing the number of full months that an executive is employed in the year of the termination by 12.
◦The “applicable base salary” is the higher of the executive’s base salary in effect (i) on the date of termination (without giving effect to any reduction in base salary that would constitute grounds for a constructive termination) or (ii) immediately prior to the change in control, without giving effect to any voluntary pay reduction taken by the executive during the 12 months preceding the date of termination or the change in control.
◦The “applicable percentage” is 200% for our CEO, executive chairperson or president, 150% for senior vice presidents and above and 100% for vice presidents.
◦The “applicable bonus percentage” is the greater of (i) the highest amount of any annual bonus paid to the executive for either of the last two calendar years prior to (A) the date of termination or (B) the change in control, in each case expressed as a percentage of the executive’s base salary for the applicable year, and (ii) the higher of the executive’s target bonus for the calendar year in which (A) the termination occurs or (B) the change in control occurs, in each case expressed as a percentage of the executive’s base salary for such year.
•Full payment of all of the applicable COBRA premiums for any health, dental or vision plan sponsored by us for a period of up to (i) 24 months for our CEO, executive chairperson or president, (ii) 18 months for executive vice presidents and senior vice presidents, and (iii) 12 months for vice presidents, provided that the executive timely elects continued coverage.
•Acceleration in full of the vesting and exercisability, as applicable, of outstanding stock options and other equity awards held by the executive.
The following key terms are defined in the change in control plan:
•A “change in control” generally means: (i) a person or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (other than directly from us); (ii) certain compromises or arrangements sanctioned by the Irish courts, certain schemes, contracts or offers that have become binding on all of our shareholders, certain takeover bids, certain offers or reverse takeover transactions, or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving us, after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction, or a person or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its parent, or at least a majority of the members of our board of the parent (or the surviving entity, if there is no parent) following such transaction are not incumbent board members (as defined in (v) below) at the time our board approves the transaction; (iii) our shareholders or our board approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who were members of our board as of February 10, 2016 (or members of our board approved or recommended by a majority vote of such members still in office), referred to as “incumbent board members,” cease to constitute at least a majority of our board.

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•An “involuntary termination without cause” generally means an executive’s employment is terminated for any reason other than for the following reasons: (i) the executive’s unauthorized use or disclosure of confidential information or trade secrets which causes material harm to us; (ii) the executive’s material breach of any agreement with us (or the executive’s material violation of any statutory duty owed to us) after an opportunity to cure; (iii) the executive’s material failure to comply with our written policies or rules after an opportunity to cure; (iv) the executive’s conviction or plea of guilty or no contest to any crime involving fraud, dishonesty or moral turpitude; (v) the executive’s gross misconduct; (vi) the executive’s continued failure to perform his or her assigned duties after notification; or (vii) the executive’s failure to reasonably cooperate in good faith with any governmental or internal investigation of us or our directors, officers or employees. An “involuntary termination without cause” also includes an executive’s termination of employment due to death or disability.
•A “constructive termination” generally means an executive resigns employment after any of the following actions are taken or events occur without the executive’s written consent: (i) one or more reductions in the executive’s base salary that results in a total reduction in the executive’s base salary, as in effect immediately prior to the change in control or any higher base salary in effect following the change in control, by more than 10%; (ii) a relocation of the executive’s principal place of employment that increases the executive’s one-way commute by more than 35 miles; (iii) a substantial reduction in the executive’s authority, duties or responsibilities that are in effect immediately prior to the change in control, provided that if the executive holds the same position but the size of the executive’s employing entity or business unit has decreased significantly or we or the executive’s employing entity ceases to be a publicly-traded corporation, the executive’s authority, duties and responsibilities will be considered to be substantially reduced; (iv) a reduction in the executive’s title; or (v) a substantial increase in executive’s required business travel as compared with the executive’s required business travel prior to the change in control.
We benefit by requiring the executive to execute an effective general waiver and release of claims in order to be eligible to receive benefits under the change in control plan. All other benefits (such as life insurance, disability coverage and 401(k) Plan eligibility) will terminate as of the executive’s termination date.
The change in control plan does not provide for the gross up of any excise taxes imposed by section 4999 of the Code. If any of the severance benefits payable under the change in control plan would constitute a “parachute payment” within the meaning of section 280G of the Code, subject to the excise tax imposed by section 4999 of the Code, the change in control plan provides for a best after-tax analysis with respect to such payments, under which the executive will receive whichever of the following two alternative forms of payment would result in executive’s receipt, on an after-tax basis, of the greater amount of the transaction payment notwithstanding that all or some portion of the transaction payment may be subject to the excise tax (i) payment in full of the entire amount of the transaction payment, or (ii) payment of only a part of the transaction payment so that the executive receives the largest payment possible without the imposition of the excise tax.
The executive would not receive benefits under the change in control plan in certain circumstances, including if (i) the executive voluntarily terminates employment with us to accept employment with another entity that is controlled, directly or indirectly, by us or is otherwise affiliated with us, (ii) the executive does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information and our code of conduct, or (iii) the executive does not return all company property. In addition, benefits would be terminated under the change in control plan if the executive willfully breaches his or her agreements with us relating to proprietary and confidential information or our code of conduct.
The structure and amount of benefits provided under the change in control plan are intended to balance our goals of attracting and retaining highly qualified individuals, providing the appropriate incentive for such individuals to perform in the best interests of our shareholders and maintaining responsible pay practices. Our compensation committee periodically reviews market data to gain a general understanding of the change in control benefits offered by our competitors and reviews the benefits offered under the change in control plan against such market data to ensure that the benefits under the change in control plan remain appropriate.
Equity Compensation Plans
The 2011 Plan and award agreements thereunder provide for potential vesting acceleration upon an executive’s termination in connection with a change in control and, at the discretion of our board, upon certain change in control events, as further described above under the heading “Description of Compensation Arrangements—Equity Compensation Arrangements.” In addition, under the terms of the 2011 Plan and the option award agreements thereunder, the vested portion of stock options granted to the NEOs will generally expire three months after the applicable NEO’s termination of service, subject to extension under limited circumstances such as if the sale of shares during such time was prohibited by our insider trading policy or if exercise would result

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in violation of securities registration requirements. We refer to the period following the NEO’s termination during which he or she can continue to exercise his or her vested stock options as the post-termination exercise period. However, in termination situations involving the death or disability of an NEO, the post-termination exercise period is generally extended up to 12 months in connection with a termination due to disability and up to 18 months in connection with a termination due to death. As the value of such extended post-termination exercise periods is not quantifiable, such value is not included in the table below.
Treatment of 2021, 2022 and 2023 RSUs
The RSU award agreements applicable to the RSUs granted in 2021, 2022 and 2023 provide for vesting continuation or potential vesting acceleration upon an executive’s death, disability or retirement. If an NEO’s continuous service terminates due to death, such vesting of the RSUs will be accelerated in full, effective as of the date of such termination. If an NEO’s continuous service terminates due to disability, the NEO’s unvested RSUs will continue to vest pursuant to the original vesting schedule as provided in the RSU award grant notice. If, on or after the first anniversary of the date of grant of such RSUs, the NEO’s continuous service terminates due to the NEO’s Regular Retirement or NEO’s Long-Service Retirement (each as defined below), then provided that (i) the NEO has given us at least four months advance written notice of the NEO’s intention to terminate her/his continuous service and (ii) the NEO executes and delivers a non-solicitation agreement satisfactory to us that will apply for a period of 12 months after the termination date, then the RSUs will be treated as follows:
(1)     In the case of an NEO’s Regular Retirement, a pro-rata portion of each unvested tranche of RSUs will continue to vest pursuant to the original vesting schedule as provided in the grant notice. For each such unvested tranche of the RSUs, such pro-rata portion will be determined by reference to the number of RSUs in such unvested tranche of the award multiplied by the ratio of (x) the number of calendar days that have elapsed from the vesting commencement date through the date of an NEO’s termination of continuous service divided by (y) the total number of calendar days in such vesting tranche (which, for clarity, will be equal to the number of calendar days that have elapsed from the vesting commencement date through the vesting date for such tranche), and rounded down to the nearest whole RSU. For purposes of the foregoing, “Regular Retirement” means an NEO’s voluntary termination of continuous service, unless circumstances exist at the time of such termination that would constitute cause, following (a) the NEO’s completion of five years of continuous service and (b) the NEO’s attainment of age 55.
(2)     In the case of the NEO’s Long-Service Retirement, all of the NEO’s unvested RSUs will continue to vest pursuant to the original vesting schedule as provided in the grant notice. For purposes of the Award, “Long-Service Retirement” means an NEO’s voluntary termination of continuous service, unless circumstances exist at the time of such termination that would constitute cause, following (a) the NEO’s completion of 10 years of continuous service and (b) the NEO’s attainment of age 55.
Treatment of 2021, 2022 and 2023 PSUs
The PSU award agreements applicable to the PSUs granted in 2021, 2022 and 2023 provide for vesting schedule adjustments or vesting acceleration benefits upon certain termination and change in control events. If a change in control occurs prior to the last day of the performance period and if the award is assumed or continued or substituted with a similar stock award in connection with such change in control, then the vesting schedule of the award will be revised in a manner as though the greater of (i) the number of target PSUs and (ii) the number of certified PSUs (as determined in accordance with the award agreement), or the CIC PSUs, had been subject solely to a vesting schedule pursuant to which the CIC PSUs would have vested on the last day of the performance period, subject to the NEO’s continuous service through such date. In the event an NEO’s service relationship with us or a successor entity is terminated due to an involuntary termination without cause (and other than due to death or disability) within 12 months following, or one month prior to, the effective date of a change in control (and in each case prior to the last day of the performance period), the CIC PSUs will become vested. If the NEO experiences an involuntary termination without cause or a constructive termination pursuant to the change in control plan prior to the last day of the performance period, the CIC PSUs will become vested.
In addition, if the NEO’s continuous service terminates prior to the last day of the performance period due to death, then a number of PSUs will become vested in an amount equal to (i) the number of target PSUs, multiplied by (ii) a ratio, the numerator of which is the number of calendar days during the performance period that the NEO was in continuous service and the denominator of which is the total number of calendar days in the performance period, with the resulting number rounded up to the nearest whole PSU. If the NEO’s continuous service terminates prior to the last day of the performance period due to the NEO’s disability or retirement (as defined in the PSU award agreement), then effective as of the vesting date, a number of PSUs will become vested in an amount equal to (i) the number of certified PSUs determined in accordance with the award agreement, multiplied by (ii) a ratio, the

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numerator of which is the number of calendar days during the performance period that the NEO was in continuous service and the denominator of which is the total number of calendar days in the performance period, with the resulting number rounded up to the nearest whole PSU. With respect to the 2023 PSUs, the performance period for purposes of determining the prorated number of PSUs that will vest upon death, disability or retirement as described in this paragraph means the period commencing on (and including) the date of grant and ending on (and including) December 31, 2025.
Potential Payments upon Termination or Change in Control Table
The following table estimates the potential severance payments and benefits under the change in control plan to which the NEOs would have been entitled in connection with specified termination events, calculated as if each NEO’s employment had terminated as of December 29, 2023, which was the last business day of 2023. In addition, the table sets forth the amounts to which the NEOs would have been entitled under the 2011 Plan, if, upon a corporate transaction or change in control transaction, our board exercised its discretion to accelerate the vesting and exercisability of stock options and the vesting of PSU awards and RSU awards, and such event had occurred on December 29, 2023. The table also reflects amounts relating to potential vesting acceleration of the 2021, 2022 and 2023 PSU awards and RSU awards, as described above.
There are no other agreements, arrangements or plans that entitle any NEOs to severance, perquisites or other benefits upon termination of employment or a change in control. For purposes of the table below, we have assumed that none of the potential severance benefits payable under the change in control plan would be subject to the excise tax imposed by section 4999 of the Code and therefore would not be reduced in accordance with the terms of the change in control plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF DECEMBER 29, 2023

Name	Benefit	Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control ($)(1)	Certain Corporate Transactions ($)(2)	Death (No Change of Control) ($)(3)	Disability (No Change of Control) ($)(4)	Retirement (No Change of Control) ($)(5)

Bruce C. Cozadd	Lump Sum Cash Severance Payment	6,173,440	—	—	—	—
	COBRA Payments	89,689	—	—	—	—
	Vesting Acceleration(6)	28,525,891	28,525,891	21,237,407	11,677,743	11,677,743
	Benefit Total	34,789,020	28,525,891	21,237,407	11,677,743	11,677,743
Renée Galá	Lump Sum Cash Severance Payment	3,400,000	—	—	—	—
	COBRA Payments	89,689	—	—	—	—
	Vesting Acceleration(6)	8,220,300	8,220,300	5,963,596	3,371,430	—
	Benefit Total	11,709,989	8,220,300	5,963,596	3,371,430	—
Patricia Carr	Lump Sum Cash Severance Payment	1,116,466	—	—	—	—
	Health Continuation Coverage	2,739	—	—	—	—
	Vesting Acceleration(6)	1,579,173	1,579,173	1,168,828	656,328	—
	Benefit Total	2,698,378	1,579,173	1,168,828	656,328	—
Robert Iannone, M.D., M.S.C.E	Lump Sum Cash Severance Payment	2,182,500	—	—	—	—
	COBRA Payments	58,973	—	—	—	—
	Vesting Acceleration(6)	7,384,367	7,384,367	5,463,590	3,105,012	—
	Benefit Total	9,625,840	7,384,367	5,463,590	3,105,012	—

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Name	Benefit	Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control ($)(1)	Certain Corporate Transactions ($)(2)	Death (No Change of Control) ($)(3)	Disability (No Change of Control) ($)(4)	Retirement (No Change of Control) ($)(5)

Neena M. Patil	Lump Sum Cash Severance Payment	1,975,313	—	—	—	—
	Cobra Payments	—	—	—	—	—
	Vesting Acceleration(6)	5,800,974	5,800,974	4,328,097	2,425,191	—
	Benefit Total	7,776,287	5,800,974	4,328,097	2,425,191	—
Daniel N. Swisher, Jr.	Lump Sum Cash Severance Payment	3,578,839	—	—	—	—
	COBRA Payments	55,419	—	—	—	—
	Vesting Acceleration(6)	8,664,172	8,664,171	6,482,358	3,584,466	2,091,984
	Benefit Total	12,298,430	8,664,171	6,482,358	3,584,466	2,091,984
Kim Sablich	Lump Sum Cash Severance Payment	1,901,042	—	—	—	—
	Cobra Payments	58,973	—	—	—	—
	Vesting Acceleration(6)	6,755,401	6,755,401	4,898,606	2,725,680	—
	Benefit Total	8,715,416	6,755,401	4,898,606	2,725,680	—
(1)These benefits would be payable under the change in control plan if the involuntary termination without cause or constructive termination occurred upon or within 12 months following a change in control and assuming such termination took place on December 29, 2023. The forms of equity grant agreements under the 2011 Plan provide for the same vesting acceleration benefit as shown here under the change in control plan (except as otherwise described above under the heading, “Potential Payments upon Termination or Change in Control—Treatment of 2021, 2022 and 2023 PSUs”), therefore no separate vesting acceleration benefit is listed. Pursuant to the change in control plan, an involuntary termination without cause also includes an individual’s death or disability.
(2)These benefits would be payable under the 2011 Plan, if, upon a corporate transaction event, including a change of control, our board exercised its discretion to accelerate the vesting and exercisability of outstanding equity grant agreements, assuming the vesting acceleration took place on December 29, 2023. For a description of the potential vesting acceleration provisions in the 2011 Plan, see “Description of Compensation Arrangements—Equity Compensation Arrangements” above. As described above under “Potential Payments upon Termination or Change in Control—Treatment of 2021, 2022 and 2023 PSUs,” the terms of the 2021, 2022 and 2023 PSUs provide for a vesting schedule adjustment if a change in control occurs prior to the last day of the performance period and if the award is assumed or continued or substituted with a similar stock award in connection with such change in control. Since the value of this vesting schedule adjustment is based on future events, including with respect to PSU award certification, no separate quantification of this benefit is shown. However, the value of the 2021, 2022 and 2023 PSU full vesting acceleration is included in the table.
(3)Represents the value of the 2021, 2022 and 2023 RSU vesting acceleration and pro-rated portion of 2021, 2022 and 2023 PSU vesting benefit upon death. Since the value of the extended post-termination option exercise period in this termination scenario is not quantifiable, such value is not included in the table.
(4)Represents the value of 2021, 2022 and 2023 RSU vesting continuation upon a termination due to disability. The value of the 2021, 2022 and 2023 PSU vesting benefit upon a termination due to disability is not included because no PSUs were earned as of December 29, 2023. In addition, since the value of the extended post-termination option exercise period in this termination scenario is not quantifiable, such value is not included in the table.
(5)Represents the value of 2021 and 2022 RSU vesting continuation upon retirement. The value of 2023 RSU vesting continuation upon retirement is not included because the vesting continuation benefit in this termination scenario under the 2021, 2022 and 2023 RSUs does not arise until one year from the date of grant. The value of the 2021, 2022 and 2023 PSU vesting benefit upon retirement is not included because no PSUs were earned as of December 29, 2023. In addition, since the value of the extended post-termination option exercise period in this termination scenario is not quantifiable, such value is not included in the table. Having satisfied the age and minimum years of continuous service requirements, Mr. Cozadd was eligible for Long-Service Retirement and Mr. Swisher was eligible for Regular Retirement as of December 29, 2023.
(6)The value of equity grants vesting acceleration or continuation, as applicable, is based on the closing price of $123.00 per ordinary share on December 29, 2023, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration.

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Pay Ratio Disclosure
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO, or our CEO pay ratio. For 2023, to identify our median employee, we used the following methodology:
•To determine our total population of employees, we included all full-time, part-time, regular and temporary employees as of October 1, 2023.
•To identify our median employee from our employee population, we calculated the annual target amount of each employee’s 2023 base salary (using a reasonable estimate of the hours worked and no overtime for hourly employees) and bonus or commission, as applicable, and added the estimated value of all equity awards granted during 2023. For purposes of base salaries, bonuses and commissions, we used an estimate based on the rates in effect on October 1, 2023. The value of equity awards was not included in the calculation of the median of the annual total compensation of our employees for 2023.
•In making this determination, we annualized the base salaries, bonuses and commissions of employees who were employed by us for less than the entire calendar year.
•Compensation paid in foreign currencies was converted to U.S. dollars based on the average daily exchange rates for the year-to-date period ending on October 1, 2023.
Using this approach, we determined our median employee and then calculated the annual total compensation of this employee for 2023 in accordance with the requirements of the Summary Compensation Table.
For 2023, the median of the annual total compensation of our employees (other than our CEO) was $234,605 and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $15,341,235. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 65 to 1.
The CEO pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each company’s compensation practices and pay ratio disclosures.
Neither our compensation committee nor our management used our CEO pay ratio measure in making compensation decisions.
Item 402(v) Pay versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our compensation committee view the link between our performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align executive compensation with company performance, refer to the “Executive Compensation—Compensation Discussion and Analysis” section above.
Required Tabular Disclosure of Pay versus Performance
The table below reflects information regarding the compensation of our NEOs for fiscal years 2023, 2022, 2021 and 2020, as well as our financial performance for each of these fiscal years in accordance with SEC rules. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive Compensation—Compensation Discussion and Analysis” section above.

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			Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)			Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)	GAAP Net Income/ (Loss) ($ in thousands)(4)	Total Revenues ($ in thousands)(5)

2023	15,341,235	(2,503,427)	4,231,034	208,193	82.40	118.87	414,832	3,834,204
2022	17,325,618	26,315,005	5,035,509	7,254,180	106.72	113.65	(224,060)	3,659,374
2021	15,679,311	4,921,238	4,544,613	2,655,063	85.34	126.45	(329,668)	3,094,238
2020	12,573,300	19,597,659	4,091,303	6,154,655	110.56	126.42	238,616	2,363,567
(1)For each fiscal year, represents amount reported for our principal executive officer (PEO) and average amount reported for our non-PEO NEOs, in each case in the Total column of the Summary Compensation Table. Our PEO and our non-PEO NEOs for each of the applicable years were as follows:

Year	PEO	Non-PEO NEOs

2023	Bruce C. Cozadd	Renee Gala, Patricia Carr, Robert Iannone, Neena Patil, Daniel N. Swisher, Jr. and Kim Sablich
2022	Bruce C. Cozadd	Daniel N. Swisher, Jr., Renee Gala, Robert Iannone and Kim Sablich
2021	Bruce C. Cozadd	Daniel N. Swisher, Jr., Renee Gala, Robert Iannone and Chris Tovey
2020	Bruce C. Cozadd	Daniel N. Swisher, Jr., Renee Gala, Robert Iannone and Kim Sablich
(2)Amounts represent Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our non-PEO NEOs for the relevant fiscal year. Compensation Actually Paid represents the amount reported in the Total column of the Summary Compensation Table for the applicable fiscal year, adjusted as shown below. For the purposes of the below adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB ASC 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes. Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns was determined as follows: (i) for RSUs, the closing price of our ordinary shares on the applicable fiscal year-end date, or, in the case of vesting RSUs, the closing price of our ordinary shares on the applicable vesting date; (ii) for PSUs, the closing fair value of the awards using a Monte-Carlo simulation method, multiplied by a factor reflecting achievement of the probable outcome of the cumulative performance objective as of the measurement date; and (iii) for stock options, the closing fair value of the stock options based on a Black-Scholes option pricing model on the applicable fiscal year-end date, or, in the case of vesting stock options, the closing fair value on the applicable vesting date. Details of the adjustments made to the Summary Compensation Table are as follows:

	2023
Adjustments	PEO ($)	Average Non-PEO NEOs ($)

Total compensation as reported in the Summary Compensation Table (SCT)	15,341,235	4,231,034
(Deduct): Grant date fair value of awards as reported in the Stock Awards column in the SCT for current fiscal year (FY)	(12,896,545)	(3,127,460)
Add: ASC 718 fair value of awards granted during applicable FY that remain unvested as of current FY-end, determined as of applicable FY-end	8,386,732	2,038,949
Add: ASC 718 fair value of awards granted during prior FYs that were outstanding and unvested as of applicable FY-end, determined based on change in ASC 718 fair value from prior FY-end to current FY-end	(11,724,562)	(2,569,486)
Add: ASC 718 fair value of awards granted during prior FYs that vested during current FY, determined based on change in ASC 718 fair value from prior FY-end to vesting date	(1,610,287)	(364,844)
Total Adjustments	(17,844,662)	(4,022,841)
Compensation Actually Paid	(2,503,427)	208,193
(3)For the relevant fiscal year, represents the cumulative Total Shareholder Return of our ordinary shares and the NASDAQ Biotechnology Index at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2019, and reinvestment of dividends, if any.

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(4)The amounts represent the GAAP net income (loss) as reported in our audited financial statements for the applicable fiscal year.
(5)As required by Item 402(v) of Regulation S-K, we have determined that the Company-Selected Measure is total revenues as reported in our audited financial statements for the applicable fiscal year.
Required Tabular Disclosure of Most Important Measures
The most important financial and non-financial performance measures used by us to link compensation actually paid to our NEOs for the most recently completed fiscal year to our performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see “Executive Compensation—Compensation Discussion and Analysis” above.
•Total Revenues
•Revenue (product- / therapeutic area-specific)
•Non-GAAP Adjusted Operating Margin
•Relative TSR
•Pipeline Progression
•Regulatory Advancement
Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between company total shareholder return and that of the NASDAQ Biotechnology Index. As noted above, compensation actually paid for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid (in millions)
$30
$25
$20
$15
$10
$5
$0
-$5
$140
$120
$100
$80
$60
Cumulative Total Shareholder Return (value of initial fixed $100 investment)
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
NASDAQ Biotechnology Index Total Shareholder Return

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All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.
Compensation Consultant Fees
Since 2010, Aon has been engaged by our compensation committee each year to provide peer company and industry compensation data and provide our compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity incentives, advice regarding directors’ compensation as well as other matters under our compensation committee’s charter. In 2023, the cost of Aon’s consulting services directly related to compensation committee support was approximately $310,000.
Management also engaged with Aon for various insurance-related products and services, covering director and officer liability insurance, health and benefits, pension-related services, other insurance brokerage services and risk services to the business. The aggregate Aon revenue from these additional services in 2023 (not related to Aon’s compensation committee consulting services) was approximately $6,500,000. Although our compensation committee was aware of the nature of the services performed by Aon affiliates and the non-executive employee compensation survey data provided by Aon, our compensation

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committee did not review and approve such services, surveys and insurance premiums and policies, as those were reviewed and approved by management in the ordinary course of business.
Aon maintains certain policies and practices to protect the independence of the executive compensation consultants engaged by our compensation committee. In particular, Aon provides an annual update to our compensation committee on the financial relationship between Aon and us, and provides written assurances that, within Aon, the Aon consultants who perform executive compensation services for our compensation committee have compensation determined separately from Aon’s other lines of business and from the other services it provides to us. These safeguards were designed to help ensure that our compensation committee’s executive compensation consultants continued to fulfill their role in providing independent, objective advice.
Compensation Committee Report(1)
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained herein. Based on this review and discussion, our compensation committee has recommended to our board that the Compensation Discussion and Analysis be included in our proxy statement for the 2024 annual general meeting of shareholders and be included in our Annual Report on Form 10-K we filed with the SEC for the fiscal year ended December 31, 2023.
Respectfully submitted,
The Compensation Committee of the Board
Ms. Jennifer E. Cook
Mr. Patrick G. Enright
Dr. Norbert G. Riedel
Dr. Catherine A. Sohn

(1)The material under the heading “Compensation Committee Report” in this proxy statement is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Overview of Director Compensation. Our non-employee directors receive cash compensation and equity compensation for their service on our board. Our compensation committee reviews the compensation of our non-employee directors periodically and recommends changes to our board when it deems appropriate. To assist with our compensation committee’s and our board’s review, our compensation committee’s external compensation consultant prepares a comprehensive annual assessment of our non-employee director compensation program. The assessment includes benchmarking director compensation against the same peer group used for executive compensation decision-making, an update in recent trends in director compensation and a review of related corporate governance best practices. We target compensation for service on our board and committees generally at the 50th percentile for board service at companies in our peer group of companies.
Non-Employee Director Compensation Policy. Our non-employee director compensation policy, or director compensation policy, was originally approved by our board in 2013 and has subsequently been amended. The equity grants made pursuant to the director compensation policy are granted under the Amended and Restated 2007 Non-Employee Directors Stock Award Plan, or 2007 Directors Plan.
Limit on Director Compensation. In any case, the aggregate value of all compensation granted or paid, as applicable, to any non-employee director with respect to any period commencing on the date of the annual general meeting of our shareholders for a particular year and ending on the day immediately prior to the date of the annual general meeting of our shareholders for the subsequent year, including equity awards granted and cash fees paid by us to the non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to our board during that same period, $1,350,000 in total value.
Cash Compensation. Pursuant to our director compensation policy, each non-employee director was entitled to receive the following cash compensation for board services, as applicable, for 2023:
•$75,000 per year for service as a member of our board; (prior to May 2023, each member received $60,000 per year for service as a member of our board);
•additional $50,000 per year for service as the Lead Independent Director;
•supplemental amounts for the chairs of the following board committees in the following amounts(1): $25,000 per year for the chairperson of our audit committee, $22,500 per year for the chairperson of our compensation committee, $20,000 per year for the chairperson of our nominating committee, $22,500 per year for the chairperson of our SMC and $5,000 per meeting, up to $20,000 per year, for the chairperson of the transaction committee; and
•supplemental amounts for each member of the following board committees other than the chairs, in the following amounts: $15,000 per year for service as a member of our audit committee, $12,500 per year for service as a member of our compensation committee, $10,000 per year for service as a member of our nominating committee, $12,500 per year for service as a member of our SMC and $2,500 per meeting, up to $10,000 per year, for service as a member of the transaction committee.
The additional cash compensation described above for the non-employee director’s service on the committees other than the transaction committee is paid in four equal quarterly installments, earned upon the completion of service each calendar quarter. The additional cash compensation for the non-employee director’s service on the transaction committee is paid in four quarterly installments, earned upon the completion of services each calendar quarter.

(1)In 2024, our board approved an increase in the supplemental amounts for the chairs of the following board committees to: $25,000 per year for the chairperson of our compensation committee and $25,000 per year for the chairperson of our SMC.

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Equity Compensation—Size of Annual Grants. Each individual who is a non-employee director on the date of an annual general meeting of shareholders and continuing as a non-employee director following such meeting will receive an automatic annual grant in the form of an RSU having a target grant date value of $400,000, or an automatic continuing annual grant. Each person who is elected or appointed to be a non-employee director for the first time other than at an annual general meeting and is entitled to receive an automatic annual grant in the form of an RSU having a target grant date value of $400,000, prorated based on the number of days from the date of election or appointment until the date of the first anniversary of the prior annual general meeting of shareholders, or an automatic prorated annual grant. The actual share amounts underlying each annual grant are determined by dividing the target grant date value by our 30-day average share price ending on the grant date.
Equity Compensation—Terms of Annual Grants. The grant date of automatic continuing annual grants is the date of our annual general meeting and the grant date of automatic prorated annual grants is the second trading day following the filing date of our next quarterly or annual report filed under the Exchange Act that occurs after the date the director first joined our board. Each automatic continuing annual grant vests in full on the first anniversary of the annual general meeting of our shareholders in the year an award is granted and each automatic prorated annual grant vests in full on the first anniversary of the annual general meeting of our shareholders held prior to the director’s initial election or appointment, subject in each case to the non-employee director’s continuous service through such dates. However, if a non-employee director does not stand for reelection at an annual general meeting of our shareholders in the year in which his or her term expires or otherwise resigns effective at an annual general meeting of our shareholders and, in either case, the non-employee director’s continuous service terminates at such meeting, then effective as of the date of such meeting, any unvested portion of the annual grant will become vested in full. The other terms and conditions applicable to equity awards made to our non-employee directors are included below under the heading “Equity Compensation Plans.”
Travel and Other Reasonable Expenses. In addition, our non-employee directors are reimbursed for travel and other reasonable expenses incurred in attending board or committee meetings, as are our employees who serve as directors. If any reimbursement payment is subject to tax imposed by the Irish Revenue Commissioners, each non-employee director is also entitled to a tax equalization payment in order to allow them to retain the full reimbursement payment. There were no such tax equalization payments made to any of our non-employee directors with respect to any reimbursement payments in 2023.
Directors Continuing Education
In furtherance of our ongoing commitment to the continuing education of our directors, our nominating committee adopted a policy for the reimbursement of director continuing education. Under this policy, we will pay or reimburse each director for enrollment fees and reasonable expenses incurred in connection with attending and participating each year in one director continuing education program and in one healthcare industry continuing education program, each sponsored by an outside provider.
Ownership Guidelines for Directors
We maintain share ownership guidelines for our non-employee directors which require each non-employee director to own a number of our ordinary shares with a value equal to five times his or her annual cash retainer within five years of first becoming subject to the guidelines. As of April 1, 2024, each non-employee director was in compliance with his or her share ownership requirement under the applicable guidelines, except for Ms. Cook and Dr. Smith who joined our board in December 2020 and Mr. Kennedy who joined our board in March 2024 and, accordingly, have five years from their appointment to comply with the guidelines.
Equity Compensation Plans
The 2007 Directors Plan, which was initially adopted by the Jazz Pharmaceuticals, Inc. board of directors and approved by the Jazz Pharmaceuticals, Inc. stockholders in connection with its initial public offering, was continued and assumed by us upon the consummation of the Azur Merger. Equity awards under our director compensation policy described above are granted under the 2007 Directors Plan.
With respect to options granted under the 2007 Directors Plan, if a non-employee director’s service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as our employee, director or consultant or that of any of our affiliates, ceases for any reason other than disability or death, or after any 12-month period following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If such optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise the option for a period of 12 months in the event of

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disability, and 18 months in the event of death. With respect to options granted under the 2007 Directors Plan, if such optionee’s service terminates within 12 months following a specified change in control transaction, the optionee may exercise any vested portion of the option for a period of 12 months following the effective date of such a transaction. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.
With respect to RSU awards granted under the 2007 Directors Plan, if a non-employee director’s service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as our employee, director or consultant or that of any of our affiliates, ceases for any reason, any RSU awards that were unvested as of the date of such termination will be forfeited. RSU awards granted pursuant to the director compensation policy are also subject to potential acceleration, as described above under the heading, “Equity Compensation—Terms of Annual Grants.”
In the event of certain significant corporate transactions (which generally have a meaning similar to “corporate transaction” under the 2011 Plan), all outstanding awards under the 2007 Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, then (a) with respect to any such awards that are held by participants then performing services for us or our affiliates, the vesting and exercisability of such awards will be accelerated in full and such awards will be terminated if not exercised (if applicable) prior to the effective date of the corporate transaction and (b) all other outstanding awards will terminate if not exercised prior to the effective date of the corporate transaction. Our board may also provide that the holder of an outstanding award not assumed in the corporate transaction will surrender such award in exchange for a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the award, over (ii) the exercise price otherwise payable in connection with the exercise. In addition, the vesting and exercisability of awards under the 2007 Directors Plan held by non-employee directors who are either required to resign their position as a condition of a specified change in control transaction (which generally has a similar meaning as a “change in control” under the 2011 Plan) or are removed from their position in connection with such a change in control will be accelerated in full.
2023 Equity Grants
In accordance with our non-employee director compensation policy described above, we made automatic annual grants to each of our non-employee directors as a result of their continuing on our board through our annual general meeting in August 2023, which grants consisted of an RSU award covering 3,075 ordinary shares. All RSUs granted to non-employee directors during 2023 were granted under the 2007 Directors Plan.
Director Compensation Table
The following table sets forth certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2023.
Mr. Cozadd, our Chairperson and CEO, is not listed in the following table because he is our employee. Mr. Cozadd’s compensation is described under “Executive Compensation.” Mr. Cozadd received no additional compensation for serving on our board in 2023.

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Director Compensation For Fiscal 2023

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Jennifer E. Cook	105,269	428,501	533,770
Patrick G. Enright	97,769	428,501	526,270
Peter Gray	105,269	428,501	533,770
Patrick Kennedy(4)	—	—	—
Heather Ann McSharry	115,269	428,501	543,770
Seamus Mulligan	102,769	428,501	531,270
Kenneth W. O’Keefe	85,269	428,501	513,770
Anne O’Riordan	95,269	428,501	523,770
Norbert G. Riedel, Ph.D.	105,269	428,501	533,770
Mark D. Smith, M.D.	92,769	428,501	521,270
Catherine A. Sohn, Pharm.D.	95,269	428,501	523,770
Rick E Winningham	142,769	428,501	571,270
Note: Amounts may not total due to rounding.
(1)The dollar amounts in this column represent each non-employee director’s actual cash compensation earned for board services in 2023, which is equal to the aggregate of $71,250 per year for service as a member of the board plus supplemental amounts for his or her service on one or more board committees, and for Mr. Winningham, for service as Lead Independent Director. Each non-employee director’s cash compensation was earned and payable in four quarterly installments, as further described above. Fees paid to each of Ms. McSharry, Ms. O’Riordan and Messrs. Gray and Mulligan were paid in Euro. The conversion to U.S. dollars was calculated based on the average exchange rate for each quarter as reported by the OANDA Corporation.
(2)The dollar amounts in this column reflect the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC 718. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.
(3)The aggregate number of shares subject to outstanding stock options and RSU awards held by the non-employee directors listed in the table above as of December 31, 2023 was as follows: 15,305 shares subject to outstanding stock options and 3,075 shares subject to outstanding RSUs for Mr. Enright; 28,850 shares subject to outstanding stock options and 3,075 shares subject to outstanding RSUs for each of Mr. Gray, Ms. McSharry, Mr. Mulligan, Mr. O'Keefe, Dr. Riedel, Dr. Sohn and Mr. Winningham; 6,475 shares subject to outstanding stock options and 3,075 shares subject to outstanding RSUs for each of Ms. Cook and Mr. Smith; and 18,670 shares subject to outstanding stock options and 3,075 shares subject to outstanding RSUs for Ms. O'Riordan.
(4)Mr. Kennedy was elected to our board effective March 1, 2024.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policy and Procedures for Review of Related Party Transactions
We have adopted a Related Party Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we are, were or will be a participant, and the amount involved exceeds $120,000, and any “related person” had, has or will have a direct or indirect material interest, other than certain transactions that would not be required to be disclosed pursuant to Item 404(a) of Regulation S-K. A “related person” is any executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related-person transaction (including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation), our management team must present information regarding the related-person transaction to our audit committee (or, if audit committee approval would be inappropriate, to another independent body of our board) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts of the transaction, including the business purpose of the transaction, the parties thereto, the interests, direct and indirect, of the related person(s), the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally, and management’s recommendation with respect to the transaction. Under the policy, we will, on an annual basis, collect information that our Chief Legal Officer, or CLO, deems reasonably necessary from each director, executive officer and (to the extent feasible) significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our CLO, or, if the employee is an executive officer, to our board. In considering related-person transactions, our audit committee (or other independent body of our board) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the business rationale for engaging in the transaction, the availability of other sources for comparable services or products, if applicable, the impact on a director or director nominee’s independence in the event that the related person is a director or director nominee, immediate family member of a director or director nominee or an entity with which a director or director nominee is affiliated, and whether the transaction would present an improper conflict of interest for any director, director nominee or executive officer, taking into account the size of the transaction, the overall financial position of the director, director nominee, executive officer or related person, the direct or indirect nature of the director’s, director nominee’s, executive officer’s or related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors our audit committee (or other independent body of our board) deems relevant.
The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our audit committee (or other independent body of our board ) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee (or other independent body of our board) determines in the good faith exercise of its discretion. The policy also requires that directors interested in a related-person transaction recuse themselves from any discussion or vote on a related-person transaction in which they have an interest.
Transactions with Related Persons; Indemnification
Transactions with Related Persons. A family member of Class I director nominee Laura J. Hamill is employed by our company. The employee is not one of our executive officers. The compensation of this employee was determined in accordance with our company’s compensation policies applicable to other employees of similar title and responsibility, and this employee is also eligible to participate in our company benefit plans that are available to other employees in similar positions and locations. The total compensation of this employee, comprising both cash and equity compensation, was approximately $400,000 for fiscal year 2023.
Except as described in the paragraph above and under “Executive Compensation” and “Director Compensation” above, since January 1, 2023, we have not engaged in any transactions, nor are any such transactions currently proposed, in which we were a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

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Indemnification Agreements. We have entered into indemnification agreements with our directors, executive officers and certain other of our officers and employees. These indemnification agreements require us, under the circumstances and to the extent provided for therein, to indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits, proceedings and other actions by reason of the fact that such person is or was a director, officer, employee, consultant, agent or fiduciary of us or any of our subsidiaries or other affiliated enterprises. The rights of each person who is a party to an indemnification agreement are in addition to any other rights such person may have under our constitution, the 2014 Act, any other agreement, a vote of our shareholders, a resolution of our directors or otherwise. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors’ and officers’ liability insurance.

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PROPOSAL 2
RATIFY, ON A NON-BINDING ADVISORY BASIS, THE APPOINTMENT OF KPMG AS THE INDEPENDENT AUDITORS FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2024 AND AUTHORIZE, IN A BINDING VOTE, OUR BOARD OF DIRECTORS, ACTING THROUGH OUR AUDIT COMMITTEE, TO DETERMINE KPMG’S REMUNERATION
Pursuant to authority delegated by our board, our audit committee of our board is responsible for the appointment, remuneration and retention of our independent auditors. Our audit committee has selected and appointed KPMG, a registered public accounting firm, as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2024. Under Irish law, KPMG will be deemed to be reappointed as our independent auditors at the annual meeting without the necessity of a shareholder vote. However, our shareholders are being asked in this proposal to ratify such appointment on a non-binding advisory basis because we value our shareholders’ views on our independent auditors. Our board and our audit committee intend to consider the results of this vote in making determinations in the future regarding the appointment of our independent auditors. In addition, our shareholders are being asked to authorize our board, acting through our audit committee, to determine KPMG’s remuneration. This authorization is required by Irish law.
KPMG has been engaged to audit our financial statements, beginning with our consolidated financial statements for the fiscal year ended December 31, 2012, since the consummation of the Azur Merger. Representatives of KPMG are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Proposal 2 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.
Independent Registered Public Accounting Firm Fees and Services
In connection with the audit of our 2023 financial statements, we entered into an engagement agreement with KPMG, Dublin, or KPMG, which sets forth the terms under which KPMG performed audit and tax services for us.
The following table represents aggregate fees billed to us for the years ended December 31, 2023 and 2022 by KPMG, our independent registered public accounting firm (in thousands):

	Year Ended December 31,
	2023	2022

Audit Fees	$3,722	$3,453
Audit-Related Fees	116	109
Tax Fees	1,432	1,098
Tax compliance services	1,399	1,056
Tax advisory services	33	42
All Other Fees	3	3
Total Fees	$5,273	$4,663

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Audit Fees: Consist of fees and expenses for professional services in respect of the audit of our consolidated financial statements and of our internal control over financial reporting, the review of quarterly consolidated financial statements and statutory audits.
Audit-Related Fees: Consist of fees for assurance and related services (e.g., due diligence services) that traditionally are performed by the independent accountant. More specifically, these services included: due diligence in connection with divestiture and consultation concerning financial accounting and reporting standards.
Tax Fees: Consist of fees and expenses for professional services for tax compliance, tax advice and tax planning. Tax compliance services consist of professional services related to domestic and international tax compliance, and assistance with domestic and international tax return preparation. Tax advisory service fees relate to tax advice and planning services provided to us in connection with certain transactions undertaken by us in 2023 and 2022. During the year ended December 31, 2023, fees and expenses of approximately $1,399,000 were billed in connection with tax compliance services, and fees and expenses of approximately $33,000 were billed in connection with tax advice and planning services. During the year ended December 31, 2022, fees and expenses of approximately $1,056,000 were billed in connection with tax compliance services, and fees and expenses of approximately $42,000 were billed in connection with tax advice and planning services.
All Other Fees: Consist of fees for products and services other than the services described above. For the years ended December 31, 2023 and December 31, 2022, these fees were paid in connection with access to the online accounting and tax research tool of KPMG.
All of the services and fees described above were approved by our audit committee.
As shown in the table above, less than 1% of the total fees that KPMG billed us for in 2023 were for services other than audit, audit-related and tax compliance services.
Pre-Approval Policies and Procedures
Our audit committee has a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Our policy generally requires the pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
Independence
Our audit committee determined that the rendering of the services other than audit services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence.
Our board recommends a vote “FOR” Proposal 2.

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Report of the Audit Committee of our Board(1)
Our audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023 with our management. The audit committee has discussed with KPMG, the independent registered public accounting firm that audited our financial statements for the fiscal year ended December 31, 2023, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The audit committee has also received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB and the SEC regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with KPMG that firm’s independence. Based on the foregoing, the audit committee recommended to our board that the audited financial statements be included in the 2023 Annual Report on Form 10-K for filing with the SEC.
Respectfully submitted,
The Audit Committee of our Board
Mr. Peter Gray
Mr. Patrick Enright
Ms. Heather Ann McSharry
Mr. Kenneth W. O’Keefe
Ms. Anne O’Riordan

(1)By our audit committee as of the 2023 Annual Report on Form 10-K. The material under the heading “Report of the Audit Committee of our Board” in this proxy statement is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Overview
Under the Dodd-Frank Act and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.
At our 2018 annual meeting of shareholders, our shareholders indicated their preference that we hold a non-binding say-on-pay vote every year and our board has adopted a policy that is consistent with that preference. At our 2023 annual meeting of shareholders, the shareholders approved our say-on-pay proposal, with approximately 92% of the total votes cast voting in favor of the proposal.
This year, we are again asking our shareholders to vote “FOR” the advisory approval of the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement beginning on page 38. As discussed in those disclosures, our compensation committee designs our executive compensation program with the following objectives and philosophy:
•Attract, incentivize, reward and retain diverse, talented individuals with relevant experience in the life sciences industry through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.
•Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on target total direct compensation, combining short-term and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.
•Align pay with our performance. Our annual performance bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders. Further, beginning in 2021 we implemented a new performance-based equity program tied to the achievement of critical multi-year financial and other strategic objectives as well as relative total shareholder return goals, with performance-based restricted stock unit awards making up approximately 50% of each NEO’s target annual equity grant, and time-vesting restricted stock unit awards making up the other approximately 50%.
Our compensation committee will continue to monitor our business and the design of our executive compensation program.
Say-on-Pay Vote
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Our board is asking our shareholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to Jazz Pharmaceuticals’ NEOs, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

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Because the vote is advisory, it is not binding on our board or us. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to management and our board and, accordingly, our board and our compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Proposal 3 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.
Unless our board changes the frequency of future advisory votes on the compensation of our NEOs, including in response to the outcome of the shareholder vote on Proposal 4, the next advisory vote on the compensation of our NEOs will be held at the 2025 annual meeting of shareholders.
Our board recommends a vote “FOR” Proposal 3.

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PROPOSAL 4
NON-BINDING ADVISORY VOTE ON THE PREFERRED FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Act and Section 14A of the Exchange Act also provide that shareholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. Currently, consistent with the preference expressed by the shareholders at our 2018 annual meeting of shareholders, the policy of our board is to solicit an advisory vote on executive compensation every year. By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years or every three years. Alternatively, shareholders may, if they wish, abstain from casting a vote on this Proposal 4.
Our board believes that an annual advisory vote on executive compensation has worked well for us and has determined that an annual advisory vote on executive compensation will continue to permit our shareholders to provide direct input on our executive compensation program as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and other corporate governance matters. Based on the foregoing, our board has recommended that future advisory votes on executive compensation occur every year.
Shareholders are not voting to approve or disapprove our board’s recommendation. Instead, shareholders may indicate their preference regarding the frequency of future non-binding advisory votes on executive compensation by selecting one year, two years or three years. Although this advisory vote is not binding on us, our board and our compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.
Accordingly, our board is asking our shareholders to indicate their preferred voting frequency by voting for the option of every “1 YEAR,” “2 YEARS” or “3 YEARS” (or abstaining from voting) in response to the following resolution at the annual meeting:
“RESOLVED, that the advisory vote on the compensation of Jazz Pharmaceuticals’ named executive officers should occur every:
Option 1: 1 YEAR;
Option 2: 2 YEARS; or
Option 3: 3 YEARS.”
The option, if any, that receives the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting will be deemed to be the frequency preferred by our shareholders. Our board and our compensation committee value the opinions of our shareholders in this matter and, to the extent there is any significant vote in favor of one frequency option over the other options, even if less than a majority of the votes cast, our board will consider the shareholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on our board or Jazz Pharmaceuticals, our board may decide that it is in the best interests of the shareholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by our shareholders. Our board has resolved and currently intends that, should the frequency recommended by our board (1 YEAR) receive a plurality of the votes cast by our shareholders, we will conduct future advisory votes on executive compensation annually.
Our board recommends a vote for the frequency option of every “1 YEAR” on Proposal 4 as the preferred frequency for the advisory vote on executive compensation.

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PROPOSAL 5
BOARD AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS
Background
As a matter of Irish law, when an Irish public limited company issues shares for cash (including rights to subscribe for, convert into or otherwise acquire any shares), unless otherwise authorized by shareholders, it is required first to offer those shares on the same or more favorable terms to our existing shareholders on a pro-rata basis (commonly referred to as the pre-emption right). Under Irish law, the authority to opt-out of the pre-emption right, which we call the pre-emption opt-out authority, can be granted by shareholders covering up to the maximum of a company’s authorized but unissued ordinary share capital for a maximum period of five years, at which point it lapses unless renewed by shareholders.
At our 2023 annual general meeting, or 2023 AGM, our shareholders approved our board’s authority to opt out of the pre-emption rights provision in the event of an issuance of shares for cash, up to the amount of 20% of our issued ordinary share capital in the aggregate, for a period of 18 months from the date of the 2023 AGM. Accordingly, our current pre-emption opt-out authority will expire on February 3, 2025, unless otherwise varied, renewed or revoked. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration or pursuant to employee equity plans.
Renewal Request
Pursuant to this Proposal 5, we are seeking a renewal of our existing authority to opt out of the pre-emption rights provision in the event of an issuance of ordinary shares for cash, if the issuances are limited to up to 20% of our issued ordinary share capital in the aggregate, for a period expiring on the date being 18 months from the passing of the below resolution, unless otherwise varied, renewed or revoked.
Accordingly, Proposal 5 is much more limited than Irish law maximally allows for in terms of both amount and duration as it relates to pre-emption opt-out authorities. We expect to next propose renewal of our board’s pre-emption opt-out authority at our 2025 annual meeting.
We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Rather, approval of this Proposal 5 will simply provide our board with certain continued flexibility to issue shares (subject to our board’s authority to allot and issue such shares approved by shareholders at our 2021 annual general meeting of shareholders) that are already within our authorized share capital for cash on a non-pre-emptive basis, in accordance with the terms described herein, to advance our business and drive shareholder value, including, if applicable, in connection with potential capital-raising and corporate development transactions.
Why Our Shareholders Should Approve this Proposal 5
Granting our board the pre-emption opt-out authority on the terms set forth in this Proposal 5 is vital to the way we intend to advance our business. In this regard, our strategy for growth is rooted in executing commercial launches and ongoing commercialization initiatives; advancing robust research and development programs and delivering impactful clinical results; effectively deploying capital to strengthen the prospects of achieving our short- and long-term goals through strategic corporate development; and delivering strong financial performance. In January 2022, we announced our Vision 2025, which aims to deliver sustainable growth and enhanced value, driving our continued transformation to an innovative, high-growth global pharmaceutical leader. The three core components of our Vision 2025 focus on commercial execution, pipeline productivity and operational excellence. In this regard, strategic capital allocation will continue to be an important driver of our growth, including investing in our current pipeline and facilitating our ability to continue corporate development.
Our strategy for growth depends in part on our ability to quickly take advantage of strategic opportunities, including potential acquisitions and other capital-intensive transactions that we believe would increase shareholder value. Many of these opportunities are highly competitive, with multiple parties often offering comparable or even the same economics.

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If Proposal 5 is not approved, in each case where we propose to issue shares for cash consideration after February 3, 2025 and/or beyond the limits of our current pre-emption opt-out authority, we would first have to offer those shares on the same or more favorable terms to our existing shareholders pro-rata to their existing shareholdings following a specific Irish statutory procedure and timeline in the absence of a new shareholder approval to dis-apply the pre-emption rights provision to the issuance of those shares. This could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions (particularly since many of the companies with which we compete strategically are listed and incorporated in the U.S. and are not subject to similar pre-emption right restrictions), and might make it difficult for us to complete such transactions in a timely manner or at all, thus potentially limiting our ability to further our strategy for growth by deploying capital to meet strategic goals that are in the best interests of our shareholders. Furthermore, we note that this pre-emption opt-out authorization is required as a matter of Irish law and is not otherwise required for U.S.-incorporated companies listed on Nasdaq or NYSE. And importantly, Jazz remains, like all U.S.-incorporated companies listed on Nasdaq, subject to compliance with Nasdaq listing rules, including the Nasdaq shareholder approval requirements related to equity issuances.
Supermajority Vote Standard; Special Resolution
As required under Irish law, Proposal 5 is a special resolution that requires the affirmative vote of at least 75% of the votes cast in person or by proxy at the AGM (including any adjournment thereof) in order to be approved. If Proposal 5 is approved, our current pre-emption opt-out authority approved at the 2023 AGM will be revoked effective upon the passing of the resolution set out below. If Proposal 5 is not approved, our current pre-emption opt-out authority approved at the 2023 AGM will continue to apply until February 3, 2025 unless otherwise varied, renewed or revoked following the AGM.
Our board is asking our shareholders to vote “FOR” the following special resolution:
“RESOLVED that the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 of Ireland (the 2014 Act) to allot equity securities (as defined in section 1023 of the 2014 Act) for cash, pursuant to the authority conferred by shareholders at Jazz Pharmaceuticals’ annual general meeting on July 29, 2021 in accordance with section 1021 of the 2014 Act, as if sub-section (1) of section 1022 of the 2014 Act did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal value of US$1,263.68 (12,636,816 shares) (being equivalent to approximately 20% of the aggregate nominal value of Jazz Pharmaceuticals’ issued ordinary share capital as at the last practicable date prior to the issue of the notice of this meeting), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that Jazz Pharmaceuticals may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
Our board recommends a vote “FOR” Proposal 6.

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PROPOSAL 6
ADJOURNMENT PROPOSAL
You are being asked to consider and vote upon an adjournment proposal.
This resolution proposes to approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5.
Proposal 5 is subject to the Irish law super majority voting regime of voting by special resolution, which requires no less than 75% of the votes of shareholders cast (in person or by proxy) at a general meeting to be voted “FOR” the proposal in order to be passed. Given the high vote threshold associated with Proposal 5, we are seeking your authority to adjourn the meeting to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5.
Our board is asking our shareholders to vote “FOR” the following ordinary resolution:
“RESOLVED, that any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5 set forth in this proxy statement, be approved.”
Proposal 6 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.
Our board recommends a vote “FOR” Proposal 6.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q:Why am I receiving these materials?
A:Our board is soliciting your proxy to vote at the annual meeting, including at any adjournments or postponements of the annual meeting. This proxy statement contains important information regarding the annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.
Q:Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A:We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the internet. Most of our shareholders will not receive paper copies of our proxy materials (unless requested), and will instead be sent a Notice of Internet Availability of Proxy Materials, or Notice. All shareholders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice and to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet or to request a printed set of the proxy materials may be found in the Notice.
Q:Why did I receive a full set of proxy materials in the mail instead of a notice regarding the internet availability of proxy materials?
A:We are providing shareholders who have previously requested a printed set of our proxy materials with paper copies of our proxy materials instead of a Notice.
Q:What is the annual report included in the proxy materials?
A:Under applicable U.S. securities laws, we are required to provide an annual report to security holders along with this proxy statement. We intend to satisfy this annual report requirement by providing the 2023 Annual Report on Form 10-K together with this proxy statement.
Q:How do I attend the annual meeting?
A:The annual meeting will be held on Thursday, July 25, 2024, at 9:45 a.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. For directions to attend the annual meeting in person, please contact our Investor Relations department at +353.1.634.3211 (Ireland) or +1.650.496.2717 (United States) or by email at investorinfo@jazzpharmaceuticals.com. Information on how to vote in person at the annual meeting is discussed below. However, you do not need to attend the annual meeting to vote your shares and, as noted in the next question, we strongly recommend that you vote your shares in advance of the meeting as instructed below.
Q:Who can vote at the annual meeting?
A:Only shareholders of record at the close of business on May 29, 2024, the record date for the annual meeting, will be entitled to vote at the annual meeting.
Shareholders of Record: Shares registered in your name
If, at the close of business on May 29, 2024, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy over the telephone or via the internet as instructed below, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.
Beneficial Owners: Shares registered in the name of a broker, bank or other agent
If, at the close of business on May 29, 2024, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and a Notice is being sent to you by that broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account as set forth in the voting instructions in the Notice from your broker, bank or other agent. You are also invited to attend the annual meeting. However, since you are not the shareholder of

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record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
Q:What am I voting on?
A:There are six matters scheduled for a vote at the annual meeting:
•Election by separate resolutions of the four named nominees for director to hold office until the 2027 annual meeting of shareholders (Proposal 1).
•Ratification, on a non-binding advisory basis, of the appointment of KPMG as our independent auditors for the fiscal year ending December 31, 2024 and the authorization, in a binding vote, of our board, acting through our audit committee, to determine the independent auditors’ remuneration (Proposal 2).
•Approval, on a non-binding advisory basis, of the compensation of our NEOs as disclosed in this proxy statement (Proposal 3).
•Indication, on a non-binding advisory basis, of the preferred frequency of the advisory vote on the compensation of our named executive officers (Proposal 4).
•Granting to our board authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply (Proposal 5).
•Approval of any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5 (Proposal 6).
Q:What are the board’s voting recommendations?
A:Our board recommends that you vote your shares “FOR” each of the director nominees named in this proxy statement to hold office until the 2027 annual meeting of shareholders, for the frequency option of every “1 YEAR” on the non-binding advisory vote on the preferred frequency of the advisory vote on the compensation of our named executive officers and “FOR” the other four proposals.
Q:What if another matter is properly brought before the annual meeting?
A:Our board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy, referred to in this proxy statement as the “proxy holders,” to vote on those matters in accordance with their best judgment.
Q:How do I vote?
A:For the election of directors (Proposal 1), you may vote “FOR” or “AGAINST” each nominee, or you may abstain from voting for all or any of the nominees. For the proposal regarding the preferred frequency of the advisory vote on the compensation of our named executive officers (Proposal 4), you may vote for any of the following options: every “1 YEAR,” “2 YEARS” or “3 YEARS,” or you may abstain from voting. For each of the other four proposals, you may vote “FOR” or “AGAINST” or you may abstain from voting.
Shareholders of Record: Shares registered in your name.
If you are a shareholder of record, you may vote in person at the annual meeting, you may vote by electronic proxy over the telephone or via the internet as instructed below, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy. However, as noted above, we recommend that you vote your shares by proxy in advance of the meeting.
•To vote in person, come to the annual meeting and we will give you a ballot when you arrive. Please bring your admission ticket or proof of ownership, as further discussed under “Do I need a ticket to attend the annual meeting?” below.
•To vote using a proxy card, simply complete, sign and date the proxy card that was mailed to you and return it promptly in the envelope provided. Proxy cards must be received by July 24, 2024. If you return your signed proxy card before this time, we will forward it to our registered office electronically in accordance with Irish law and we will vote your shares as you direct.

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•To vote by telephone, dial toll-free +1.800.690.6903 within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions to submit an electronic proxy card. You will be asked to provide our company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on July 24, 2024 to be counted.
•To vote via the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide our company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on July 24, 2024 to be counted.
Beneficial Owners: Shares registered in the name of a broker, bank or other agent.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or the full set of proxy materials containing voting instructions from that broker, bank or other agent rather than from us. Simply follow the voting instructions in the Notice or the full set of proxy materials to ensure that your vote is counted. Alternatively, you may vote by telephone or via the internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must request and obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Q:How many votes do I have?
A:On each matter to be voted upon, you have one vote for each ordinary share you owned as of the close of business on May 29, 2024.
Q:If I am a shareholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
A:If you are a shareholder of record and you do not vote by completing your proxy card, vote by proxy via the internet or by telephone, or vote in person at the annual meeting, your shares will not be voted.
If you are a shareholder of record and you do not specify your vote on each proposal individually when voting by proxy via the internet or by telephone, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting. The voting recommendations of our board are set forth under “What are the board’s voting recommendations?” above.
Q:If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
A:If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, we have been advised by the NYSE that Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. We have also been advised by the NYSE that Proposals 2, 5 and 6 are considered to be “routine” matters under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 5 and 6.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

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Q:What does it mean if I receive more than one set of proxy materials, more than one Notice, or a combination thereof?
A:If you receive more than one set of proxy materials, more than one Notice, or a combination thereof, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.
Q:Can I change my vote after submitting my proxy?
A:Yes. You can revoke your proxy at any time before the commencement of the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or via the internet.
•You may send a timely written notice that you are revoking your proxy to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.
•You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.
Your most recent proxy card or telephone or internet proxy is the one that is counted. If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.
Q:Do I need a ticket to attend the annual meeting?
A:Yes, you will need an admission ticket or proof of ownership of ordinary shares to enter the annual meeting. If you are a shareholder of record and you received a full set of proxy materials in the mail, your admission ticket is attached to the proxy card sent to you. If you plan to attend the annual meeting, please so indicate when you vote and bring the ticket and valid photo identification with you to the annual meeting. If you are a shareholder of record and you received a Notice in the mail, your admission ticket is your Notice. Please bring your Notice and valid photo identification with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is on your voting instruction form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a shareholder. For directions to attend the annual meeting in person, please contact our Investor Relations department at +353.1.634.3211 (Ireland) or +1.650.496.2717 (United States) or by email at investorinfo@jazzpharmaceuticals.com.
Q:    How are votes counted?
A:     Votes will be counted by the inspector of elections appointed for the meeting. The inspector of elections will separately count, with respect to the proposal to elect directors (Proposal 1), votes “FOR,” “AGAINST,” abstentions and broker non-votes; with respect to the proposal regarding the preferred frequency of the advisory vote on the compensation of our named executive officers (Proposal 4), votes for the frequency options of every “1 YEAR,” “2 YEARS” or “3 YEARS,” abstentions and broker non-votes; and, with respect to each of the other proposals, votes “FOR,” “AGAINST,” abstentions, and, as applicable, broker non-votes.
Q:    What are “broker non-votes”?
A:    As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” We have been advised by the NYSE that Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

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Q:How many votes are needed to approve each proposal?
A:Assuming that a quorum is present at the annual meeting, the following votes will be required for approval:

Proposal	Vote Required for Approval

Proposal 1	Each director nominee must receive the affirmative vote of a majority of the votes cast on his or her election to hold office until the 2027 annual meeting of shareholders.
Proposal 2	Affirmative vote of a majority of the votes cast
Proposal 3	Affirmative vote of a majority of the votes cast
Proposal 4	The frequency option that receives the affirmative vote of a majority of the votes cast will be deemed to be the frequency preferred by our shareholders.
Proposal 5	Affirmative vote of 75% of the votes cast
Proposal 6	Affirmative vote of a majority of the votes cast
Q:What are the treatment and effect of abstentions and broker non-votes?
A:Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will not, however, be considered votes cast at the annual meeting. Because the approval of all of the proposals is based on the votes cast at the annual meeting, abstentions and, as applicable, broker non-votes will not have any effect on the outcome of voting on the proposals.
Q:What is the quorum requirement?
A:A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote as of the record date are present at the annual meeting or represented by proxy. On the record date, there were 63,062,356 ordinary shares outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or, provided that you are a shareholder of record, if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum within one hour of the time scheduled for the annual meeting, the annual meeting will stand adjourned to August 1, 2024 at 9:45 a.m. local time at the same location, or such other time or place as our board may determine.
Q:How can I find out the results of the voting at the annual meeting?
A:Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a quarterly report on Form 10-Q or a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 10-Q or a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Q:What are the Irish statutory financial statements and where can I access them?
A:We are presenting for consideration our Irish statutory financial statements, and the respective reports of the directors and the auditors thereon, at the annual meeting. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those financial statements together with the respective reports of the directors and the auditors thereon to shareholders of record in connection with our annual meetings of shareholders. The Irish statutory financial statements cover the results of operations and financial position of Jazz Pharmaceuticals plc for the year ended December 31, 2023. The Irish statutory financial statements were prepared in accordance with the International Financial Reporting Standards as adopted by the European Union and as applied in accordance with the 2014 Act. There is no requirement under Irish law that the Irish statutory financial statements be approved by the shareholders, and no such approval will be sought at the annual meeting.
Our Irish statutory financial statements, and the respective reports of the directors and the auditors thereon, will be delivered to shareholders of record in accordance with our obligations under Irish law. We will mail without charge, upon written request, a copy of the Irish statutory financial statements, together with the respective reports of the directors and the auditors thereon, to beneficial “street name” owners of our shares. Requests should be sent to: Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	105

Q:What proxy materials are available on the internet?
A:This proxy statement, our letter to shareholders and the 2023 Annual Report on Form 10-K are available at https://materials.proxyvote.com/G50871.

106	2024 Proxy Statement | JAZZ PHARMACEUTICALS

OTHER MATTERS
Presentation of Irish Statutory Financial Statements
Our Irish statutory financial statements for the fiscal year ended December 31, 2023, together with the reports of the directors and auditors thereon, will be presented and considered at the annual meeting in accordance with the requirements of the 2014 Act. Our Irish statutory financial statements have been approved by our board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the annual meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of our ordinary shares to file reports of their stock ownership and changes in their ownership of our ordinary shares with the SEC. Based solely on a review of the reports filed for fiscal year 2023 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except for a late filing due to an inadvertent administrative error of one Form 4 to report the sale of 50 shares purchased through our Employee Stock Purchase Plan by Patricia Carr in December 2023.
Registered and Principal Executive Offices
The registered and principal executive offices of Jazz Pharmaceuticals plc are located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. Our telephone number there is +353.1.634.7800.
Shareholder Proposals and Director Nominations for the 2025 Annual Meeting
Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2025 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than February 14, 2025. However, if our 2025 annual meeting of shareholders is not held between June 25, 2025 and August 24, 2025, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials. Such proposals should be delivered to Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.
Our constitution provide that shareholder nominations of persons to be elected to our board at an annual meeting must be made following written notice to our Company Secretary which is executed by a shareholder and accompanied by certain background and other information specified in our constitution. Such written notice and information must be received by our Company Secretary not later than the close of business on March 16, 2025 nor earlier than January 15, 2025; provided, however, that in the event our 2025 annual meeting of shareholders is not held between June 25, 2025 and August 24, 2025, notice must be delivered no earlier than 150 days prior to nor later than the later of 90 days prior to the date of the 2025 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In addition to satisfying the informational requirements in our constitution, shareholders intending to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) promulgated under the Exchange Act. Our constitution provide that other proposals may only be proposed at an annual meeting if either (i) it is proposed by or at the direction of our board; (ii) it is proposed at the direction of the Irish High Court; or (ii) the chairperson of the meeting decides, in his or her absolute discretion, that the proposal may properly be regarded as within the scope of the relevant meeting. In addition, the proxy solicited by our board for the 2025 annual meeting of shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice by April 30, 2025 and (ii), if we have received notice of such proposal by April 30, 2025, any matter, provided that (i) the 2025 proxy statement briefly describes such matter and how management’s proxy holders intend to vote on it and (ii) the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. On any other business which may properly come before the 2025 annual meeting of shareholders, or any adjournment thereof, and whether procedural or substantive in nature (including without limitation any motion to amend a resolution or adjourn the meeting) not specified in this proxy statement, the proxy holder will act at his or her discretion.

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	107

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding” potentially means extra convenience for shareholders and cost savings for companies.
A number of brokers with account holders who are Jazz Pharmaceuticals shareholders will be “householding” Notices and our proxy materials. A single Notice or a single set of proxy materials, as applicable, may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Jazz Pharmaceuticals plc, Attention: Investor Relations, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland or (3) contact our Investor Relations department at +353.1.634.3211 (Ireland) or +1.650.496.2717 (United States) or by email at investorinfo@jazzpharmaceuticals.com. Shareholders who currently receive multiple copies of Notices or proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a Notice or set of proxy materials to a shareholder at a shared address to which a single Notice or set of proxy materials, as applicable, was delivered.
Annual Report on Form 10-K
We will mail without charge, upon written request, a copy of our 2023 Annual Report on Form 10-K, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Jazz Pharmaceuticals plc, Attention: Aislinn Doody, Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.
Special Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements, including, but not limited to, statements related to our growth prospects and future financial and operating performance, including Vision 2025 and expectations related thereto; our strategy to create sustainable and enhanced growth and value, including statements related to the potential ways in which we intend to advance our business, grow and diversify our portfolio and revenues, and increase shareholder value; the goals of our CSSI strategy, efforts and initiatives; our anticipated needs with respect to the issuance of our share capital and our ability to execute on our growth strategy; any potential future strategic opportunities, including potential acquisitions or other business development transactions; the anticipated benefits to us of our corporate development transactions and research and development efforts; the goals of I-CARE, our compliance and ethics program; the goals of our executive compensation programs; and other statements that are not historical facts. These forward-looking statements are based on our current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xywav, Rylaze, Epidiolex/Epidyolex and other key marketed products; the introduction of new products into the U.S. market that compete with, or otherwise disrupt the market for our products and product candidates; effectively launching and commercializing our other products and product candidates; the successful completion of development and regulatory activities with respect to our product candidates; obtaining and maintaining adequate coverage and reimbursement for our products; the time-consuming and uncertain regulatory approval process, including the risk that our current and/or planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to our business operations and financial results; geopolitical events, including the conflict between Russia and Ukraine and related sanctions; macroeconomic conditions, including global financial markets, rising interest rates and inflation and recent and potential banking disruptions; regulatory initiatives and changes in tax laws; market volatility; protecting and enhancing our intellectual property rights and our commercial success being dependent upon obtaining, maintaining and defending intellectual property protection for our products and product candidates; delays or problems in the supply or manufacture of our products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements, including those governing

108	2024 Proxy Statement | JAZZ PHARMACEUTICALS

the research, development, manufacturing and distribution of controlled substances; government investigations, legal proceedings and other actions; identifying and consummating corporate development transactions, financing these transactions and successfully integrating acquired product candidates, products and businesses; our ability to realize the anticipated benefits of our business development transactions and collaborations and license agreements with third parties; the sufficiency of our cash flows and capital resources; challenges inherent in efficiently managing employees in diverse geographies and creating and maintaining a positive workplace culture; the aspirational nature of our CSSI strategies, efforts and initiatives, which are not guarantees or promises that such goals, initiatives and objectives will be met; our ability to meet our projected long-term goals and objectives, including as part of Vision 2025, in the time periods that we anticipate, or at all, and the inherent uncertainty and significant judgments and assumptions underlying our long-term goals and objectives; our ability to identify, compete with others for, and successfully complete any potential future business development transactions; and other risks and uncertainties affecting us, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ Securities and Exchange Commission filings and reports, including Jazz Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and subsequent filings and reports by Jazz Pharmaceuticals. Other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date of this proxy statement or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We undertake no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in our expectations or other circumstances that exist after the date as of which the forward-looking statements were made.
General
Your proxy is solicited on behalf of our board. Unless otherwise directed, at the annual meeting (or any adjournment thereof), proxies will be voted “FOR” all of the nominees listed in Proposal 1, “FOR” Proposals 2, 3, 5 and 6, and for the frequency option of every “1 YEAR” with respect to Proposal 4. If any matter other than those described in this proxy statement properly comes before the annual meeting (or any adjournment thereof), it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By order of our board,
/s/ Aislinn Doody
Aislinn Doody, Company Secretary
Dublin, Ireland
June 14, 2024

JAZZ PHARMACEUTICALS | 2024 Proxy Statement	109

JAZZ PHARMACEUTICALS PLC
3170 PORTER DRIVE
PALO ALTO, CA 94304
ATTN: COMPANY SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time on July 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials while minimizing environmental impact, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time on July 24, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than July 24, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53176-P07966

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JAZZ PHARMACEUTICALS PLC

The Board of Directors recommends you vote FOR each of the nominees for director named in Proposal 1 below:

1. To elect four nominees for director named below to hold office until the 2027 Annual General Meeting of Shareholders.

Nominees:	**For**	**Against**	**Abstain**
1a. Laura J. Hamill	☐	☐	☐
1b. Patrick Kennedy	☐	☐	☐
1c. Kenneth W. O'Keefe	☐	☐	☐
1d. Mark D. Smith, M.D.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:

	For	**Against**	**Abstain**
2. To ratify, on a non-binding advisory basis, the appointment of KPMG as the independent auditors of Jazz Pharmaceuticals plc for the fiscal year ending December 31, 2024 and to authorize, in a binding vote, the Board of Directors, acting through the audit committee, to determine KPMG's remuneration.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation of Jazz Pharmaceuticals plc's named executive officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 1 year on Proposal 4:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To indicate, on a non-binding advisory basis, the preferred frequency of the advisory vote on the compensation of Jazz Pharmaceuticals plc's named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2024 Annual General Meeting of Shareholders

Thursday, July 25, 2024
9:45 AM Local Time
Jazz Pharmaceuticals plc
Fifth Floor, Waterloo Exchange
Waterloo Road
Dublin 4, Ireland

Upon arrival, please present this admission ticket and photo identification at the registration desk.

The Proxy Statement, our Letter to Shareholders, our 2023 Annual Report on Form 10-K and our Irish Statutory Financial Statements are available at www.proxyvote.com.

V53177-P07966

JAZZ PHARMACEUTICALS PLC
Annual General Meeting of Shareholders
July 25, 2024 9:45 AM Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Bruce C. Cozadd and Philip L. Johnson, and either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Jazz Pharmaceuticals plc (the "Company") which the undersigned may be entitled to vote at the Company's Annual General Meeting to be held at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland on Thursday, July 25, 2024, at 9:45 AM local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions (with discretionary authority under Proposal 1 to vote for a substitute nominee proposed by the nominating committee if any nominee is unable to serve or for good cause will not serve), with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 5 AND 6, AND FOR THE FREQUENCY OPTION OF EVERY "1 YEAR" ON PROPOSAL 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Continued and to be signed on reverse side